UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tii Network Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, $0.01 par value per share.

(2)	Aggregate number of securities to which transaction applies: As of May 31, 2012, 15,127,115 shares of common stock were outstanding and 769,500 shares of common stock were subject to options that will be exchanged for cash in the merger.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 15,127,115 shares of common stock, $.01 par value per share, at $2.15 per share, and (B) 769,500 shares of common stock underlying outstanding stock options with exercise prices less than $2.15 per share multiplied by $0.78 (which is the difference between $2.15 per share and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00011460 by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of transaction: $33,123,507.25

(5)	Total fee paid: $3,795.95

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Tii Network Technologies, Inc.

141 Rodeo Drive

Edgewood, New York 11717

June 26, 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Tii Network Technologies, Inc., a Delaware corporation (the “Company”), to be held on July 31, 2012 at 10:00 a.m. local time, at the Sheraton Long Island Hotel located at 110 Vanderbilt Motor Parkway, Hauppauge, New York.

On May 13, 2012, the Company entered into a merger agreement under which Kelta, Inc. will acquire the Company, subject to stockholder approval.

If the merger is completed, each outstanding share of Company common stock held by stockholders other than those who properly exercise, and do not withdraw or lose, statutory appraisal rights, will be converted into the right to receive $2.15 in cash, without interest and less any applicable withholding taxes.

The merger consideration of $2.15 per share of Company common stock represents a premium of approximately 48% over the closing price per share of Company common stock on the Nasdaq Capital Market on May 11, 2012, the last trading day prior to the Company’s public announcement of the merger agreement, and represents a premium of approximately 41% over the average closing price per share during the six month period prior to the announcement.

At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to approve and adopt the merger agreement;

•	a proposal to approve, on a nonbinding advisory basis, compensation that may become payable to certain of the Company’s executive officers as a result of the merger as described in the accompanying proxy statement;

•	a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement; and

•	such other business that may properly come before the meeting.

After careful consideration, the board of directors of the Company has unanimously approved the merger agreement and declared it to be advisable and in the best interests of the Company and its stockholders. The board of directors of the Company unanimously recommends that all stockholders vote “FOR” approval of the proposal to approve and adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding executive compensation and “FOR” approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important. Whether or not you plan to attend the special meeting, please submit your proxy via the Internet (www.envisionreports.com/Tii), by telephone (1-800-652-8683), or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, which requires no postage if mailed in the United States. We cannot complete the merger unless the holders of a majority of the outstanding shares of Company common stock vote to approve it. If your shares of Company common stock are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, it will be unable to vote your shares without direction from you. You should direct that entity to vote your shares in accordance with your instructions made on the enclosed voting form.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information.”

If you have any questions or need assistance voting your shares, please contact Georgeson Inc., our proxy solicitor, at (888) 219-8320.

On behalf of the entire board of directors, we thank you in advance for your cooperation and continued support.

Sincerely,

/s/ Brian J. Kelley

Brian J. Kelley

President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement is dated June 26, 2012 and is first being mailed to stockholders on or about June 29, 2012.

Tii Network Technologies, Inc.

141 Rodeo Drive

Edgewood, New York 11717

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 31, 2012

To our stockholders:

A special meeting of stockholders of Tii Network Technologies, Inc., a Delaware corporation (the “Company”), will be held on July 31, 2012 at 10:00 a.m. local time, at the Sheraton Long Island Hotel located at 110 Vanderbilt Motor Parkway, Hauppauge, New York, for the purpose of considering and acting upon the following:

1.            To vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 13, 2012 (as it may be amended from time to time, the “merger agreement”), by and among the Company, Kelta, Inc., a Delaware corporation (“Kelta”), and Kelta Networks, Inc., a Delaware corporation and a wholly-owned subsidiary of Kelta (“Merger Sub”), providing for the merger (the “merger”) of Merger Sub with and into the Company, all as more fully described in the accompanying proxy statement.

2.            To cast a non-binding advisory vote to approve certain compensation under existing agreements with the Company that certain executive officers of the Company may receive as a result of the merger.

3.            To vote on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement.

4.            To transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Only stockholders of record at the close of business on June 26, 2012 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.

Your vote is very important. The approval and adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of all shares of Company common stock outstanding on the record date for the special meeting and entitled to vote at the special meeting. Accordingly, whether or not you plan to attend the special meeting, please submit your proxy via the Internet (www.envisionreports.com/Tii), by telephone (1-800-652-8683), or complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, which requires no postage if mailed in the United States. If you fail to vote your shares or abstain from voting, it will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement.

Our Board unanimously recommends that you vote “FOR” the approval and adoption of the merger agreement, “FOR” the approval, on a non-binding advisory basis, of the compensation that will or may be received by certain executive officers of the Company as a result of the merger and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Holders of Company common stock who do not vote in favor of the approval and adoption of the merger agreement are entitled to seek appraisal of the fair value of their shares under Delaware law in connection with the merger if they comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware as explained in the accompanying proxy statement. A copy of Section 262 is attached to the Proxy Statement as Annex C.

By Order of the Board of Directors

/s/ Stacey L. Moran

Stacey L. Moran

Secretary

June 26, 2012

Your votes are important. Whether or not you plan to attend the Special Meeting, if you are a stockholder of record, please VOTE VIA THE INTERNET (WWW.ENVISIONREPORTS.COM/TII), BY TELEPHONE (1-800-652-8683), OR complete, date, sign and return the enclosed proxy card promptly in the self-addressed envelope provided for your use WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

IF YOUR SHARES ARE HELD IN NOMINEE OR “STREET NAME” BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED VOTING FORM PROVIDED BY OR ON BEHALF OF YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE SO THAT YOUR SHARES CAN BE VOTED BY THEM.

PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMPANY COMMON STOCK AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL RECEIVE INSTRUCTIONS TO SURRENDER YOUR SHARE CERTIFICATES AND RECEIVE THE MERGER CONSIDERATION.

PROXY STATEMENT

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Treatment of Restricted Stock and Stock Options	56
Representations and Warranties	56
Definition of Company Material Adverse Effect	58
Covenants Relating to the Conduct of the Company’s Business	59
Conditions to Closing the Merger	62
Solicitation	64
Restrictions on Change of Recommendation to Stockholders	65
Termination	66
Termination Fees	68
Additional Agreements	68
Amendment and Waiver	71

APPROVAL OF EXECUTIVE COMPENSATION (PROPOSAL 2)	72

ADJOURNMENT AND POSTPONEMENT OF THE SPECIAL MEETING (PROPOSAL 3)	72

MARKET PRICE OF COMPANY COMMON STOCK	73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	74

APPRAISAL RIGHTS	76

DEREGISTRATION OF COMMON STOCK	81

OTHER MATTERS	81
Other Matters for Action at the Special Meeting	81
Stockholders Sharing the Same Address	81
Stockholder Proposals for 2013 Annual Meeting	81

WHERE YOU CAN FIND MORE INFORMATION	81

ANNEX A—Agreement and Plan of Merger

ANNEX B—Opinion of OEM Capital Corp

ANNEX C—Section 262 of the General Corporation Law of the State of Delaware

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SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

Parties to the Merger (Page 22)

In this proxy statement, we refer to the agreement and plan of merger, dated May 13, 2012, as it may be amended from time to time, among Kelta, Inc., Kelta Networks, Inc. and Tii Network Technologies, Inc., as the “merger agreement,” and the merger of Merger Sub with and into the Company, as the “merger.” The parties to the merger agreement and the merger are:

Tii Network Technologies, Inc. is a Delaware corporation headquartered in Edgewood, New York (the “Company,” “we,” “our,” or “us”). We design, manufacture and sell products to the service providers in the communications industry for use in their networks.  Our products are typically found in the central office of a copper-based telephone operating company (“Telco”), outdoors in the service providers’ distribution networks, at the interface where the service providers’ network connects to the users’ network, and inside the users’ homes or apartments, and are critical to the successful delivery of voice and broadband communication services.

Kelta, Inc., a Delaware corporation (“Kelta”), is a contract manufacturer of products and components used in electrical and communications applications, including for the Company. Kelta and its affiliates have served as the Company’s primary contract manufacturer since 2004. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Kelta.

Kelta Networks, Inc., is a Delaware corporation formed by Kelta solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement (“Merger Sub”). Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger (the “surviving corporation”).

The Special Meeting (Page 17)

Time, Place and Purpose of the Special Meeting (Page 17)

The special meeting of stockholders of the Company (the “special meeting”) will be held on July 31, 2012, starting at 10:00 a.m. local time, at the Sheraton Long Island Hotel located at 110 Vanderbilt Motor Parkway, Hauppauge, New York. At the special meeting, stockholders will be asked to consider and vote upon the following:

•	a proposal to approve and adopt the merger agreement;

•	a proposal to approve, on a nonbinding advisory basis, certain compensation that may become payable to certain of the Company’s executive officers in connection with the merger as described in this proxy statement;

•	a proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the merger agreement; and

•	such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date and Quorum (Page 17)

You are entitled to receive notice of, and to vote at, the special meeting if you were a stockholder of record of the Company’s common stock, $.01 par value per share (the “Company common stock”) as of the close of business on June 26, 2012 (the “record date”). You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were 15,127,115 shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum, which is a majority of the outstanding shares of common stock as of the record date, is necessary for the stockholders to vote on the proposals to approve and adopt the merger agreement, to approve the nonbinding advisory proposal regarding executive compensation and to adjourn or postpone the special meeting, if necessary, to solicit additional proxies to adopt the merger agreement.

Vote Required (Page 18)

Approval of the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of all outstanding shares of Company common stock on the record date.

Approval of the nonbinding advisory proposal regarding executive compensation and approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, each requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock on the record date who are present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

Proxies and Revocation (Page 19)

Any stockholder of record of Company common stock entitled to vote at the special meeting may submit a proxy in any of the following ways:

•	In person – Attend the special meeting and cast your vote there;

•	By mail – Sign and date the enclosed proxy card you receive and return it in the enclosed prepaid reply envelope, which requires no postage if mailed in the United States;

•	Internet – Go to http://www.envisionreports.com/Tii and follow the on-screen instructions; or

•	Telephone – Call 1-800-652-VOTE (8683) and follow the instructions provided.

To vote online or by telephone, have your proxy card in front of you when voting as you will be asked to provide certain information located on your proxy card.

If your shares of Company common stock are beneficially owned and held in nominee or “street name” through a bank, brokerage firm or other nominee, you should follow the instructions on the enclosed voting form provided by or on behalf of your bank, brokerage firm or other nominee to direct that entity on how to vote your shares of Company common stock. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

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If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised by submitting a later-dated proxy through any of the methods above available to you, by giving written notice of revocation to our Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, revoke any previously submitted proxy.

The Merger and the Merger Consideration (Page 24)

The merger agreement provides that Merger Sub will merge with and into the Company, and that the Company will become a subsidiary of Kelta. If the merger agreement is approved and adopted and the merger is consummated, you will no longer own any shares of Company common stock. As a result of the merger, except as provided below, each share of the Company’s common stock will be converted into the right to receive $2.15 in cash, without interest and less any applicable withholding taxes (the “merger consideration”). Shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), shares held by us as treasury stock, and shares held by Kelta or Merger Sub will not be converted into the right to receive the merger consideration in connection with the merger. We sometimes refer to the shares described in the foregoing sentence, collectively, as the “excluded shares.”

Reasons for the Merger; Recommendation of the Board of Directors (Page 34)

After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” the board of directors of the Company (the “board”), by a unanimous vote of all directors, including our non-employee directors, determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of the Company and its stockholders, approved the merger agreement and declared it advisable for the Company to enter into the merger agreement, and recommended that our stockholders vote to approve and adopt the merger agreement.

In considering the recommendation of the board of directors to approve and adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in making their recommendation to stockholders to approve and adopt the merger agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger.”

The board of directors recommends that you vote “FOR” approval of the proposal to approve and adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding executive compensation and “FOR” approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Opinion of OEM Capital (Page 37)

The board of directors retained OEM Capital Corp. (“OEM Capital”) to provide it with an opinion as to the fairness, from a financial point of view, to the Company and its stockholders of the transaction. The board of directors selected OEM Capital based on OEM Capital’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company and its industry. At the meeting of the board of directors on May 13, 2012, OEM Capital rendered its oral opinion, subsequently confirmed in writing, that as of May 13, 2012, based upon and subject to the various considerations set forth in the opinion, the terms of the transaction were fair, from a financial point of view, to the Company and its stockholders.

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The full text of the written opinion of OEM Capital, dated as of May 13, 2012, is attached hereto as Annex B. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by OEM Capital in rendering its opinion. We encourage you to read the entire written opinion carefully and in its entirety. OEM Capital’s opinion is directed to the board of directors and addresses only the fairness from a financial point of view of the terms of the merger to the Company and its stockholders as of the date of the written opinion. It does not address any other aspects of the merger and does not constitute a recommendation as to how any holder of Company common stock should vote at any stockholder’s meeting held in connection with the merger or whether to take any other action with respect to the merger. The summary of the written opinion of OEM Capital is set forth below under “The Merger — Opinion of OEM Capital” and is qualified in its entirety by reference to the full text of the written opinion.

In connection with OEM Capital’s services to the board in connection with the fairness opinion, the Company has agreed to pay to OEM Capital a fee that is not based on the transaction value of the merger, to reimburse OEM Capital for expenses incurred in performing its services and to indemnify OEM Capital for certain liabilities that may arise out of its engagement. See “The Merger — Opinion of OEM Capital.”

Financing of the Merger (Page 43)

The obligations of Kelta and Merger Sub are not subject to any financing conditions. The merger consideration, as well as payments to officers, employees and directors of the Company in consideration of the accelerated vesting and the cancellation of their options to purchase shares of Company common stock, will be paid in cash and Kelta intends to satisfy these obligations from available cash resources. See “The Merger — Financing of the Merger.”

Interests of Certain Persons in the Merger (Page 44)

In considering the recommendation of the board of directors with respect to the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement and the merger and in making the recommendation to stockholders to approve and adopt the merger agreement as described in “The Merger — Reasons for the Merger; Recommendation of the Board of Directors.” These interests include the following:

•	the accelerated vesting of all outstanding stock options and shares of restricted stock, including those held by directors and officers;

•	severance payments payable to Brian J. Kelley, our President and Chief Executive Officer, if he elects to terminate his employment within three months following the merger;

•	Kelta’s agreement to continue to honor the Amended and Restated Termination Severance Agreements in place with certain of our officers to compensate them if their employment is terminated; and

•	Kelta’s agreement to cause the surviving corporation to indemnify our directors and officers following the merger, not to amend the indemnification provisions included in our certificate of incorporation and bylaws and maintain our directors and officers insurance policy coverage through a “tail” policy each for six years following the merger, subject to certain limitations.

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Approval of Executive Compensation (page 72)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-21(c) under the Exchange Act, stockholders have the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the merger as described in “The Merger — Executive Compensation.”

Approval of the proposal regarding executive compensation requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting. The board of directors recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding this compensation.

Material U.S. Federal Income Tax Consequences of the Merger (Page 50)

The exchange of shares of Company common stock for cash in the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the stockholder’s adjusted tax basis in such shares. The merger generally will not be a taxable transaction to non-U.S. holders under U.S. federal income tax laws unless the non-U.S. holder has certain connections to the United States, but may be a taxable transaction under foreign tax laws. Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee complies with the backup withholding rules. You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and foreign taxes.

The Merger Agreement (Page 54)

Merger Consideration (Page 55)

If the merger is completed, each share of Company common stock, other than the excluded shares, will be converted into and represent the right to receive $2.15 in cash, payable without interest and less applicable withholding taxes.

Treatment of Restricted Stock and Stock Options (Page 56)

Outstanding shares of restricted stock will become fully vested and outstanding options to purchase Company common stock will become fully vested and exercisable as of the effective time of the merger. Each holder of a restricted share will receive the merger consideration for each restricted share held at the effective time of the merger, less any applicable withholding taxes. Each holder of a stock option of the Company that is outstanding as of the effective time of the merger and has an exercise price that is less than the merger consideration will receive, in exchange for the cancellation of his or her stock option, a cash payment, less any applicable withholding taxes, equal to (i) the number of shares of Company common stock subject to the option, multiplied by (ii) the excess of $2.15 over the exercise price per share of the option. Options with an exercise price per share that is equal to or greater than $2.15 will be canceled at the effective time of the merger without any cash payment being made in respect thereof and without any other consideration.

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Conditions to Closing the Merger (Page 62)

Conditions to the Obligations of the Company, Kelta and Merger Sub. The obligations of the Company, Kelta and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or prior to the closing of the merger, including the following:

•	the approval and adoption of the merger agreement by the Company’s stockholders; and

•	no temporary restraining order, preliminary or permanent injunction, or other order of a governmental body prohibiting the consummation of the merger being in effect, and no law being in effect that makes consummation of the merger illegal or otherwise prohibits or interferes with the consummation of the merger.

Conditions to the Obligations of Kelta and Merger Sub. The obligations of Kelta and Merger Sub to consummate the merger are subject to a number of additional conditions, including the following:

•	the representations and warranties of the Company contained in the merger agreement being true and correct in all material respects;

•	the Company having performed in all material respects each of its covenants and obligations in the merger agreement; and

•	no Company material adverse effect having occurred.

Conditions to the Obligations of the Company. The obligations of the Company to consummate the merger are subject a number of additional conditions, including the following:

•	the representations and warranties of Kelta and Merger Sub contained in the merger agreement being true and correct in all material respects;

•	Kelta and Merger Sub having performed in all material respects each of their respective covenants and obligations in the merger agreement; and

•	Kelta shall have deposited the merger consideration with the paying agent.

Solicitation (Page 64)

Upon the execution and delivery of the merger agreement, we were required to immediately cease and terminate any existing discussions with any person that relate to any acquisition proposal.

We are prohibited from, among other things, soliciting, initiating, or knowingly encouraging the making, submission, or announcement of any acquisition proposal or taking any action that could reasonably lead to another acquisition proposal.

The non-solicitation provisions are subject to a “fiduciary out” that allows us to furnish nonpublic information about us and/or enter into discussions with any person in response to an unsolicited acquisition proposal that is, or is reasonably likely to result in, a “superior proposal” so long as certain conditions are met.

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Restrictions on Change of Recommendation to Stockholders (Page 65)

Our board of directors may not change its recommendation with respect to the approval and adoption of the merger agreement by the Company stockholders or enter into an alternative acquisition agreement unless we receive a written offer for an alternative acquisition transaction that was not obtained or made as a result of a breach of the merger agreement, the board determines in good faith that such offer constitutes a superior proposal and certain other conditions are met, including negotiating in good faith with Kelta to enable Kelta to match any such third party offer.

Termination (Page 66)

Kelta and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have approved and adopted the merger agreement at the special meeting.

In addition, Kelta, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

•	the merger has not consummated by March 31, 2013 (the “end date”);

•	a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, or has taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the merger, or a law shall be in effect that makes consummation of the merger illegal or otherwise prohibits or prevents the consummation of the merger; or

•	the merger agreement is not approved and adopted by the Company stockholders.

Kelta may also terminate the merger agreement if:

•	our board changes its recommendation with respect to stockholder approval of the merger agreement or our board has approved, supported, or recommended any other acquisition proposal or we have violated or breached the non-solicitation provision or requirements regarding our consideration of an alternative acquisition transactions as discussed above under “The Merger Agreement — Solicitation”;

•	any of our representations and warranties are inaccurate such that the inaccuracies would have a Company material adverse effect, or if any of our covenants contained in the merger agreement have not been materially complied with; or

•	a Company material adverse effect has occurred.

We may also terminate the merger agreement if:

•	any of Kelta’s or Merger Sub’s representations and warranties are inaccurate, such that the inaccuracy would have a Kelta material adverse effect, or if any of Kelta’s or Merger Sub’s covenants contained in the merger agreement have not been materially complied with; or

•	we enter into an alternative acquisition agreement with respect to a superior proposal pursuant to the terms of the merger agreement.

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Termination Fees (Page 68)

We have agreed to pay Kelta a termination fee of $1,000,000, inclusive of all fees and expenses, if the merger agreement is terminated under certain circumstances related to an alternative acquisition proposal.

Similarly, Kelta has agreed to pay us a reverse termination fee of $2,000,000, inclusive of all fees and expenses, if the merger agreement is terminated under certain circumstances as a result of breaches by Kelta of its representations, warranties or covenants.

Market Price of Company Common Stock (Page 73)

The closing price of the Company common stock as quoted on the Nasdaq Capital Market on May 11, 2012, the last trading day prior to our announcement of the execution of the merger agreement, was $1.45 per share. The merger consideration represents a premium of approximately 48% over the closing price of the Company common stock on May 11, 2012.

Appraisal Rights (Page 76)

Under the DGCL, stockholders of record of Company common stock who do not vote in favor of the adoption of the merger agreement may elect to pursue their appraisal rights to receive the “fair value” of their shares, plus interest, if any, on the amount determined to be the fair value, as determined by the Delaware Court of Chancery, but only if they comply with all applicable requirements of the DGCL. For a summary of these Delaware law procedures, see “Appraisal Rights” in this proxy statement. The ultimate amount you may receive in an appraisal proceeding could be more than, the same as or less then the merger consideration. Any stockholder of record intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to the Company prior to the vote on the proposal to approve and adopt the merger agreement and must not vote or otherwise submit a proxy in favor of approval and adoption of the merger agreement, and must otherwise strictly comply with all of the procedures set forth in the DGCL.

A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Deregistration of Company Common Stock (Page 81)

If the merger is consummated, Kelta will be our sole stockholder, which will allow us to terminate the registration of Company common stock under the Exchange Act. Effective on and following the termination of the registration of Company common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies.

Additional Information (Page 81)

You can find more information about us in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information.”

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information.”

Q.	Why am I receiving this proxy statement and proxy card?

A.	You are receiving this proxy statement and proxy card because the Company wants you to vote the shares of Company common stock you own at the special meeting. This proxy statement describes matters on which we urge you to vote your shares of Company common stock and is intended to assist you in deciding how to vote.

Q.	When and where is the special meeting?

A.	The special meeting of stockholders of the Company will be held on July 31, 2012, starting at 10:00 a.m. local time, at the Sheraton Long Island Hotel located at 110 Vanderbilt Motor Parkway, Hauppauge, New York.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on a proposal to approve and adopt the merger agreement, which provides, among other things, for the acquisition of the Company by Kelta. You are also being asked to consider and vote, on an advisory basis, on a proposal to approve certain compensation that may become payable to certain of the Company’s named executive officers in connection with the merger, and to approve a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

Q.	What is the proposed transaction and what effects will it have on the Company and its stockholders?

A.	The proposed transaction is the acquisition of the Company by Kelta pursuant to the merger agreement. If the proposal to approve and adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, the Company will become a wholly-owned subsidiary of Kelta. In that event, you will receive the merger consideration for each share of Company common stock held by you, you will no longer have any ownership interest in us, and you will cease to participate in any of our future earnings and growth.

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Q.	What will I receive if the merger is consummated?

A.	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $2.15 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own, unless you are entitled to, have properly demanded and have not withdrawn your demand for, appraisal under Section 262 of the DGCL. For example, if you own 1,000 shares of Company common stock, you will receive $2,150 in cash in exchange for your shares of Company common stock, less any applicable withholding taxes.

Q.	How does the per share merger consideration compare to the market price of Company common stock prior to announcement of the merger?

A.	The merger consideration of $2.15 per share of Company common stock represents a premium of approximately 48% over the closing price of the Company common stock on the Nasdaq Capital Market on May 11, 2012, the last day prior to the public announcement of the execution of the merger agreement.

Q.	How does the board of directors recommend that I vote?

A.	The board of directors recommends that you vote “FOR” approval of the proposal to approve and adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding executive compensation and “FOR” approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	When do you expect the merger to be consummated?

A.	We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to approve and adopt the merger agreement, we currently anticipate that the merger will be consummated in the third calendar quarter of 2012.

Q.	What happens if the merger is not consummated?

A.	If the merger agreement is not approved and adopted by our stockholders, or if the merger is not consummated for any other reason and we do not enter into an alternate acquisition agreement, our stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company would remain an independent public company, and the Company common stock would continue to be traded on the Nasdaq Capital Market. Under specified circumstances, the Company or Kelta may be required to pay the other party a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement — Termination Fees.”

Q.	How are shares of restricted stock treated in the merger?

A.	Outstanding shares of restricted stock will become fully vested as of the effective time of the merger. Each holder of a restricted share will receive the merger consideration for each restricted share held at the effective time of the merger, less any applicable withholding taxes.

Q.	How are stock options treated in the merger?

A.	Outstanding options to purchase Company common stock will become fully exercisable and vested as of the effective time of the merger. Each holder of a stock option of the Company that is outstanding as of the effective time of the merger and has an exercise price that is less than the merger consideration will receive, in exchange for the cancellation of his or her stock option, a cash payment, less any applicable withholding taxes, equal to (i) the number of shares of Company common stock subject to the option, multiplied by (ii) the excess of $2.15 over the exercise price. Options with an exercise price per share that is equal to or greater than $2.15 will be canceled at the effective time of the merger without any cash payment being made in respect thereof and without any other consideration.

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Q.	What vote is required for the Company’s stockholders to approve and adopt the merger agreement?

A.	Approval of the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock at the close of business on the record date entitled to vote on the proposal.

Because the affirmative vote required to approve the proposal to approve and adopt the merger agreement is based upon the total number of outstanding shares of Company common stock, the failure to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement.

Q.	Who can vote at the special meeting?

A.	All of our holders of Company common stock as of the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock has one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date.

Q.	What constitutes a quorum for the special meeting?

A.	The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Company common stock outstanding at the close of business on the record date constitutes a quorum to permit the proposals to be acted on at the special meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?

A.	Any stockholder entitled to vote at the special meeting may submit a proxy in any of the following ways:

•	In person – Attend the special meeting and cast your vote there;

•	By mail – Sign and date the enclosed proxy card you receive and return it in the enclosed prepaid reply envelope, which requires no postage if mailed in the United States;

•	Internet – Go to http://www.envisionreports.com/Tii and follow the on-screen instructions; or

•	Telephone – Call 1-800-652-VOTE (8683) and follow the instructions provided.

To vote online or by telephone, have your proxy card in front of you when voting as you will be asked to provide certain information located on your proxy card.

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If your shares of Company common stock are beneficially owned and held in nominee or “street name” through a bank, brokerage firm or other nominee, you should follow the instructions on the enclosed voting form provided by or on behalf of your bank, brokerage firm or other nominee to direct that entity on how to vote your shares of Company common stock.

Q.	What is the difference between holding shares as a stockholder of record and in nominee or “street name”?

A.	Only stockholders of record at the close of business on the record date have the right to vote the shares owned of record by them.

If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by us.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by or on behalf of your bank, brokerage firm or other nominee which is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you do not have the right to vote your shares directly but rather have the right to direct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock by following their instructions for voting provided by or on behalf of your bank, brokerage firm or other nominee.

Q.	How can I change or revoke my proxy?

A.	If your shares of Company common stock are registered in your name with our transfer agent, you have the right to revoke a proxy at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you to vote your shares (mail, Internet or telephone), by giving written notice of revocation to our Secretary, Stacey L. Moran, at 141 Rodeo Drive, Edgewood, New York 11717, or by attending the special meeting and voting in person.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please contact that entity as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by it on your behalf.

Q.	If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.	The individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to approve and adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding executive compensation and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

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Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of Company common stock in more than one account, you may receive more than one proxy relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted except, if you voted by mail, you may include each proxy card in one envelope.

Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.	The record date for determining stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of these special arrangements, you will retain your right to vote such shares at the special meeting, even though you have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy or follow the enclosed voting instructions promptly to ensure that your shares are represented at the special meeting should you, for any reason, not attend the special meeting.

Q.	Should I send in my stock certificates now?

A.	No. If you are a stockholder of record, instructions will be mailed to you promptly after the effective time of the merger, describing how you should surrender your shares of Company common stock for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	If I do not know where my stock certificate is, how will I get my cash?

A.	The materials that will be sent to you after the completion of the merger will include procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. Kelta, the paying agent or the surviving corporation may also require that you provide a bond as indemnity against any claim that may be made against the paying agent, Kelta or the surviving corporation with respect to your lost stock certificate.

Q:	What rights do I have if I oppose the merger?

A.	In addition to voting against approval and adoption of the merger agreement, stockholders of record who do not believe the merger consideration represents the fair value of their shares are entitled to exercise appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the DGCL. A copy of Section 262 is attached as Annex C to this proxy statement. See “Appraisal Rights.”

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Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call our proxy solicitor, Georgeson Inc., toll free at (888) 219-8320.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain a number of “forward-looking statements,” including all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates and our future plans and objectives. When used in this proxy statement, words such as “may,” “should,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward-looking statements. Our ability to do this has been fostered by the Private Securities Litigation Reform Act of 1995 which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement.

Our forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements as a result of several factors. Among those factors are:

•	exposure to increases in the cost of our products, including increases in the cost of our petroleum-based plastic products and precious metals;
•	general economic and business conditions, especially as they pertain to the telecommunications industry;
•	potential changes in customers’ spending and purchasing policies and practices, which are affected by customers’ internal budgetary allotments that have been, and may continue to be, impacted by the current economic climate;
•	pressures from customers to reduce pricing without achieving a commensurate reduction in costs;
•	our ability to market and sell products to new markets beyond our principal Telco market which has been declining over the last several years due principally to the impact of alternate technologies;
•	our ability to timely develop products and adapt our products to address technological changes, including changes in our principal market;
•	the ability of our contract manufacturer to obtain raw materials and components used in manufacturing our products;
•	competition in our principal market and new markets into which we have been seeking to expand;
•	our dependence on, and ability to retain, our “as-ordered” general supply agreements with certain of our principal customers, our ability to receive orders under such general supply agreements and our ability to win new contracts;
•	our dependence on third parties for certain product development;
•	our dependence on our contract manufacturer for most of the production of our products and for obtaining the components needed for the production of our products;
•	the potential effects of our contract manufacturer producing most of our products in China and Mexico, including that on-time delivery could be interrupted as a result of third party labor disputes, political factors or shipping disruptions, quality control and exposure to changes in costs, including wages, and changes in the valuation of the Chinese Yuan and Mexican Peso;
•	weather and similar conditions, including the effect of typhoons or hurricanes on our contract manufacturer’s facilities in China and Mexico, which can disrupt production;
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•	the effect of hurricanes in the United States which can affect the demand for our products and the effect of harsh winter conditions in the United States which can temporarily disrupt the installation of certain of our products by Telcos;
•	our ability to attract and retain technologically qualified personnel;
•	the availability to us of financing on satisfactory terms;
•	our ability to successfully complete the integration of our recently acquired businesses, including their products, sales forces and employees into our business;
•	our ability to penetrate the markets and customers of the acquired products with our products, and to penetrate our existing markets with the recently acquired products;
•	our ability to execute our plans with our contract manufacturer to improve gross margins of the products of the acquired Copper Products Division; and
•	the stability of the Pound Sterling and Mexican Peso relative to the U.S. dollar exchange rate.

In addition to other factors and matters contained in or incorporated by reference in this proxy statement, we believe the following factors related to the merger and the merger agreement could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;
•	Kelta’s failure to have cash resources to complete the merger and the transactions contemplated thereby;
•	the effect of the announcement of the merger on our business relationships, operating results and business generally;
•	the inability to complete the merger due to the failure to obtain the Company stockholder approval or the failure to satisfy other conditions to completion of the merger;
•	the failure of the merger to close for any other reason;
•	the possibility that alternative takeover proposals will or will not be made;
•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending merger;
•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that have been, or may be, instituted against us or others relating to the merger agreement;
•	diversion of management’s and our other employees’ attention from ongoing business concerns;
•	the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger;
•	the possible adverse effect on our business and the price of the Company common stock if the merger is not consummated in a timely fashion or at all; and
•	the amount of the costs, fees, expenses and charges incurred by us related to the merger.

You are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.  We assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on July 31, 2012, starting at 10:00 a.m. local time, at the Sheraton Long Island Hotel located at 110 Vanderbilt Motor Parkway, Hauppauge, New York, or at any adjournment or postponement thereof. At the special meeting, holders of Company common stock will be asked to approve the proposal to approve and adopt the merger agreement, to approve the nonbinding advisory proposal regarding executive compensation and to approve the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

Our stockholders must approve the proposal to approve and adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to approve and adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.

Record Date and Quorum

We have fixed the close of business on June 26, 2012 as the record date for the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of record of Company common stock at the close of business on the record date. On the record date, there were 15,127,115 shares of Company common stock outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of Company common stock outstanding at the close of business on the record date, present in person or represented by proxy, at the special meeting constitutes a quorum for purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock as to which a stockholder votes to “ABSTAIN,” as well as “broker non-votes,” will be counted for purposes of establishing a quorum. A quorum is necessary for stockholders to vote on the proposals at the special meeting. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum would be required. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed or recessed until a quorum is present.

Attendance

All stockholders of record may attend the special meeting by signing in at the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your most recent account statement evidencing your beneficial ownership of Company common stock. If you are the representative of a corporate or institutional stockholder, please bring to the special meeting proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

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Vote Required

Approval of the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock as of the record date. Approval of the nonbinding advisory proposal regarding executive compensation and approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, require the affirmative vote of a majority of the votes cast, in person or proxy, at the special meeting. For each of these proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you fail to submit a proxy, do not follow the instructions on the enclosed voting form or do not vote in person at the special meeting, your shares of Company common stock will not be voted on the proposal to approve and adopt the merger agreement, the advisory proposal regarding executive compensation or the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. The failure to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement. Abstention and broker non-votes will have no effect on the proposal regarding the executive compensation, because the vote is advisory only and nonbinding on the Company. An abstention or broker non-vote will have the same effect as a vote “AGAINST” the adjournment and postponement proposal.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by or on behalf of your bank, brokerage firm or other nominee which is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following the instructions on its enclosed voting form. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must obtain, and provide at the special meeting, a legal proxy from your bank, brokerage firm or other nominee.

Banks, brokerage firms or other nominees which hold shares in nominee or “street name” for their customers only have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, and are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve and adopt the merger agreement, the proposal to approve the nonbinding advisory proposal regarding executive compensation and the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. As a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to approve and adopt the merger agreement. Accordingly, it is important that you instruct your bank, brokerage firm or other nominee as to how to vote the shares beneficially owned by you.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors, and we will pay the costs of soliciting and obtaining the proxies, including the cost of reimbursing banks, brokers and other custodians, nominees and fiduciaries, for forwarding proxy materials to their principals.  We have retained Georgeson Inc. to assist in the solicitation for a fee of approximately $7,500, a nominal fee per stockholder contact, and reimbursement of reasonable out-of-pocket expenses. In addition to solicitation by mail, Company stockholders may be solicited, without extra compensation, by our officers, directors and employees by e-mail, telephone, fax, personal interviews or other methods of communication.

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Voting and Revocation of Proxies

Any stockholder of record of Company common stock entitled to vote at the special meeting may submit a proxy in any of the following ways:

•	In person – Attend the special meeting and cast your vote there;

•	By mail – Sign and date the enclosed proxy card you receive and return it in the enclosed prepaid reply envelope, which requires no postage if mailed in the United States;

•	Internet – Go to http://www.envisionreports.com/Tii and follow the on-screen instructions; or

•	Telephone – Call 1-800-652-VOTE (8683) and follow the instructions provided.

To vote online or by telephone, have your proxy card in front of you when voting as you will be asked to provide certain information located on your proxy card.

You may enter your voting instructions via the Internet or telephone up until 1:00 a.m., Central time, on [●], 2012. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is consummated, instructions will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

If your shares of Company common stock are beneficially owned and held in nominee or “street name” through a bank, brokerage firm or other nominee, you should follow the instructions on the enclosed voting form provided by or on behalf of your bank, brokerage firm or other nominee to direct that entity on how to vote your shares of Company common stock. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must obtain and, provide at the special meeting, a legal proxy from your bank, brokerage firm or other nominee.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the enclosed proxy card, you may specify whether your shares of Company common stock should be voted “FOR,” “AGAINST,” or “ABSTAIN” with respect to any or all of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to approve and adopt the merger agreement, “FOR” approval of the nonbinding advisory proposal regarding executive compensation and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

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If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised by submitting a later-dated proxy through any of the methods above available to you to vote your shares, by giving written notice of revocation to our Secretary by the time the special meeting begins or by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, revoke any previously submitted proxy.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement. The special meeting may also be adjourned or postponed if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without additional notice, unless the adjournment or postponement is for more than 30 days or a new record date is fixed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to approve and adopt the merger agreement, we currently anticipate that the merger will be consummated during the third quarter of 2012.

Appraisal Rights

Stockholders of record of Company common stock who do not vote in favor of the proposal to approve and adopt the merger agreement may elect to exercise their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “Appraisal Rights” elsewhere in this proxy statement. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the approval and adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights for those shares.

A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY, AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

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Questions and Additional Information

If you have more questions about the merger or how to submit your proxy or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor Georgeson Inc., toll free at (888) 219-8320.

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PARTIES TO THE MERGER

The Company

Tii Network Technologies, Inc.
141 Rodeo Drive
Edgewood, New York 11717
(631) 789-5000

We are a Delaware corporation headquartered in Edgewood, New York. We design, manufacture and sell products to the service providers in the communications industry for use in their networks.  Our products are typically found in the central office of a Telco, outdoors in the service providers’ distribution network, at the interface where the service providers’ network connects to the users’ network, and inside the users’ home or apartment, and are critical to the successful delivery of voice and broadband communication services. For additional information, please see our website, www.tiinetworktechnologies.com. The information contained on our website or that can be accessed through our website does not constitute part of this proxy statement and is not incorporated in any manner into this proxy statement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “TIII.”

Kelta

Kelta, Inc.

80 Skyline Drive, Suite 101

Plainview, NY 11803

(516) 433-0347

Kelta, a Delaware corporation, is a privately-held contract manufacturer of products and components used in electrical and communications applications. Upon completion of the merger, the Company will be a wholly-owned subsidiary of Kelta.

Merger Sub

Kelta Networks, Inc.

80 Skyline Drive, Suite 101

Plainview, NY 11803

(516) 433-0347

Merger Sub is a Delaware corporation formed by Kelta solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger.

Prior Relationship Between the Company and Kelta

Since 2004 we have used Kelta and its affiliates as the primary contract manufacturer for our products. We currently operate under a Supply Agreement with Kelta dated May 1, 2009 and a Supply Agreement with PSMX, LLC, an affiliate of Kelta, dated May 19, 2010. Both Supply Agreements have an initial term of six years and provide for automatic one-year renewal periods unless either party provides notice of non-renewal at least one year prior to the then current expiration date of the agreement. The Supply Agreements are the result of arms-length negotiations between the parties and we believe that the terms of the Supply Agreements are materially consistent with market terms for similar agreements with other contract manufacturers in our industry.

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On May 19, 2010, we acquired the Copper Products Division of Porta Systems Corp. Concurrent with this acquisition, we sold the Mexican operations acquired as part of the Copper Products Division, exclusive of customer contracts and certain machinery and equipment which we retained, to an affiliate of Kelta for approximately $1.0 million cash.

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THE MERGER (PROPOSAL 1)

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Overview of the Merger

The Company, Kelta and Merger Sub entered into the merger agreement on May 13, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Kelta. The following will occur in connection with the merger:

•	each share of Company common stock issued and outstanding as of the effective time (other than the excluded shares) will be converted into the right to receive $2.15, without interest and less any applicable withholding taxes;

•	each outstanding share of restricted stock granted under our benefit plans as of the effective time will vest in full and will be converted into the right to receive $2.15, without interest and less any applicable withholding taxes; and

•	each outstanding option to purchase shares of Company common stock granted under our benefit plans will be cancelled as of the effective time of the merger, and each holder of an option to purchase shares of Company common stock that is outstanding and unexercised as of the effective time and that has an exercise price that is less than the merger consideration will be paid by the surviving corporation, in exchange for the cancellation of such option award, an amount in cash, for each share of Company common stock subject to the option, equal to the excess of $2.15 over the exercise price per share of the Company common stock subject to such option, without interest and less applicable tax withholdings.

Following and as a result of the merger:

•	Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s potential future earnings or growth;

•	shares of Company common stock will no longer be traded on the Nasdaq Capital Market or elsewhere; and

•	the Company will terminate the registration of shares of Company common stock under the Exchange Act and cease to file periodic and other reports with the SEC.

Directors and Officers of the Surviving Corporation

The directors and officers of Merger Sub immediately prior to the effective time of the merger will become the directors and officers of the surviving corporation.

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History and Background of the Merger

Background

As end-users have continued to move away from the use of traditional copper-based home phone service provided by Telcos in favor of broadband access through cable and fiber optic lines and increased reliance on cell phones, the Company has sought to increase revenues by broadening its product offerings through internal product development and acquisitions. It has also sought to reduce production costs.

Prior to its 1999 fiscal year, the Company manufactured virtually all of the products it sold, principally at its then facilities in Puerto Rico and the Dominican Republic. During its 1999 fiscal year, the Company initiated a strategic operations re-alignment to enhance operating efficiencies and reduce costs. As a result of its strategic operations review, the Company began to outsource the manufacture of a significant portion of its products, and thereafter gradually expanded its use of contract manufacturers to virtually all of its products. As part of this outsourcing strategy, the Company began using Kelta and its affiliates as a contract manufacturer in 2003 and Kelta and its affiliates have served as the Company’s primary contract manufacturer since 2004.

As part of a strategic review, during 2006 and 2007, members of the Company’s board of directors approached a potential acquirer of the Company that was a competitor of the Company, regarding a potential transaction. However, the competitor did not express an interest in acquiring the Company. In addition, a private company also expressed an interest in acquiring the Company, but did not pursue its initial interest. The Company then concentrated on growing its business, initially organically through product development and later through acquisitions. The Company has also received unsolicited interests from time to time regarding the possible sale of the Company, but declined to pursue such interests in order to focus on growth as an independent company.

In May 2009, the Company received an unsolicited expression of interest from a privately held company to acquire the Company at a price of $1.00 per share. After reviewing the expression of interest, including with an investment firm retained by the Company (“investment banking firm A”), the Company’s board of directors rejected the proposal as inadequate and not in the best interests of the Company and its stockholders.

To accelerate its growth and product offerings, in May 2010, the Company acquired the Copper Products Division of Porta Systems Corp. and, in March 2011, acquired Frederick Fiber Optics. As discussed above under “Parties to the Merger – Prior Business Relationship between the Company and Kelta,” in connection with the Company’s acquisition of the Copper Products Division, the Company sold the Mexican manufacturing operation, acquired as part of the Copper Products Division of Porta Systems Corp., to an affiliate of Kelta, which has used that facility to do additional contract manufacturing for the Company. As a result of their long-standing relationship with the Company, Kelta and its affiliates have developed significant knowledge regarding the Company’s business and operations.

Since early 2011, the Company has encountered a number of issues in connection with the Copper Products Division acquisition that has resulted in significant impairment charges and contributed to inventory write-offs as the Company has not seen the growth expected from that acquisition. These issues have been reflected in the Company’s stock price over the past year, which has fallen from a high of $2.93 in July 2011 to a low of $1.23 in December 2011.

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Kelta Proposal

On October 24, 2011, Brian J. Kelley was selected by the board to replace Kenneth A. Paladino as the Company’s President and Chief Executive Officer. Following his appointment, Mr. Kelley telephoned Parag Mehta, Kelta’s President, to advise Mr. Mehta of the change in the Company’s management, and subsequently met with Mr. Mehta to more fully understand Kelta’s manufacturing relationship with the Company. Since that time and throughout the negotiations of the merger agreement, Mr. Kelley, Stacey L. Moran, the Company’s Chief Financial Officer, and other employees of the Company continued to meet in person or communicate by telephone or e-mail periodically, as the Company had done in the past, with Mr. Mehta and various employees of Kelta to discuss matters related to manufacturing and shipment of the Company’s products and other related matters.

Beginning in early January 2012 through the end of that month, during his periodic meetings with Mr. Kelley, Mr. Mehta inquired whether the Company would have an interest in considering an acquisition proposal by Kelta and, if Mr. Kelley believed there was some interest in a proposal, what procedure would Mr. Kelley recommend that Kelta follow in presenting a proposal to the Company. Following-up on these preliminary discussions as to an acquisition proposal, on February 1, 2012, Mr. Kelley and Mr. Mehta met over dinner. At that dinner, Mr. Mehta advised Mr. Kelley that Kelta had been contemplating acquiring the Company for some time and Kelta wanted to enter into discussions to acquire the Company. Mr. Mehta stated that Kelta believed a merger would enable the Company to better manage its business model in the current business environment in general, and the Telco supplier market in particular, be better able to add products to its pipeline and be in a stronger growth position with the financial and other resources that Kelta could provide. Additionally, Mr. Mehta questioned whether the Company achieved benefits as a public company, including whether the information the Company was required to disclose created competitive disadvantages. No price or details of a transaction were discussed. Mr. Kelley informed Mr. Mehta that he was still in the early stages of serving as the Company’s President and Chief Executive Officer and that he was looking for ways to improve the Company’s operations.

Following this meeting with Mr. Mehta, on or about February 3, 2012, Mr. Kelley had separate conversations with OEM Capital and investment banking firm A. OEM Capital was approached by the Company because OEM Capital had previously advised the Company in connection with the Company’s 2010 Copper Products Divisions acquisition from Porta Systems Corp. and was familiar with the Company’s industry. Mr. Kelley explained to both firms what had transpired at the meeting with Mr. Mehta, asked their views on how to proceed and asked each firm if it would represent the Company in the event a transaction moved forward and, if so, the basis, on which it would represent the Company.

Messrs. Kelley and Mehta met on February 8, 2012. They discussed general operational issues and Mr. Mehta reiterated to Mr. Kelley his interest in pursuing a merger between the two companies. No price or additional details of a proposed transaction were discussed.

Mr. Kelley had separate follow up meetings with OEM Capital and investment banking firm A on or about February 8, 2012 at which time both firms provided initial parameters with respect to the fees they would charge to represent the Company in an advisory role. Mr. Kelley informed both firms that he would consider their respective proposals.

On February 23, 2012, Mr. Kelley and Mr. Mehta met again to discuss operational issues. At this meeting, Mr. Mehta again discussed business strategies, including the potential acquisition of the Company. Mr. Kelley advised Mr. Mehta that the Company was busy completing its financial statements and Annual Report on Form 10-K for the year ended December 31, 2011 and, as a result, would prefer not to devote the management time and attention that would be required to adequately consider an acquisition proposal at this time. Mr. Kelley and Mr. Mehta agreed that the Company would need to complete its financial statements in order to consider any proposal from Kelta and that they continue to discuss the matter further, including, potentially, a meeting with the board.

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Messrs. Kelley and Mehta met again four days later, on February 27, 2012, and continued their discussion from their February 23, 2012 meeting regarding operational matters and business strategies.

On March 6, 2012, Mr. Mehta e-mailed Mr. Kelley and informed him that he expected to have a draft proposal for Mr. Kelley to look at following the Company’s operational meeting that Mr. Mehta would attend the following day. After the operational meeting on March 7, 2012, Mr. Mehta showed Mr. Kelley a draft of a proposal for Kelta to acquire the Company at a price of between $2.10 and $2.40 per share (based on approximately 14.7 million shares outstanding). After briefly reviewing the terms of the draft proposal and a discussion regarding the potential merits of a transaction, Mr. Kelley returned the draft proposal to Mr. Mehta.

From March 8 through March 12, 2012, Messrs. Kelley and Mr. Mehta communicated by telephone and e-mail regarding operational matters and the next steps regarding Kelta’s draft proposal.

Subsequently, on March 13, 2012, Kelta sent to Mr. Kelley a non-binding proposal to acquire the Company. The non-binding proposal, which was substantially similar to the initial draft Mr. Mehta showed Mr. Kelley on March 7, 2012, provided for the acquisition of the Company through an all cash merger at a price of between $2.10 and $2.40 per share (based on approximately 14.7 million shares outstanding), subject to due diligence. The offer was subject to the negotiation of a definitive merger agreement. The proposal also included an exclusivity period through May 15, 2012 or the earlier execution of a definitive merger agreement, during which time the Company would not discuss a merger or similar transaction with any party other than Kelta. The proposal also provided that there would be a termination fee in the merger agreement, in an amount to be negotiated, in the event of a superior third-party proposal that was not matched by Kelta. The proposal required the Company to respond by March 20, 2012.

On March 14 and March 15, 2012, Mr. Kelley spoke to Mark T. Bradshaw, Lawrence M. Fodrowski and Charles H. House, directors of the Company, individually, to inform them of the proposal received from Kelta. Mr. Kelley did not discuss the proposal with Mr. Paladino, who was still a member of the board at the time, as the Company was concluding negotiations with Mr. Paladino with respect to his severance arrangement and resignation from the board.

On March 15, 2012, Mr. Kelley advised Mr. Mehta that members of the board wished to meet with Kelta after the Company had filed its 2011 Annual Report on Form 10-K and that a board response to Kelta’s March 13, 2012 proposal was not feasible by March 20, 2012. In light of the other board members’ schedules and a scheduled business trip by Mr. Mehta, a meeting of the board was scheduled for April 2, 2012 for the board to discuss Kelta’s proposal with Mr. Mehta.

On March 15, 2012, Mr. Kelley also advised OEM Capital and investment banking firm A that a third party was moving forward with a potential proposal for the acquisition of the Company and suggested a meeting with each firm to discuss the potential transaction further. Mr. Kelley noted that the board was wary of incurring the costs of engaging a financial advisor at this stage, especially given that there was still a great deal of uncertainty as to whether the Company would move forward on the proposal.

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Later on Friday, March 16, 2012, Mr. Kelley received a formal proposal from Mr. Mehta, on behalf of Kelta, in which the only change from the proposal of March 13, 2012 was to change the date by which the Company was required to respond from March 20, 2012 to April 2, 2012. Mr. Kelley sent the revised proposal to OEM Capital and investment banking firm A. Mr. Kelley also forwarded the Kelta proposal on Monday, March 19, 2012, to Messrs. Bradshaw, Fodrowski and House, Ms. Moran, KPMG LLP, the Company’s independent auditors, and a law firm that had represented the Company on various matters.

On March 22, 2012, OEM Capital sent the Company a draft engagement letter for its consideration pursuant to which OEM Capital would serve in an advisory role with respect to the proposed transaction. Mr. Kelley informed OEM Capital that the Company had not yet made a determination whether to hire a financial advisor and that he would let them know how the Company elected to proceed.

Mr. Kelley met with investment banking firm A on March 23, 2012 to discuss Kelta’s proposal. Mr. Kelley also discussed the Company’s potential disclosure of Kelta’s preliminary non-binding proposal. As with OEM Capital, Mr. Kelley informed investment banking firm A that the Company had not made any decisions regarding hiring a financial advisor in connection with a proposed transaction.

On March 28, 2012, the board met telephonically to approve the 2011 Annual Report on Form 10-K and discussed whether to retain OEM Capital or investment banking firm A to provide advisory services in light of the Kelta proposal. The board decided that the Company should wait until after its 2011 Annual Report on Form 10-K was filed before making a decision as to which investment banking firm, if any, it should hire. Following that meeting, Mr. Kelley advised OEM Capital and investment banking firm A of the board’s decision.

Messrs. Kelley and Mr. Mehta met for lunch on March 29, 2012. At this meeting, Mr. Kelley discussed generally the results of operations to be released by the Company and informed Mr. Mehta that it was likely the board would need more time to respond to Kelta’s proposal and, as a result, the Company would not be able to meet the April 2, 2012 deadline included in Kelta’s March 16, 2012 proposal. Following this meeting, on the evening March 29, 2012, Mr. Mehta, on behalf of Kelta, sent a letter to the Company formally withdrawing its March 16, 2012 offer.

The following day, March 30, 2012, the Company issued its earnings release for the year ended December 31, 2011 and filed its 2011 Annual Report on Form 10-K.

On April 2, 2012, the board met at the offices of the Company. After electing Ms. Moran as a director of the Company to replace Mr. Paladino, who resigned effective March 23, 2012, and reviewing and discussing operations, Mr. Mehta joined the meeting. Mr. Mehta stated that Kelta had reviewed the Company’s earnings release and the 2011 Annual Report on Form 10-K (which reported reduced earnings due to lower sales and a $643,000 provision for excess and obsolete inventory, as well as the prospect of the loss of $6.0 million in annual sales to a Telco customer beginning in the fourth quarter of 2012 due to a change in the customer’s current method of deployment) and that Kelta remained interested in acquiring the Company in an all cash transaction, subject to Kelta conducting due diligence on the Company, although no price was proposed. Mr. Mehta discussed a proposed timeline and process for the transaction. In highlighting the benefits of a transaction for the Company, Mr. Mehta noted that, to continue to operate efficiently in China in light of changes occurring there, Kelta would have to re-tool its operations at a significant cost. He explained to the board the reasons Kelta believed a merger between the Company and Kelta would be beneficial, including enabling the combined company to better manage its business model, add products to its pipeline and benefit from the additional resources Kelta could provide. Mr. Mehta advised the board that he thought Kelta could complete its due diligence within 30 days, and, if the board agreed to permit Kelta to begin its due diligence, Kelta would expend funds to immediately begin due diligence and would have its counsel, Edwards Wildman Palmer LLP (“Edwards Wildman”), prepare a merger agreement. After discussion, the board agreed to allow Kelta to commence due diligence.

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On April 2, 2012, after meeting with the Company board, Kelta e-mailed to the Company a letter in which Kelta confirmed its understanding that the Company and Kelta would negotiate in good faith the amount of consideration to be received by the Company’s stockholders pursuant to a possible merger and the terms of a definitive merger agreement. The letter also requested the Company to provide Kelta with access to the Company’s facilities, personnel and records, commencing as early as April 4, 2012, for purposes of Kelta’s due diligence review. The April 2, 2012 letter also provided that, unless required by applicable law and subject to the terms of the definitive merger agreement, neither party would disclose to any third party that an evaluation nor a discussion or negotiation of the proposed merger was being conducted by either the Company or Kelta. The Company executed its acknowledgment to the terms of the letter on April 3, 2012 and returned it to Kelta.

Mr. Mehta telephoned Ms. Moran on April 4, 2012 and advised her that Kelta wished to immediately commence its due diligence. Ms. Moran contacted Troutman Sanders LLP (“Troutman Sanders”), which has historically provided securities law and other advice to the Company, on April 5, 2012, to discuss whether Kelta’s existing confidentiality provisions with the Company were adequate for the purpose of Kelta’s due diligence review in connection with a potential acquisition. After reviewing the provisions, Troutman Sanders and the Company prepared an additional letter regarding confidentiality of the information to be provided to Kelta for its review. The letter was sent to Kelta on April 5, 2012. Kelta requested a modification to the confidentiality letter to permit Kelta to provide confidential information to financial institutions that might provide Kelta with financing for the transaction. After agreeing to the revised terms, the confidentiality letter was executed by the parties on April 9, 2012 and Kelta delivered its due diligence request list and commenced its due diligence.

On April 16, 2012, the Company received a draft of the merger agreement from Kelta. After receipt of the merger agreement, members of the board expressed to Mr. Kelley that, given the expense that would be involved, including the engagement of counsel, they did not believe the Company should begin substantive negotiations on the terms of the merger agreement with Kelta until the Company received an updated proposed price per share, or range of prices, from Kelta for the proposed merger.

On April 16, 2012, the same day the Company received the initial draft of the merger agreement with Kelta, the Company subsequently received an unsolicited, non-binding preliminary indication of interest in the acquisition of the Company from a strategic acquirer (“company A”) for a cash purchase price of $2.00 per share. Company A indicated that it was prepared to proceed immediately with an accelerated business, financial and legal investigation of the Company and, assuming that the results were satisfactory, to negotiate a definitive agreement. Consummation of a transaction was also subject to approval by company A’s board of directors which, the letter noted, had already been informed of the situation. The indication of interest was made based upon the understanding that neither the existence of the indication of interest nor its terms would be disclosed to the public or any third party, without the consent of company A.

Since becoming President and Chief Executive Officer of the Company, Mr. Kelley had informal discussions on several occasions with representatives of company A regarding its potential interest in the Company as part of company A’s acquisition strategy. However, prior to the April 16, 2012 indication of interest, no specific proposal or transaction terms had been discussed with Mr. Kelley.

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Beginning on April 17, 2012, Mr. Kelley contacted the board members individually and informed them of the non-binding indication of interest received from company A and discussed his conversations with them. Company A outsources a majority of its manufacturing and, as a result, if a merger with the Company were completed, company A would likely need to either utilize Kelta as its manufacturer or find new manufacturing arrangements, which might prove difficult and costly, especially in a short period of time. Accordingly, the board believed that the ability to successfully complete a timely transaction with company A would be difficult, and that, ultimately, when company A better understood the impact that its current manufacturing capabilities would have on the combined company, it would result in a further reduction in its preliminary offer price.

Between receipt of the indication of interest from company A and April 30, 2012, Mr. Kelley had a number of conversations and e-mail exchanges with representatives of company A regarding company A’s desire to start its due diligence review of the Company but, under the Company’s April 2, 2012 letter with Kelta, the Company could not advise company A of the status of the Company’s discussions with Kelta. Mr. Kelley scheduled a meeting with representatives of company A to be held on May 3, 2012. Throughout this period, Mr. Kelley provided the board with updates of his communications with company A.

On April 18, 2012, Mr. Mehta requested that Mr. Kelley set a follow-up meeting for him with the board to discuss where Kelta was at in connection with its due diligence as well as to discuss the proposed terms of a transaction. That board meeting was subsequently scheduled for April 30, 2012.

On April 22, 2012, Mr. Kelley met with Troutman Sanders to discuss the proposed merger with Kelta, including the Company’s responsibilities in responding to Kelta’s proposal and necessary procedures to authorize the Company to move forward in reviewing and negotiating a potential transaction. Mr. Kelley also provided Troutman Sanders an update on the Company’s business and operations in contemplation of the Company’s upcoming Quarterly Report on Form 10-Q for the period ended March 31, 2012. At this meeting, Mr. Kelley asked Troutman Sanders to conduct a high-level review of the April 16, 2012 draft of the merger agreement for the more significant legal and business issues for the board to consider. The following day, Ms. Moran sent a copy of the April 16, 2012 draft of the merger agreement to Troutman Sanders to review. On April 27, 2012, Troutman Sanders provided Mr. Kelley with a memorandum for delivery to the board outlining the board’s fiduciary duties in connection with evaluating a potential sale of the Company, as well as a memorandum outlining for the board high-level business and legal issues identified in connection with Troutman Sanders’ initial review of the April 16, 2012 draft of the merger agreement.

On April 29, 2012, Messrs. Kelley and Bradshaw had dinner with Mr. Mehta. Mr. Mehta informed them that Kelta would provide an updated purchase price proposal at the board meeting being held the next day. Mr. Mehta also stated that Kelta was prepared to make its offer directly to the Company’s stockholders if the board did not accept the offer.

The board met at the offices of the Company on April 30, 2012 and received an update on the Company’s sales for the quarter ended March 31, 2012, its sales forecasts for the remainder of 2012 in light of learning that, beginning in the fourth quarter of 2012, one of its major customers was changing its method of deployment and, as a result, would no longer need certain of the components supplied by the Company, as well as the Company’s expectation that it would need to write-off an as of yet to be determined amount of other obsolete and excess inventories. Following discussion of these items, Mr. Kelley reviewed with the board the conversation that he and Mr. Bradshaw had with Mr. Mehta the previous evening. Following additional discussions, Mr. Mehta then joined the meeting and proposed acquiring the Company for an aggregate of $32,250,000, subject to Kelta’s completion of its due diligence. Mr. Mehta emphasized that it was Kelta’s desire to enter into a merger agreement prior to the Company’s 2012 Annual Meeting of Stockholders to be held on May 15, 2012 and prior to or contemporaneously with the Company’s press release concerning the Company’s results of operations for 2012 first quarter.

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At the request of the board, Mr. Mehta excused himself from the meeting and the board discussed Kelta’s offer, as well as the benefits and risks of maintaining the Company’s ongoing business and operations. This included a discussion regarding, among other considerations, the Company’s historical and current financial performance and results of operations, the Company’s prospects (as well as the risks involved in achieving those prospects) and long-term strategy, the possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis and the risks associated with those alternatives, including what options the Company would have if Kelta increased its prices for products it manufactured for the Company to the extent permitted under Kelta’s and its affiliates agreements with the Company, the potential for a better price from company A or another third party, as well as the potential risk of jeopardizing the Kelta transaction were the Company to delay negotiations and due diligence by Kelta in order to pursue the preliminary indication of interest from company A.

At the request of the board, Mr. Kelley then met separately with Mr. Mehta to discuss Kelta’s current offer price. After returning to the board meeting to update the directors on his discussions, Messrs. Kelley and House went back together and further discussed Kelta’s proposed merger consideration with Mr. Mehta. In connection with this discussion, Kelta agreed to increase the merger consideration to $33,150,000, subject to Kelta’s completion of its due diligence.

Mr. Mehta rejoined the board meeting and presented the revised merger consideration price to the full board and then left the meeting to allow the board to hold further discussions. After additional discussion, the board decided to further pursue the proposed merger with Kelta based on the revised merger consideration of $33,150,000.

Mr. Kelley then distributed the April 27, 2012 memoranda that had been prepared by Troutman Sanders to the board. The board requested Mr. Kelley to engage Troutman Sanders to negotiate the terms of the merger agreement with Kelta and Edwards Wildman and to advise the board thereon. The board also requested Mr. Kelley to discuss terms of the updated proposal from Kelta with OEM Capital and investment banking firm A and to discuss with each firm the fees it would charge the Company to render a fairness opinion to the board with respect to the transaction.

In light of its decision to pursue a transaction with Kelta and the impact the updated sales forecasts and additional inventory write-offs the Company expected to take would have in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, including the need for management, in particular Mr. Kelley, as Chief Executive Officer, and Ms. Moran, as Chief Financial Officer, to focus on the Form 10-Q in addition to the time they would need to directly devote to Kelta’s proposal, Mr. Kelley contacted company A on May 1, 2012 and requested that their previously scheduled meeting be postponed. No date was subsequently set for such meeting and no substantive discussions were had with company A after May 1, 2012.

After reviewing fee proposals received from OEM Capital and investment banking firm A, on May 2, 2012, the Company entered into an engagement letter with OEM Capital to render an opinion to the board with respect to the fairness, from a financial point of view, to the Company and the Company’s stockholders, of the terms of the proposed transaction with Kelta and, if necessary, to assist and advise the board in evaluating offers from and negotiations with potential buyers of the Company who submit unsolicited bona fide indications of interest for the Company. The board was aware that Mr. Kelley had been employed by OEM Capital immediately prior to joining the Company. However, since the Company had not utilized any of OEM Capital’s services during the time that Mr. Kelley was with OEM Capital, the board believed that Mr. Kelley’s prior service with OEM Capital would not influence OEM Capital’s ability to advise the Company and render a fairness opinion in connection with the transaction.

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On May 1, 2012, Edwards Wildman and Troutman Sanders, in a telephone conversation, discussed preliminary issues relating to the merger agreement. On May 2, May 3 and May 4, 2012, Troutman Sanders and Edwards Wildman exchanged e-mails relating to preliminary issues regarding the merger agreement. On May 4, 2012, Troutman Sanders submitted to Edwards Wildman a revised draft of the merger agreement in which the Company proposed, among other things, the inclusion of a “go shop” provision that would allow the Company to actively solicit alternative acquisition proposals for a set time period following the execution of the merger agreement; a reduction in the amount of the termination fee proposed by Kelta, in the event the merger agreement was terminated by the Company in connection with a superior third party proposal to acquire the Company, from $1.5 million plus Kelta’s fees and expenses to $1.0 million inclusive of all fees and expenses; vesting of the Company stock options; eliminating the condition to Kelta’s obligation to close the merger that no more than 5% of Company’s stockholders elect to exercise their appraisal rights under the DGCL; adding a requirement that Kelta maintain the Company’s existing directors and officers liability insurance policy for six years; adding a requirement that Kelta provide Company employees retained by Kelta following the merger with benefits no less favorable than those provided to similarly situated Kelta employees; and adding a representation by Kelta as to adequate financing of the merger consideration.

Members of management of the Company, including Mr. Kelley and Ms. Moran, met with OEM Capital on May 3 and May 4, 2012 to provide OEM Capital with information it requested, including certain financial projections, in connection with certain of OEM Capital’s financial analyses being prepared in connection with rendering its fairness opinion, as summarized in “The Merger — Opinion of OEM Capital.”

On May 5, 2012, Mr. Mehta e-mailed Mr. Kelley and Ms. Moran requesting an in-person negotiating session on May 8, 2012 among Kelta, the Company and their counsel.

From May 7, 2012 through May 11, 2012, the Company worked on preparing the disclosure schedules under the merger agreement with respect to certain of its representations and warranties contained in the merger agreement and Kelta continued its due diligence review, including reviewing the draft Company disclosure schedules.

On May 7, 2012, the board met telephonically to receive an update on the status of the merger agreement negotiations. The discussions focused primarily on the removal, in a revised draft of the merger agreement circulated by Edwards Wildman prior to the board meeting on May 7, of the “go shop” provision included in Troutman Sanders’ May 4, 2012 revised draft of the merger agreement and other matters likely to be discussed at a negotiating session with Kelta and Edwards Wildman scheduled for the next day.

Mr. Kelley and Ms. Moran, together with Troutman Sanders, met with Mr. Mehta and Edwards Wildman, on May 8, 2012, to negotiate the open points in the merger agreement. Points of negotiation included Kelta’s ability, post-signing, to adjust the merger consideration; the Company’s request for a “go-shop provision;” provisions related to the board’s ability to consider any solicited offers received following the signing of the merger agreement; the amount of the termination fee requested by Kelta; a reverse termination fee in the event Kelta breached the merger agreement; the scope of representations and warranties; the scope of the covenants limiting the Company’s operations prior to the closing of the merger without Kelta’s consent; and conditions to the closing of the merger (particularly, Kelta’s ability to terminate the merger agreement if 5% of the Company’s stockholders exercised their appraisal rights with respect to the merger).

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Toward the conclusion of the negotiating session, Mr. Kelley, Ms. Moran and Troutman Sanders left the negotiating session to attend a scheduled telephonic board meeting. At this meeting, Troutman Sanders reported to the board on negotiations, including Kelta’s refusal to include a “go shop” provision in the merger agreement, but that Kelta had agreed to reduce the amount of the termination fee from $1.5 million plus the expenses incurred by Kelta, to $1 million, inclusive of the expenses incurred by Kelta in connection with the transaction. Following discussion, the board, based on Kelta’s strong opposition to including a “go shop” provision and its concession on the termination fee, as well as the board’s belief that the Company’s competitors and company A, who follow news concerning the Company and would be the most likely to make an offer for the Company, could make a superior proposal if they deemed it in their best interests, agreed to accede to Kelta’s requirement that a “go shop” provision not be included in the merger agreement. The board directed management and Troutman Sanders to continue to negotiate to finalize open matters with respect to the merger agreement.

Following the conclusion of the board meeting, Mr. Kelley, Ms. Moran and Troutman Sanders met again with Mr. Mehta and Edwards Wildman to continue negotiations of the terms of the merger agreement. Edwards Wildman distributed a revised draft of the merger agreement to the parties late on May 8, 2012.

On May 9, 2012, the board met again telephonically. At the meeting, OEM Capital made a presentation to the board based on supporting materials that were distributed to the directors on May 8, 2012. OEM Capital analyzed the terms of the merger and the proposed merger consideration and discussed with the board OEM Capital’s financial analysis of the fairness of the proposed merger consideration. OEM Capital informed the board that it was OEM Capital’s preliminary view that the terms of the transaction were fair from a financial point of view to the Company and its stockholders. During the presentation, the directors asked OEM Capital questions with respect to OEM Capital’s analysis. In connection with further discussions, the board asked OEM Capital to revisit with Company management certain assumptions used in OEM Capital’s discounted cash flow analysis regarding the Company’s working capital needs. In addition, the board requested additional information regarding comparable transactions considered by OEM in its analysis. OEM indicated that its preliminary conclusion would likely not be impacted by any change in the working capital assumptions, but agreed to further review the projections with management and to prepare the additional information requested by the board. At that point, OEM Capital ceased its participation in the meeting and Troutman Sanders then provided an overview of, and discussed with the board, terms of the revised draft merger agreement distributed by Edwards Wildman on May 8, 2012.

On May 10, 2012, the board met telephonically to discuss the Company’s draft Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and received an update on the status of the negotiations. After brief discussion, OEM Capital joined the call and discussed with the board the additional information regarding comparable transactions that had been requested by the directors at the prior day’s meeting.

On May 10 and May 11, 2012, Edwards Wildman and Troutman Sanders, in telephone conferences, addressed comments of Kelta and the Company on the merger agreement and the disclosure schedules of the Company. During that same period, the Company provided additional due diligence materials and revised drafts of its disclosure schedules and Edwards Wildman circulated revised drafts of the merger agreement.

The board met again telephonically on May 11, 2012 and received an update from OEM Capital based on supporting materials that were delivered to the board prior to the meeting. OEM Capital’s updated presentation reflected an increase in the calculated range of implied enterprise value of the Company on a discounted cash flow basis from a range of $20.9 million to $28.0 million, to a range of $24.8 million to $32.3 million. The increase did not affect OEM Capital’s preliminary view that the terms of the transaction were fair from a financial point of view to the Company and its stockholders, which OEM Capital confirmed.

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On May 11, 2012, the Company also completed, and delivered to Kelta, its disclosure schedules under the merger agreement, and Troutman Sanders and Edwards Wildman completed negotiations of the merger agreement. In addition, Mr. Mehta notified Mr. Kelley and Ms. Moran that Kelta had completed its due diligence review and that, based on such review, notwithstanding the additional inventory write offs that the Company would take in the first quarter of 2012 and the decreased sales forecasts, Kelta was still willing to offer merger consideration of $33,150,00 ($2.15 per share). The Company distributed a copy of the Quarterly Report on Form 10-Q, a draft of its earnings press release, the proposed final version of the merger agreement and a draft of a press release announcing the proposed merger to the board for its review and scheduled a telephonic board meeting for May 13, 2012.

On May 13, 2012, the board met again telephonically. At the meeting, OEM Capital reviewed again with the board its prior presentations to the board, noted that nothing had occurred in the intervening days to change OEM Capital’s view and provided the board its oral opinion (subsequently confirmed in writing) to the effect that, as of May 13, 2012, and based upon and subject to the assumptions made, matters considered, procedures followed and limitations on OEM Capital’s review as set forth in its draft written opinion submitted on May 11, 2012, and based on its experience as investment bankers, review and analysis and such other factors as it deemed relevant, the terms of the transaction were fair from a financial point of view to the Company and its stockholders.

Troutman Sanders then reviewed with the board the terms of the proposed final merger agreement and the changes therein from the original April 16, 2012 draft merger agreement submitted to the Company by Kelta. Following the review of the terms of the merger agreement, the board discussed the reasons for and against the merger with Kelta as described under the caption “The Merger - Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 34. The board also discussed the proposed press release announcing the merger and the Company’s earnings press release for the quarter ended March 31, 2012, both of which the Company intended to issue the following day.

Following further discussion, the board, among other things, (i) determined that the merger agreement and the transaction contemplated thereby, including the merger, are in the best interests of the Company and its stockholders; (ii) unanimously approved the merger agreement and declared it advisable for the Company to enter into the merger agreement; and (iii) recommended that Company stockholders approve and adopt the merger agreement (subject to the right of the board to withdraw, modify or amend its recommendation in accordance with the terms of the merger agreement).

After adjournment of the meeting, the Company advised Kelta that the board had approved the merger and the merger agreement and the Company, Kelta and Merger Sub executed the merger agreement.

The Company issued a press release announcing the execution of the merger agreement prior to the opening of trading on the Nasdaq Capital Market on May 14, 2012.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held telephonically on May 13, 2012, the board, by a unanimous vote, determined that the merger agreement and the transactions contemplated by the merger agreement are in the best interests of the Company and its stockholders, approved the merger agreement and declared it advisable for the Company to enter into the merger agreement, approved the execution, delivery and performance by the Company of the merger agreement and the transactions contemplated by the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to approve and adopt the merger agreement (subject to the right of the board to withdraw, modify or amend such recommendation in accordance with the terms of the merger agreement).

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Before approving the merger agreement and making its recommendation, the board consulted with our senior management team, our outside legal advisors and our financial advisor. In reaching its decisions, the board considered the short-term and long-term interests and prospects of the Company and considered a variety of factors, including the following:

•	the Company’s historical and current financial performance and results of operations, the Company’s prospects (as well as the risks involved in achieving those prospects) and long-term strategy, the Company’s competitive position in its industries and general economic and market conditions, especially as they pertain to the telecommunications industry;
•	the possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis and the risks associated with those alternatives;
•	the potential risks associated with executing the Company’s financial and strategic plan, and the belief that the merger provides a better alternative to our stockholders than pursuing our strategic plans as a result of the risks and uncertainties associated with the successful implementation of our strategic plans;
•	the historical market prices of the Company common stock and recent trading activity, including the fact that the merger consideration represents a premium of approximately 48% based on the Company’s closing market price of $1.45 on May 11, 2012 (the last trading day before the announcement of the merger agreement) and a premium of approximately 41% based on the Company’s average closing price for the six months prior to the announcement of the merger agreement and that the price declined over the past year from a high of $2.93 in July 2011 to a low of $1.23 in December 2011;
•	the historical volatility of the Company’s common stock price over the long term and the historically low trading volume and lack of analyst coverage with respect to the Company common stock, which increases volatility in trading of the Company common stock;
•	the risk that, if the Company did not enter into the merger agreement, the price that might be received by the Company’s stockholders selling Company common stock in the open market, both from a short-term and long-term perspective, could be less than the merger consideration, especially in light of the Company’s recent financial performance, write-offs of excess and obsolete inventories that have arisen as a result of the need to purchase inventories for customers who purchase on an “as ordered” basis under general supply agreements, and the recent announcement by the Company that, beginning in the fourth quarter of 2012, one of its major Telco customers will no longer need certain of the components supplied by the Company (which components accounted for approximately $6 million in sales in 2011);
•	Kelta’s significant knowledge and understanding of the Company and its business as the Company’s current sole contract manufacturer;
•	the difficulties faced by the Company in realizing the projected benefits from its recently completed acquisition of the Copper Products Division of Porta Systems Corp. which has resulted in significant impairment charges in the fourth quarter of 2011 and inventory write-offs in the fourth quarter of 2011 and the first quarter of 2012;
•	the fact that the consideration to be paid pursuant to the merger agreement would be all cash, which would provide certainty and immediate value to the Company’s stockholders;
•	the opinion of OEM Capital delivered to the board of directors on May 13, 2012, that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion, the terms of the transaction were fair, from a financial point of view, to the Company and its stockholders;

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•	the fact that the consideration and negotiation of the merger agreement was conducted through arms-length negotiations under the oversight of the board;
•	the absence of any financing condition in the merger agreement;
•	the requirement for Kelta, under certain circumstances, to pay the Company a $2.0 million reverse termination fee;
•	the other terms and conditions of the merger agreement and the course of negotiations of the merger agreement, including the parties’ representations, warranties, covenants and other provisions regarding deal certainty;
•	the fact that the merger agreement contains provisions that give our board of directors the right to terminate the merger agreement and accept a “superior proposal” prior to stockholder approval of the merger agreement, subject to payment of a termination fee to Kelta of $1.0 million;
•	the fact that the transaction is subject to the approval of the Company’s stockholders; and
•	the fact that the Company’s stockholders have the right to demand appraisal of their shares in accordance with the procedures established by Delaware law.

The board did not believe that the Company’s current financial situation or near-term future prospects indicated an absolute need to sell the Company. However, it believed that the merger agreement and the merger are advisable, fair to and, in light of the Company’s operation risks, in the best interests of the Company’s stockholders for the foregoing reasons.

The board was aware of and also considered the following factors concerning the merger agreement and the merger as being generally negative or unfavorable to approving the merger:

•	that the merger, while providing certainty of cash value to the Company’s stockholders, would not allow the Company’s stockholders to have any ongoing equity participation in the Company following the closing of the merger, meaning that the Company’s stockholders will cease to participate in our potential future earnings or growth, and will not benefit from any potential increases in the value of the Company common stock following the closing of the merger;

•	that the proposed merger will be a taxable transaction for our stockholders for U.S. federal income tax purposes;

•	the possibility that the $1.0 million termination fee that may be payable by the Company upon termination of the merger agreement by the Company could discourage other potential acquirers from making a competing bid to acquire the Company;

•	that the announcement and pendency of the merger could result in the disruption of our business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on our business relationships notwithstanding the fact that key employees have pre-existing agreements to receive severance payments in the event of termination of their employment except for certain reasons;

•	that we are subject to restrictions on the conduct of our business prior to the consummation of the merger requiring us to conduct our business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent us from undertaking business opportunities that may arise during the pendency of the merger, whether or not the merger is completed;

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•	the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied and, as a result, it is possible that the merger may not be completed even if approved by our stockholders; and

•	that, if the merger is not completed, we may be adversely affected due to potential disruptions in our operations and may find it difficult to enter into a similar transaction, at least in the near-term.

In considering the recommendation of the board with respect to the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in its recommendations with respect to the merger agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger.”

The foregoing discussion of the factors considered by the board is not intended to be exhaustive, but includes the material factors considered by the board. In view of the large number of factors considered by the board in connection with the evaluation of the merger agreement and the merger and the complexity of these matters, the board did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the board evaluate whether these factors were of equal importance. In addition, each member of the board may have given different weight to the various factors. The board’s determinations and recommendations were based upon the totality of the information considered.

The board of directors recommends that you vote “FOR” approval of the proposal to approve and adopt the merger agreement.

Opinion of OEM Capital

The board retained OEM Capital to render an opinion as to whether the terms of the merger are fair from a financial point of view to the Company and its stockholders. As part of its investment banking business, OEM Capital is regularly engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements and for other purposes. At the meeting of the board on May 13, 2012, OEM Capital rendered its oral opinion, subsequently confirmed in writing (the “written opinion”), that, as of May 13, 2012, and based upon and subject to the various considerations set forth in the written opinion, the terms of the merger are fair, from a financial point of view, to the Company and its stockholders.

The full text of the written opinion of OEM Capital, dated as of May 13, 2012, is attached hereto as Annex B. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by OEM Capital in rendering the written opinion. We encourage you to read the entire written opinion carefully and in its entirety. The written opinion is directed to the board and addresses only the fairness from a financial point of view of the terms of the merger to the Company and its stockholders as of the date of the written opinion. It does not address any other aspects of the merger and does not constitute a recommendation as to how any holder of Company common stock should vote at any stockholder’s meeting held in connection with the merger or whether to take any other action with respect to the merger. The summary of the written opinion set forth below is qualified in its entirety by reference to the full text of the written opinion.

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In connection with the opinion, OEM Capital, among other things:

1.	Reviewed historical audited financial statements of the Company prepared by the Company and audited by its independent auditors;
2.	Reviewed certain internal financial statements and other financial and operating data concerning the Company that were prepared by its management team;
3.	Reviewed certain financial projections, as of May 9, 2012, prepared by the Company’s management;
4.	Discussed the past and current operations and financial condition and prospects of the Company with its senior executives;
5.	Reviewed reported stock prices and trading volume of the Company’s common stock;
6.	Reviewed the financial performance of the Company and the prices and trading volume of the Company’s common stock relative to, and in comparison with, that of certain other publicly-traded companies in the industry and their securities;
7.	Reviewed drafts of the merger agreement and certain other related documents; and
8.	Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions of companies similar to the Company.

In giving its written opinion, OEM Capital assumed and relied upon, without independent verification, the accuracy and completeness of information that is publicly available, or was provided to OEM Capital by the Company, and did not assume any obligation to independently verify, and did not independently verify, any of such information. With respect to the financial projections, OEM Capital assumed that such projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. Further, OEM Capital relied upon, without independent verification, the assessment by the Company’s management of the Company’s products, and the validity of, and risks associated with, the Company’s existing and future products.  OEM Capital did not make any independent evaluation or appraisal of the assets or liabilities of the Company, nor was OEM Capital furnished with any such evaluation or appraisal.

Because OEM Capital was engaged to provide an opinion from a financial point of view, OEM Capital expressed no opinion as to the Company’s underlying business decision to effect the merger or any terms or other aspects of the merger (other than the fairness, from a financial point of view, to the Company and its stockholders to the extent expressly specified herein), including, without limitation, the form or structure of the merger. OEM Capital was not asked, nor did it provide, an opinion of appropriateness to the stockholders of the inclusion of any “go-shop” or “no-shop” provision in the merger agreement. OEM Capital’s written opinion is limited to the fairness of the terms of the merger, from a financial point of view, to the Company and its stockholders. In addition, no opinion was provided regarding the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of the Company. OEM Capital expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any related matter.

OEM Capital’s analysis and written opinion are necessarily based upon economic, market and other conditions, as they existed and could be evaluated on May 13, 2012. Although subsequent developments may affect its opinion, OEM Capital assumed no obligation to update, revise or reaffirm the written opinion.

The following represents certain key analyses presented by OEM Capital to the board in connection with its written opinion. The summary does not constitute a complete description of the procedures performed by OEM Capital. Considering the information set forth below without considering the methodologies and assumptions underlying the analyses described could create a misleading or incomplete view of the financial analyses performed by OEM Capital.

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Financial Analyses

Discounted Cash Flow Analysis

OEM Capital performed a discounted cash flow analysis of the Company to estimate the present value of the projected unleveraged, after-tax free cash flows that the Company could generate during the Company’s remaining fiscal year 2012 (from May 11, 2012 through December 31, 2012) and fiscal years 2013 through 2016 based on the Company’s forecasts set forth under “Certain Projections” beginning on page 41. OEM Capital calculated a terminal value for the Company by applying an estimated midpoint EBITDA Terminal Value Multiple of 5.0x to the Company’s fiscal year 2016 estimated EBITDA.

OEM Capital then discounted (i) the unleveraged, after-tax free cash flows of the Company from May 11, 2012 through December 31, 2016 and (ii) the terminal value for the Company, in each case using discount rates ranging from 14.0% to 16.0% and EBITDA Terminal Value Exit Multiples ranging from 4.0x to 6.0x of the Company’s 2016 fiscal year projected EBITDA of $5.5 million. OEM Capital used its professional judgment and experience, including taking into account, among other things, the weighted average cost of capital of the Company and other companies deemed comparable to the Company, in determining the appropriate range of discount rates. This analysis resulted in a range of implied enterprise value of $24.8 million to $32.3 million, or approximately $1.61 to $2.10 per share of common stock, compared to the $2.15 per share consideration to be paid in cash to the holders of shares pursuant to the merger agreement.

Precedent Transactions Analysis

OEM Capital selectively reviewed approximately 70 industry transactions that closed between May 3, 2010 and March 2, 2012 in which the acquired company designed, manufactured and/or marketed communication or communication-related technology equipment and that, based on OEM Capital’s experience, were appropriate for a precedent transactions analysis. The transactions analyzed were transactions within the United States and Canada that carried transaction values ranging from $3 million to $250 million. OEM Capital’s selected referenced transactions revealed limited relevant data regarding transaction multiples in these transactions, which represented a wide range of multiple values, including approximately: 21 revenue multiples; five EBITDA multiples; four EBIT multiples; seven Book Value multiples; and three Net Income multiples. Further, all of these transaction multiples were company and transaction specific and therefore could not be directly relied upon in an analysis of the merger. For these reasons, as well as other business specific factors (e.g., the limited relevant data), OEM Capital concluded that, in its judgment, the precedent transactions method of valuation did not provide a meaningful or reliable measure of Company value.

Selected Comparable Companies Analysis

OEM Capital determined that a very limited universe of companies comparable to the Company existed because, among other reasons, the Company has a specific end customer market segment, a unique contract manufacturer relationship with Kelta and its affiliates, and a very high degree of customer concentration. Additionally, a number of key factors, including recent Company-specific operational events, an expected decline in revenue for fiscal 2013 and expected low growth in end market customer segments, make it difficult to identify companies that are specifically comparable to the Company. OEM Capital concluded that, based on its experience, the following four companies, which are also direct competitors of the Company, are the most comparable companies to the Company:

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Tyco Electronics

Bourns, Inc.

Corning Cable Systems

Channell Commercial Corporation

However, OEM Capital ultimately determined that, in its judgment, an analysis of available information regarding these four companies, which are privately-held, would be unreliable as a method of valuation of the Company. While some of the companies are subsidiaries of public companies, the operations of those companies that are competitive with the Company and, therefore applicable to this analysis, represent a limited portion of the reportable operations of their much larger parent companies, and financial information for such competitive operations of the public companies was not available. In addition to the reasons above, the Company is a publicly-traded company with a small market capitalization, whereas all four comparable companies are significantly larger, more diversified and/or private. For these reasons, OEM Capital concluded that the comparable companies method of valuation did not provide a meaningful or reliable measure of Company value.

General

As previously noted, the discussion set forth above is a summary of certain analyses presented by OEM Capital to the board in connection with its written opinion and is not a comprehensive description of all analyses undertaken by OEM Capital in connection with its written opinion. The preparation of a financial opinion is a complex analytical process involving a financial advisor’s experience and knowledge, various determinations as to the most appropriate and relevant methods of financial analysis, and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. OEM Capital believes that its analyses summarized above must be considered as a whole. In performing its analyses, OEM Capital considered the Company’s historical performance, industry trends, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying OEM Capital’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by OEM Capital’s analyses.

These analyses were prepared solely as part of OEM Capital’s analysis of the fairness of the terms of the merger, from a financial point of view to the Company and its stockholders, and were provided to the board in connection with the delivery of OEM Capital’s written opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be OEM Capital’s view of the actual values of the Company.

The type and amount of consideration payable in the merger was determined through negotiations between the Company and Kelta, rather than by any financial advisor, and were approved by the board. The decision to enter into the merger agreement was solely that of the board. As described above, OEM Capital’s written opinion and analyses were only one of many factors considered by the board in its evaluation of the merger and should not be viewed as determinative of the views of the board or management with respect to the merger or the merger consideration.

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OEM Capital has received a fee of $100,000 for rendering the written opinion. OEM Capital’s fee for providing the written opinion was not contingent upon the conclusions contained therein. OEM Capital has determined, to the best of its knowledge and in good faith, that neither it nor any of its agents have any financial interest in the Company or Kelta or Merger Sub. In addition to providing the written opinion to the board, OEM Capital has been retained to assist and advise the Company’s board in evaluating offers from and negotiating with, as directed, unsolicited potential buyers of the Company who express a bona fide indication of interest for the Company in anticipation of a merger. OEM Capital will receive additional fees in the aggregate amount of $125,000 for providing such additional advisory services to the Company. Such additional fees are not related to its provision of the written opinion to the board, are not contingent upon the success of the merger nor are such additional fees contingent upon any of the conclusions contained within the written opinion. Additionally, the Company has agreed to indemnify OEM Capital and related persons and entities for certain liabilities that may relate to, or arise out of, its engagement. OEM Capital previously acted as a financial advisor to the Company in 2009 and 2010 regarding the Company’s acquisition of the Copper Products Division of Porta Systems Corp. but has not provided any other services to the Company or to Kelta within the past two years.

We engaged OEM Capital to render its written opinion based on OEM Capital’s reputation, experience in the telecommunications industry and its familiarity with Company, including OEM Capital’s representation of the Company in connection with our Copper Products Division acquisition in 2010.  In connection with our decision to engage OEM Capital, the board was aware that Brian J. Kelley, our President and Chief Executive Officer, was employed by OEM Capital immediately prior to joining the Company.  However, since we did not utilize any of OEM Capital’s services during the time that Mr. Kelley was with OEM Capital, the board believed that Mr. Kelley’s prior service with OEM Capital would not influence OEM Capital’s ability to advise the Company and render a fairness opinion in connection with the transaction.

Certain Projections

The Company does not, as a matter of course, publicly disclose financial projections as to future financial performance, earnings or other results. However, in connection with the evaluation of a possible transaction, we provided certain information (the “projections”) to OEM Capital which contained certain non-public financial forecasts that were prepared by our management and which OEM Capital used in connection with certain of its financial analyses done in connection with rendering its opinion, as summarized in “The Merger — Opinion of OEM Capital,” above.

The projections were primarily developed from historical financial statements and did not give effect to any changes or expenses as a result of the merger or any other effects of the merger. The projections were prepared in connection with the financial analysis of the proposed merger. The projections were not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information or U.S. generally accepted accounting principles. The inclusion of this information should not be regarded as an indication that our board of directors, OEM Capital or any other recipient of this information considered, or now considers, this information to be a reliable prediction of future results. Our independent registered certified public accounting firm has neither examined nor compiled this prospective financial information and, accordingly, it does not express an opinion or any other form of assurance with respect thereto. Furthermore, the projections:

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•	while presented with numerical specificity, necessarily rely on estimates and assumptions about numerous factors, many of which are beyond our control, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, and may not prove to have been, or may no longer be, accurate;
•	were prepared in May 2012 in the context of the business, economic, regulatory, market and financial conditions that existed at that time, and have not been updated to reflect revised prospects for our business, changes in industry performance, general business, economic, regulatory, market and financial conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared; and
•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below.

The projections are based on, and include, numerous estimates and assumptions related to our business, including the following:

•	changes in sales reflecting some organic growth (i) offset by the recent announcement by the Company that, beginning in the fourth quarter of 2012, one of its major Telco customers will no longer need certain of the components supplied by the Company and (ii) reflecting anticipated increases in foreign sales beginning in 2014;
•	no change in gross margin over the projection period reflecting the uncertainty in estimating gross margin for the Company, primarily as a result of: (i) the Company’s broad range of products with a wide-range of margins; (ii) difficulties in predicting changes in product mix driven by customer demand and technology changes and the potential for obsolete and excess inventories as a result thereof; and (iii) uncertainty regarding potential price increases for the components utilized by the Company in its products;
•	anticipated increases in selling, general and administrative expenses primarily as a result of greater foreign sales beginning in 2014;
•	the Company’s ability to utilize its net operating losses to fully offset any taxable income;
•	a steady level of capital expenditures limited to those necessary to maintain the Company’s current level of operations; and
•	changes in working capital primarily resulting from projected changes in inventory levels.

The projections are subject to significant uncertainties in connection with changes to our business and financial condition and results of operations that are inherently subject to significant economic and competitive uncertainties, including those factors described under “Cautionary Statements Concerning Forward-Looking Information” on page 15 of this proxy statement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 (which are incorporated herein by reference) and the information contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, all of which are difficult to predict and many of which are beyond our control. As a result, although the projections set forth below were prepared in good faith based upon assumptions believed to be reasonable at the time the projections were prepared, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections below cover multiple years, such information by its nature becomes less reliable with each successive year. For the foregoing reasons, the inclusion of projections in this proxy statement should not be regarded as an indication that the projections will be necessarily predictive of actual future events, and they should not be relied on as such.

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The following is a summary of the projections for the Company described above:

	Fiscal Year Ended December 31,
	2012	2013	2014	2015	2016
	(dollars in millions)

Net sales	$56.3	$55.0	$57.0	$58.7	$60.4
Gross profit	$16.3	$15.9	$16.5	$17.0	$17.5
Gross margin %	29.0%	29.0%	29.0%	29.0%	29.0%
Selling, general and administrative expense	$10.8	$10.6	$10.8	$11.7	$12.1
Net income	$3.0	$2.9	$3.1	$2.6	$2.7
EBITDA	$5.3	$5.2	$5.4	$5.4	$5.5
Capital expenditures	$1.4	$1.4	$1.4	$1.4	$1.4
Change in working capital	$0.9	$0.2	$(0.6)	$(0.5)	$(0.5)
Unlevered free cash flow	$4.7	$4.0	$3.5	$3.6	$3.6

Financing of the Merger

The merger is not conditioned on Kelta’s ability to obtain financing necessary to complete the merger and the other transactions contemplated by the merger agreement.

Closing and Effective Time of Merger

The closing of the merger will occur no later than the fifth business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (described under “The Merger Agreement — Conditions to Closing the Merger”) or at such other date as the parties may agree in writing.

Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the merger will be consummated in the third quarter of 2012. The effective time will occur as soon as practicable on or following the date of the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company and Kelta may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

As soon as reasonably practicable after the effective time of the merger, but in any event within five business days following the effective time, instructions will be mailed to each stockholder of record of shares of Company common stock (other than the excluded shares) describing how such holder should surrender his, her or its shares of Company common stock for the per share merger consideration.

You should NOT return your stock certificates with the enclosed proxy card, and you should Not forward your stock certificates to the paying agent (described in “The Merger Agreement — Payment Procedures”) without a letter of transmittal.

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You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the exchange agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the Company to evidence and effect a transfer of the shares to you and to evidence that any applicable stock transfer taxes have been paid or are not applicable. If your shares of Company common stock are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from or on behalf of that entity as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration.

If your stock certificate has been lost, stolen or destroyed, then before you will be entitled to receive the merger consideration, you may be required to make an affidavit of the loss, theft or destruction, and execute and deliver a customary indemnity agreement to provide indemnity against any claim that may be made it with respect to such certificate. In addition, you may be required to obtain a bond in such reasonable amount as Kelta, the paying agent or the surviving corporation may require. These procedures will be described in the instructions and letter of transmittal that you will receive, which you should read carefully in its entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of the board of directors with respect to the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger is in the best interests of the Company and the stockholders and it is advisable for the Company to enter into the merger agreement and in making their recommendations regarding approval and adoption of the merger and the merger agreement as described in “The Merger — Reasons for the Merger; Recommendation of the Board of Directors.”

Please see the section of this proxy statement titled “The Merger — Executive Compensation” for additional information with respect to the compensation that our named executive officers may receive as a result of the merger.

Treatment of Restricted Stock and Stock Options

Outstanding shares of restricted stock will become fully vested and outstanding options to purchase Company common stock will become fully vested and exercisable as of the effective time of the merger.

Each holder of a restricted share will receive the merger consideration for each restricted share held at the effective time of the merger, less any applicable withholding taxes. Each holder of a stock option of the Company that is outstanding as of the effective time of the merger and has an exercise price that is less than the merger consideration will receive, in exchange for the cancellation of his or her stock option, a cash payment, less any applicable withholding taxes, equal to (i) the number of shares of Company common stock subject to an option that has an exercise price that is less than the merger consideration, multiplied by (ii) the excess of $2.15 over the exercise price. Options with an exercise price per share equal to or greater than $2.15 will be canceled at the effective time of the merger without any cash payment being made in respect thereof and without any other consideration.

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Merger Proceeds

The following table sets forth, as of the record date, for each of our executive officers and directors, the approximate pre-tax amount of consideration that we expect those individuals to receive upon completion of the merger in exchange for shares of Company common stock, restricted stock and options that they held as of that date and are expected to hold at the effective time of the merger.

Name	Principal Position	Proceeds from Common Stock Held	Proceeds from Restricted Stock	Proceeds from In-the- Money Stock Options	Total Payments

Brian J. Kelley	President, Chief Executive Officer and Director	$26,593	$473,000	$37,080	$536,673
David E. Foley	Vice President –Technology and Development	$102,260	$150,500	$34,875	$287,635
Stacey L. Moran	Vice President – Finance, Chief Financial Officer and Director	—	$150,500	—	$150,500
Mark T. Bradshaw	Director	$60,050	$43,000	$90,900	$193,950
Lawrence M. Fodrowski	Director	$113,800	$43,000	$78,943	$235,743
Charles H. House	Director	$379,626	$43,000	$29,850	$452,476

For additional information regarding the nature of each director’s and executive officer’s beneficial ownership of Company common stock, please see “Security Ownership of Certain Beneficial Owners and Management.”

Existing Arrangements

A summary of the terms and provisions of the current employment agreement with Mr. Brian J. Kelley and the current Amended and Restated Termination Severance Agreements with Mr. David E. Foley and Ms. Stacey L. Moran, our executive officers, is set forth below.

Brian J. Kelley Employment Agreement

On March 16, 2012, we entered into an employment agreement, effective January 30, 2012, with Brian J. Kelley to serve as our President and Chief Executive Officer until January 15, 2015 and thereafter for three successive twelve month periods unless written notice is given by either party not to extend the term at least sixty days prior to the then effective expiration date. The employment agreement provides for Mr. Kelley to receive base compensation at the rate of $310,000 per annum, and a $15,000 bonus for his service in 2011. Mr. Kelley is eligible to participate in any executive bonus program (as defined in the employment agreement) that we may adopt. Mr. Kelley is also eligible to participate in benefits offered to our other executives and key management in accordance with the terms of the applicable plans. Mr. Kelley’s base compensation and other benefits are subject to periodic increases at the discretion of the board or the compensation committee of the board. Mr. Kelley is also to be reimbursed for his reasonable business expenses and up to $2,500 of monthly commuting expenses. We also agreed to pay up to $10,000 of Mr. Kelley’s legal fees that may be incurred in connection with the termination of this employment agreement.

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In the event of Mr. Kelley’s death or termination of his employment at our election by virtue of his disability (as defined in the employment agreement), Mr. Kelley and his beneficiaries or dependents will be entitled to receive (i) a continuation of his then base salary for 18 months, (ii) a pro rata portion of his performance bonus for the prior year provided that, in the event our financial results in the year of termination are not substantially similar to our financial results for the prior year, Mr. Kelley will be entitled to receive such bonus, if any, as the board shall determine, (iii) a continuation for 18 months of the benefits being provided at the time and (iv) an acceleration of vesting of all stock options held by him at the time, which will remain exercisable for one year from the date of termination of his employment but not later than the date the options would otherwise expire under the terms of the applicable stock option contract.

In addition, the employment agreement provides that, for a period of three months from and after the occurrence of a change in control, Mr. Kelley has the right to terminate his employment pursuant to the employment agreement. Such termination would constitute Mr. Kelley’s resignation for good reason (as defined in the employment agreement) and entitle Mr. Kelley to receive (i) severance at a rate equal to the sum of his then base salary plus his bonus for the prior year, payable for 18 months (ii) a pro rata portion of his performance bonus for the prior year provided that, in the event our financial results in the year of termination are not substantially similar to our financial results for the prior year, he will be entitled to receive such bonus, if any, as the board shall determine and (iii) an acceleration of vesting of all stock options held by him at the time, which will remain exercisable for one year from the date of termination of his employment but not later than the date the options would otherwise expire under the terms of the applicable stock option contract. The merger with Kelta will constitute a change in control under Mr. Kelley’s employment agreement. As a result, if Mr. Kelley elects to terminate his employment within three months of the effective time of the merger, he would be entitled to receive the benefits described above. See “The Merger – Executive Compensation” below.

If our employment agreement with Mr. Kelley is terminated for cause or Mr. Kelley voluntarily resigns and the voluntary resignation does not constitute a resignation for good reason, Mr. Kelley is not entitled to receive, and the Company shall not be obligated to pay, any base salary, bonus, severance salary, exercise or retention of any rights, or any other benefits, except for any unpaid base salary accrued prior to the effective date of termination, any unpaid bonus amounts earned for periods prior to the year in which the termination occurs, and those, if any, required to be extended by applicable law.

Mr. Kelley has agreed, in the employment agreement, to maintain the confidentiality of confidential information pertaining to our business and, for eighteen months following the termination of his employment for any reason not to, directly or indirectly, in general, engage in competitive activities, induce customers to cease doing business or to reduce the level of business then being conducted, with us, or otherwise interfere with our goodwill or interfere with our relationship with our employees.

Amended and Restated Termination Severance Agreements

We are parties to Amended and Restated Termination Severance Agreements with Mr. David E. Foley and Ms. Stacey L. Moran, as well as certain of our other employees. Pursuant to the Amended and Restated Termination Severance Agreements, in the event the officer is terminated, for any reason other than for cause, or if his or her employment is terminated as a result of death or the officer voluntarily terminates employment with the Company for “good reason” (in general, an adverse change in responsibilities or conditions of employment or a reduction in compensation) we are required to pay an amount equal to one year’s base salary then in effect, with such amount paid in 12 monthly installments. In addition, we are required, to the extent permitted under the terms of our group insurance plans, to continue to provide continuation of insurance benefits for 12 months or to reimburse the terminated officer premiums associated with providing comparable coverage under federal COBRA law.

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Under the Amended and Restated Termination Severance Agreements, any unvested restricted stock will vest and any stock option granted to the employee will automatically vest upon the occurrence of a termination event described above, and the exercise period for any option will be extended to a date which is the 15th day of the third month following the date on which, or, if later, December 31 of the calendar year in which the stock option otherwise would have expired in accordance with the terms of such option, but in no event after the last day of the scheduled term of such option or, if earlier, the tenth anniversary of the original date of grant of such option.

All amounts payable pursuant to the Amended and Restated Termination Severance Agreements are conditioned upon the officer entering into a Release and Covenant Not to Sue as provided in the Amended and Restated Termination Severance Agreement.

For purposes of the Amended and Restated Termination Severance Agreements, an employee’s voluntary termination of employment with the Company as a result of a change in control (as defined in the agreements and described below and including as a result the merger) will not constitute the voluntary termination of the employee’s employment with the Company for good reason. In the event of a change in control, any stock option granted to any party to an Amended and Restated Termination Severance Agreement which has not, by its express terms, vested will be deemed to have vested upon the occurrence of such “change in control.”

The proposed merger will constitute a change in control under the Amended and Restated Termination Severance Agreements. Other than with respect to restricted stock and stock options as to which the merger consideration exceeds the exercise price, as described above, no payments will be due to Mr. Foley, Ms. Moran, or other employees under their respective Amended and Restated Termination Severance Agreements in connection with, or as a result of, the merger. See “The Merger — Executive Compensation” below.

Indemnification of Directors and Officers

From and after the effective time of the merger, Kelta will cause the surviving corporation to, and the surviving corporation will, indemnify and hold harmless our current directors and officers to the fullest extent permitted under applicable law, our certificate of incorporation and bylaws and to advance expenses to those directors and officers (provided they agree to repay such advances if it is ultimately determined such person is not entitled to indemnification), against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time of the merger, including the transactions contemplated by the merger agreement, to the same extent as provided in the certificate of incorporation or bylaws of the Company, or any other applicable contract, in effect on the date of the merger agreement. The indemnification provisions in the certificate of incorporation and bylaws of the surviving corporation must be no less favorable than those set forth in the Company’s certificate of incorporation and bylaws as of the date of the merger agreement and, except to the extent required by law, may not be amended or modified for a period of six years following the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who were directors and officers of the Company and its subsidiaries at or prior to the effective time.

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For a period of six years following the effective time of the merger, Kelta has agreed to cause the surviving corporation to maintain in effect for the benefit of the directors and officers of the Company and its subsidiaries who are covered by the directors’ and officers’ liability insurance policy as of the date of the merger agreement for acts or omissions occurring on or prior to the effective time of the merger, on terms of coverage no less favorable in the aggregate than those of the Company’s and any of its subsidiaries’ directors’ and officers’ insurance policy in effect on the date of the merger agreement. The obligation of the surviving corporation to provide this insurance coverage is subject to a maximum on the aggregate premium payable for such coverage of $170,000. If the surviving corporation cannot maintain the existing or equivalent insurance coverage without exceeding the $170,000 maximum, the surviving corporation is required to obtain a policy with the greatest coverage available for a cost not exceeding such maximum. The surviving corporation may satisfy the foregoing requirement by purchasing a “tail” directors’ and officers’ liability insurance under the Company’s or any of its subsidiaries’ policy covering the same persons and providing the same coverage and amounts and terms that are no less favorable in the aggregate when compared to those of the Company’s or any of its subsidiaries’ directors’ and officers’ insurance policy in effect on the date of the merger agreement.

Executive Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K concerning the compensation for each of our named executive officers that is based on or otherwise relates to the merger of the Company and assuming the following:

•	the merger had been completed and the named executive officers had been terminated without cause on May 13, 2012; and

•	the merger consideration of $2.15 per share.

Golden Parachute Compensation

Name	Cash ($)		Equity ($) (1)		Total ($)

Brian J. Kelley	$520,645	(2)(3)	$510,080	(4)	$1,030,725
President and
Chief Executive Officer

Kenneth A. Paladino (5)	—		—		—
Former President and
Chief Executive Officer

David E. Foley	—		$185,375	(6)	$185,375
Vice President

Stacey L. Moran	—		$150,500	(7)	$150,500
Vice President and Chief Financial Officer

(1) The amounts listed in this column vest in connection with the merger. Such vesting is not conditioned upon termination of the named executive officer’s employment.

(2) The amount listed is payable if Mr. Kelley terminates his employment agreement with the Company within three months of the occurrence of the merger. See “The Merger — Interests of Certain Persons in the Merger — Existing Arrangements.”

(3) Consists of severance of $487,500 (based on his current salary of $310,000 plus 2011 bonus of $15,000) payable over 18 months, plus a bonus for 2012 of $33,145 ($7,500 per month, pro rated for any partial month) assuming he elected to terminate his employment following the consummation of the merger.

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(4) Consists of $473,000 attributable to the value of restricted stock awards which will vest at the effective time of the merger, and $37,080 attributable to Company stock options formerly issued to Mr. Kelley at a time he was a non-employee director that had previously vested or that vest at the effective time of the merger.

(5) Mr. Paladino’s employment with the Company was terminated, effective as of October 24, 2011. Therefore, he will not receive any compensation that is based on or otherwise relates to the merger, other than in his capacity as a shareholder of the Company and payment for previously vested and unexercised options that have an exercise price that is less than $2.15 per share.

(6) Consists of $150,500 attributable to the value of restricted stock awards which will vest at the effective time of the merger, and $34,875 attributable to Company stock options that had previously vested or that vest at the effective time of the merger and have an exercise price that is less than $2.15 per share.

(7) Consists of $150,500 attributable to the value of restricted stock awards which will vest at the effective time of the merger.

The payments equal to $1,030,725, $185,375, and $150,500 payable to Messrs. Kelley and Foley, and Ms. Moran, respectively, are made pursuant to the arrangements discussed in the sections of this proxy statement titled “The Merger — Interests of Certain Persons in the Merger — Treatment of Restricted Stock and Stock Options” and “The Merger — Interests of Certain Persons in the Merger — Existing Arrangements.” Cash payments under the Company’s Amended and Restated Termination and Severance Agreements with Mr. Foley and Ms. Moran are not conditioned upon the occurrence of a change in control or their termination following a change in control but, rather are payable upon their termination of service, with certain exceptions, whether or not a change in control occurs. Therefore, they have not been included in the table above.

As described in “The Merger — Interests of Certain Persons in the Merger — Treatment of Restricted Stock and Stock Options,” at the effective time of the merger, outstanding shares of restricted stock will become fully vested and outstanding options to purchase Company common stock will become fully exercisable and vested. Each holder of a restricted share will receive the merger consideration for each restricted share held at the effective time of the merger, less any applicable withholding taxes. Each holder of a stock option of the Company that is outstanding as of the effective time of the merger and has an exercise price that is less than the per share merger consideration of $2.15 per share will receive, in exchange for the cancellation of such stock option, a cash payment, less any applicable withholding taxes, equal to (i) the number of shares of Company common stock subject to such option, multiplied by (ii) the excess of $2.15 over the exercise price per share of such option. Options with an exercise price per share that is equal to or greater than $2.15 will be canceled at the effective time of the merger without any cash payment being made in respect thereof and without any other consideration. As a result, the amounts in the table above under the “Equity” column are payable to Mr. Kelley regardless of the provisions of his employment agreement and to Mr. Foley and Ms. Moran regardless of the provisions contained in their respective Amended and Restated Termination and Severance Agreements.

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Legal Proceedings

On May 16, 2012, a purported class action lawsuit was filed in the Supreme Court of the State of New York, County of Suffolk, by Richard Rendine, an alleged stockholder of the Company (Rendine v. Bradshaw et al., Index No. 015159-2012). On May 18, 2012, two additional purported class action lawsuits were filed in the Supreme Court of the State of New York, County of Greene, by alleged stockholders of the Company (Richardson v. Tii Network Technologies, Inc. et al., Index No. 12-0521 and Kaminshi v. Tii Network Technologies, Inc. et al., Index No. 12-0520). On May 22, 2012, another purported class action lawsuit was filed in the Supreme Court of the State of New York, County of Suffolk, by The Vladimir Gusinsky Living Trust, an alleged stockholder of the Company (The Vladimir Gusinsky Living Trust v. Tii Network Technologies, Inc. et al., Index No. 015846-2012). On June 7, 2012, the plaintiffs moved to consolidate the related actions and to appoint lead plaintiffs and co-lead counsel. The motion is currently pending. On June 20, 2012, the plaintiffs filed an amended class action complaint in the Supreme Court of the State of New York, County of Suffolk (Rendine v. Bradshaw et al., Index No. 015159-2012). The amended class action complaint alleges: (i) that the members of the Company board breached fiduciary duties they allegedly owed in negotiating and approving the merger agreement, that the merger consideration negotiated in the merger agreement is inadequate, that the terms of the merger agreement impose improper deal protection devices that will preclude competing offers, and that they ignored or did not protect against alleged conflicts of interest in connection with the directors in connection with the merger and (ii) that Kelta and Merger Sub aided and abetted the purported breaches of fiduciary duty. The amended class action complaint seeks, among other things, an injunction against the consummation of the merger and rescission in the event that the merger has already been consummated prior to the entry of the court’s final judgment, an injunction against any defensive measures the members of the Company board may initiate that would inhibit their ability to maximize value for shareholders of the Company, an award of damages and costs and expenses, including reasonable attorney’s fees. The Company intends to vigorously defend the claims raised against it in these lawsuits.

Except as discussed above, as of the date of this proxy statement, the Company is not aware of any material pending legal proceeding relating to the merger.

Regulatory Matters

We are not required to make any filings relating to the merger with the U.S. Department of Justice or the U.S. Federal Trade Commission. There can be no assurance that such governmental entities (or governmental entities in foreign jurisdictions) will not challenge the merger on competition or other grounds or, if such a challenge is made, of the results thereof. Further, there can be no assurance that the settlement of any such challenge will not involve the imposition of conditions on the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See “The Merger Agreement — Conditions to Closing the Merger.”

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, including, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar and holders who will own, actually or constructively, any stock of Kelta or the surviving corporation at the effective time of the merger. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

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We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you.

All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation (currently, at a rate of 15%). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or different prices, such U.S. holder may determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

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A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder has previously established or properly establishes an exemption or provides his, her or its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS. All U.S. holders surrendering shares of Company common stock pursuant to the merger should complete and sign, under penalty of perjury, the IRS Form W-9 included as part of the Letter of Transmittal and return it to the paying agent to provide the information, including such holder’s taxpayer identification number, and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in another manner satisfactory to us and the exchange agent). Corporations are not subject to backup withholding.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an IRS Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the five years preceding the merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such non-U.S. holder’s ownership of more than 5% of the Company’s common stock. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

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A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder timely furnishes the required information to the IRS. In order to avoid backup withholding, a non-U.S. holder should complete and sign an IRS Form W-8BEN or other applicable IRS Form W-8 which may be obtained from the exchange agent or at www.irs.gov/app/picklist/list/formsInstructions.html.

Appraisal Rights

Under specified circumstances, a holder may be entitled to appraisal rights in connection with the merger. See “Appraisal Rights” beginning on page 76. If a holder of Company common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in its Company common stock in a manner similar to a holder’s receipt of cash pursuant to the merger, as described above. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Company common stock who exercise appraisal rights are urged to consult their own tax advisors as to the U.S. federal income tax consequences of their exercise of appraisal rights.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

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THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Kelta and Merger Sub are qualified and subject to important limitations agreed to by them in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue and allocating risk between the parties to the merger agreement, rather than establishing as facts the matters described therein. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and, in some cases, were qualified by matters contained in documents and other disclosures not reflected in the merger agreement. Moreover, the representations and warranties do not purport to be accurate as of the date of the proxy statement and may have changed since the date of the merger agreement. The Company will provide additional disclosure in its public reports to the extent it becomes aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the merger agreement and will update such disclosure as required by federal securities laws.

The Merger

Upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the effective time of the merger (as explained below), Merger Sub, a wholly-owned subsidiary of Kelta, will be merged with and into the Company, and the separate existence of Merger Sub will cease. Following the effective time, the Company will continue as the surviving corporation of the merger and will become a wholly-owned subsidiary of Kelta. The certificate of incorporation of the Company, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of the surviving corporation. The bylaws of the Company, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation. The directors and officers of the surviving corporation immediately after the effective time of the merger will be the respective individuals who are directors and officers of Merger Sub immediately prior to the effective time of the merger.

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Effective Time of the Merger

The closing of the merger will occur no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions, other than those conditions that by their nature cannot be satisfied prior to the closing, but subject to the satisfaction or waiver of these conditions at closing, set forth in the merger agreement. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State (or at such later time as may be agreed to by the Company, Kelta and Merger Sub and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval. Although we currently expect to complete the merger during the third quarter of 2012, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of Company common stock, other than treasury stock, any shares owned by Kelta, Merger Sub, or any direct or indirect wholly-owned subsidiary of Company, Kelta or Merger Sub, and any shares owned by stockholders which have not voted in favor of the merger, have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights and have not effectively withdrawn or lost such stockholder’s rights to appraisal, will be converted into and represent the right to receive $2.15 in cash, payable without interest and less applicable withholding taxes. Treasury shares and shares of Company common stock owned by Kelta, Merger Sub, or any direct or indirect wholly-owned subsidiary of Company, Kelta or Merger Sub will be canceled and retired without any conversion and such shares shall cease to exist, and no consideration shall be delivered with respect to such shares. Shares held by our stockholders who perfect their appraisal rights will be entitled to receive an amount in cash equal to the “fair value” of such shares, plus interest, if any, on the amount determined to be the fair value, as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures

On or prior to the closing date of the merger, Kelta will select a bank or trust company reasonably acceptable to the Company to act as paying agent in the merger. At or prior to the closing date of the merger, Kelta will make available to the paying agent cash (the “payment fund”), that is sufficient for the payment of the merger consideration detailed above. As soon as reasonably practicable after the effective time of the merger, but in any event within five business days following the effective time of the merger, the paying agent shall mail to the record holders of Company common stock a letter of transmittal and instructions for the surrender of such holder’s Company common stock in exchange for the merger consideration. You will be entitled to receive the merger consideration only upon surrender of the Company stock certificate or book entry share to the paying agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the paying agent or Kelta. Until surrendered, the Company common stock will be deemed to represent only the right to receive the merger consideration. If your Company stock certificate has been lost, stolen or destroyed, Kelta or the paying agent may, in its sole discretion as a condition to the payment of the merger consideration, require you to provide an appropriate affidavit and deliver a bond (in such sum as Kelta, the paying agent or the surviving corporation may reasonably direct) as indemnity against any claim that may be made against the paying agent, Kelta, or the surviving corporation with respect to your lost Company stock certificate.

Any portion of the payment fund that remains undistributed to holders of Company common stock one year after the effective time of the merger will be delivered to Kelta upon demand. Any holders of Company common stock who have not complied with the payment procedures described above within one year after the effective time of the merger shall look only to Kelta for payment of the merger consideration.

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The paying agent, Kelta and the surviving corporation are entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to the merger agreement to any holder or former holder of Company common stock any amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable law.

Treatment of Restricted Stock and Stock Options

Outstanding shares of restricted stock will become fully vested and outstanding options to purchase Company common stock will become vested and fully exercisable as of the effective time of the merger. Each holder of a restricted share will receive the merger consideration for each restricted share held at the effective time of the merger, less any applicable withholding taxes. Each holder of a stock option of the Company that is outstanding as of the effective time of the merger and has an exercise price that is less than the merger consideration will receive, in exchange for the cancellation of his or her stock option, a cash payment, less any applicable withholding taxes, equal to (i) the number of shares of Company common stock subject to the option, multiplied by (ii) the excess of $2.15 over the exercise price of the option. Options with an exercise price per share that is equal to or greater than $2.15 will be canceled at the effective time of the merger without any cash payment being made in respect thereof and without any other consideration.

Representations and Warranties

In the merger agreement, we made representations and warranties to Kelta and Merger Sub, including those relating to the following:

•	the corporate organization, good standing and authority with respect to the Company and its subsidiaries;

•	the organizational documents of the Company and its subsidiaries;

•	the Company’s authorization (including board of directors approval and direction to submit the merger agreement to a stockholder vote and recommendation of stockholder approval), execution, delivery and performance of the merger agreement and the transactions contemplated thereby and the enforceability of the merger agreement;

•	the existence, if any, of conflicts with, or violations of, the Company’s and any subsidiaries’ organizational documents or any resolution adopted by the board of directors or the stockholders of the Company or any of its subsidiaries, applicable law, licenses and permits, and certain agreements as a result of the Company’s execution of the merger agreement or consummation of the merger, and the identification of government filings of the Company required in connection therewith;

•	compliance with applicable laws and permits;

•	the capitalization of the Company and its subsidiaries;

•	our SEC filings, including financial statements, exhibits and other information contained or incorporated therein, since January 1, 2009 and on or prior to the date of the merger agreement, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	the existence of any undisclosed liabilities;

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•	the absence of certain changes or events involving the Company since December 31, 2011;

•	the Company’s intellectual property;

•	the Company’s owned and leased property, including real property;

•	the Company’s filing of tax returns, payment of taxes and other tax matters;

•	the Company’s employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits;

•	environmental matters with respect to the Company’s operations;

•	the existence of pending or, to the Company’s knowledge, threatened litigation involving the Company;

•	the Company’s material contracts;

•	the Company’s insurance policies;

•	labor and employment matters;

•	any interests of officers and directors of the Company or any of its subsidiaries or any of their respective affiliates in any property used in or pertaining to the business of the Company and its subsidiaries, or in any supplier, distributor or customer of the Company and its subsidiaries, or any other relationship, contract or understanding with the Company and its subsidiaries;

•	compliance with the United States Foreign Corrupt Practices Act and other applicable anticorruption laws;

•	the existence, if any, of any takeover provisions applicable to the transactions contemplated by the merger agreement;

•	brokers’ fees and expenses;

•	the existence of certain controls and procedures with respect to the Company’s financial reporting and compliance with the applicable listing and governance rules of the Nasdaq Capital Market;

•	the information included in this proxy statement; and

•	the opinion of the Company’s financial advisor.

In the merger agreement, Kelta and Merger Sub made representations and warranties to the Company, including those relating to the following:

•	corporate organization, good standing and authority with respect to Kelta and Merger Sub;

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•	authorization and enforceability of the merger agreement;

•	the existence, if any, of conflicts with, or violations of, Kelta’s or Merger Sub’s organizational documents or any resolution adopted by the board of directors or the stockholders of Kelta or Merger Sub, applicable laws as a result of such entities’ execution of the merger agreement or consummation of the merger and the identification of government filings of such entities or governmental or other consents required in connection therewith;

•	whether Kelta or Merger Sub has been an “interested stockholder” of the Company at any time during the last three years as defined in Section 203 of the DGCL, other than as contemplated by the merger agreement;

•	the information supplied by Kelta or Merger Sub included in this proxy statement;

•	Kelta’s ability to have sufficient and immediately available funds (including availability through Kelta’s current credit facilities) to pay the merger consideration and the option merger consideration in full, at the closing;

•	the existence of pending or, to the knowledge of Kelta, threatened litigation involving Kelta or any of its subsidiaries;

•	brokers’ fees and expenses;

•	agreements or understandings, if any, with any of the officers and directors of the Company, its subsidiaries, or any of their affiliates; and

•	Kelta’s independent investigation of the Company.

The representations and warranties contained in the merger agreement will not survive the merger.

Definition of Company Material Adverse Effect

Several of the representations and warranties made by us in the merger agreement are qualified by reference to whether the item in question would have a “Company material adverse effect.” The merger agreement provides that a “Company material adverse effect” means events, violations, circumstances, or other matters which, individually or in the aggregate, had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Company and its subsidiaries taken as a whole, (ii) the ability of the Company to consummate the merger or any of the other contemplated transactions, or (iii) Kelta’s ability to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to the stock of the surviving corporation.

However, none of the following, or any effect relating to or resulting therefrom, shall be deemed either in and of itself, or in combination, to constitute, and none of them shall be taken into account in determining whether there has been or would be, a “Company material adverse effect”:

•	economic, financial market, or geopolitical conditions in general;

•	general changes or developments in the industries in which the Company and its subsidiaries operate;

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•	the announcement of the merger agreement and the transactions contemplated thereby, any actions or omissions of Kelta or any of its affiliates related to the merger agreement, or any facts or circumstances concerning Kelta or any of such affiliates related to the merger agreement;

•	changes in tax laws or regulations, or applicable accounting regulations or principles or interpretations thereof;

•	changes in the market price or trading volume of the Company common stock (but not the underlying reasons thereof unless such reasons would otherwise be excepted from the definition of “Company material adverse effect”);

•	the failure by the Company to meet any expected or projected financial or operating performance target, as well as any change by the Company in any expected or projected financial or operating performance target (but not the underlying reasons thereof unless such reasons would otherwise be excepted from the definition of “Company material adverse effect”);

•	acts of God, national or international hostilities, war (whether or not declared) or terrorism;

•	compliance with the terms and conditions of the merger agreement by the Company or as consented to in writing by Kelta or Merger Sub;

•	any breach of the merger agreement by Kelta or Merger Sub; or

•	results for the quarter ended March 31, 2012 materially consistent with those set forth in our earnings release for the quarter ended March 31, 2012 (which was delivered to Kelta as part of our disclosure schedules under the merger agreement).

For purposes of the first, second, fourth and seventh bullet points, the effect on the Company and its subsidiaries, taken as a whole, may not be disproportionate to that on other companies in the industry in which the Company operates.

Covenants Relating to the Conduct of the Company’s Business

Prior to the effective time of the merger, except with the prior written consent of Kelta, which consent will not be unreasonably withheld, delayed or conditioned, we have agreed to, and will cause each of our subsidiaries to:

•	conduct our business in the ordinary course of business consistent with past practice and comply in all material respects with all applicable laws and all material contracts; and

•	use commercially reasonably efforts to ensure that we and each of our subsidiaries preserve intact our current business organizations, keep available the services of our current officers and employees, and maintain, in all material respects, our relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other persons having business relationships with us and each of our subsidiaries, respectively.

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In addition, except as otherwise contemplated by the merger agreement, as is reasonably necessary for the Company to take all actions required by the merger agreement or as set forth in the disclosure schedules delivered in connection with the merger agreement, prior to the effective time of the merger, except with the prior written consent of Kelta, which consent shall not be unreasonably withheld, delayed or conditioned, we will not, and will not permit any of our subsidiaries to:

•	take any action that, had it occurred prior to the date of the merger agreement, would have violated the merger agreement or been disclosed in the disclosure schedules delivered in connection with the merger agreement with respect to the settlement of any action, complaint, claim, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or governmental entity, to which we or any of our subsidiaries are a party or any of our respective properties is subject;

•	declare, set aside, or pay any dividends on, or make any other distributions in respect of, any of our capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly-owned subsidiary of the Company to us, or split, combine, or reclassify any of our capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of our capital stock or other equity or voting interests, or purchase, redeem, or otherwise acquire any shares of capital stock or any other securities of the Company or any of our subsidiaries or any options, warrants, calls, or rights to acquire any such shares or other securities or take any action that would result in any material change of any term (including any conversion price thereof) of any debt security of the Company or any of our subsidiaries;

•	issue, deliver, sell, pledge, or otherwise encumber any shares of our capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such shares, interests, or securities or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of the Company common stock or the value of the Company or any part thereof (other than the issuance of shares of Company common stock upon the exercise of Company stock options in accordance with their present terms);

•	amend or propose to amend our organizational documents or effect or, except as permitted under the merger agreement, become a party to any merger, consolidation, share exchange, business combination, recapitalization or similar transaction;

•	except as set forth in the merger agreement, acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any entity or division thereof;

•	other than in the ordinary course of business consistent with past practice, acquire any material assets or a license therefor, or make any capital expenditures, or incur any obligations or liabilities in connection therewith, except pursuant to existing contracts or that, in the aggregate, would not exceed $200,000;

•	except in the ordinary course of business consistent with past practice, enter into, amend, or terminate any lease or sublease of real property (whether as a lessor, sublessor, lessee, or sublessee) or fail to exercise any right to renew any lease or sublease of real property;

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•	sell, grant a license in, or otherwise subject to any encumbrance or otherwise dispose of any of our material properties or assets, other than the sale of inventory and the granting of nonexclusive licenses in the ordinary course of business consistent with past practice;

•	incur any indebtedness, including indebtedness under our credit facility, or repurchase, prepay, or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of our subsidiaries, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of the foregoing;

•	make any loans, advances, or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly-owned subsidiary of the Company;

•	pay, discharge, settle, or satisfy any material claims or legal proceeding (including claims of stockholders and any stockholder litigation relating to the merger agreement, the merger, or any other contemplated transaction or otherwise), or waive, release, grant, or transfer any right of material value other than in the ordinary course or business consistent with past practice, or commence any material legal proceeding (other than to enforce any rights under the merger agreement);

•	except in the ordinary course of business consistent with past practice or as set forth in the merger agreement, enter into, amend, modify, change, or terminate any material contract;

•	except as required by applicable laws, adopt or enter into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or any of our subsidiaries;

•	except for increases, grants or payments that were disclosed to Kelta prior to the date of the merger agreement, increase or grant in any material manner the compensation or benefits of, or pay any bonus, severance or termination payment to, any employee, officer, director, or independent contractor of the Company or any of our subsidiaries;

•	except as contemplated by the merger agreement or as required by law or any Company benefit plan, pay to any employee, officer, director, or independent contractor of the Company or any of our subsidiaries any benefit, including severance or termination payments, not provided for under any contract or Company benefit plan in effect on the date of the merger agreement, grant any awards under any Company benefit plan (including the grant of Company stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock or restricted stock units or the removal of existing restrictions in any contract or Company benefit plan or awards made thereunder), take any action to fund any future payment of, or in any other way secure the payment of, compensation or benefits under any contract or Company benefit plan, take any action to accelerate the vesting or payment of any compensation or benefit under any contract or Company benefit plan, adopt, enter into, or amend any Company benefit plan other than offer letters entered into with new employees in the ordinary course of business consistent with past practice that provide, except as required by applicable laws, for “at will employment” with no severance benefits, or make any material determination under any Company benefit plan that is not in the ordinary course of business consistent with past practice;

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•	fail to accrue a reserve in our books and records and financial statements in accordance with past practice for taxes payable by us or any of our subsidiaries, settle or compromise any material legal proceeding relating to any tax, make, change or revoke any tax election, make any change to its method of reporting income, deductions, or other tax items for tax purposes, enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability, or waive any statute of limitations in respect of taxes or right to any extension of time with respect to a tax assessment or deficiency;

•	except as required by generally accepted accounting principles in the United States or applicable laws, change our fiscal year, revalue any of our material assets, or make any change in financial or tax accounting methods, principles or practices;

•	take any action, or fail to take any action, if such action or omission would, or would be reasonably likely to result in the failure of the conditions set forth in the merger agreement with respect to our representations and warranties made to Kelta and Merger Sub to be satisfied as of the closing;

•	fail to use our commercially reasonable efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with comparable insurance policies covering us, our subsidiaries and our respective properties, assets and businesses;

•	increase the size of our board; or

•	authorize any of, or commit, resolve, or agree to take any of, the foregoing actions.

Conditions to Closing the Merger

Conditions to Obligations of the Company, Kelta and Merger Sub

The obligations of the Company, Kelta and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or following the effective time of the merger, including the following:

•	the approval and adoption of the merger agreement by the Company’s stockholders; and

•	no temporary restraining order, preliminary or permanent injunction, or other order of a governmental body prohibiting the consummation of the merger shall be in effect, and no law shall be in effect that makes consummation of the merger illegal or otherwise prohibits or interferes with the consummation of the merger.

Conditions to Obligations of Kelta and Merger Sub

In addition, the obligations of Kelta and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or following the effective time of the merger, including the following:

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•	each of the representations and warranties of the Company contained in the merger agreement being true and correct in all respects as of the date of the merger agreement, and as of the closing as though made at closing (except for representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except to the extent any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Company material adverse effect, except that, any representation or warranty of Company that is qualified by materiality (or words of similar import) or Company material adverse effect shall be read as if such language were not present;

•	the Company shall have performed in all material respects, each of the covenants and obligations in the merger agreement that the Company is required to comply with or perform at or prior to the closing;

•	the Company shall have provided Kelta with a certificate from the chief executive officer or the chief financial officer of the Company, in his or her capacity as such, as to the satisfaction of the conditions described in the two immediately preceding bullet points;

•	since the date of the merger agreement, a Company Material Adverse Effect shall not have occurred;

•	no legal proceeding shall be pending (a) challenging or seeking to restrain or prohibit the consummation of the merger or any of the other contemplated transactions; (b) seeking to prohibit or limit Kelta’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the surviving corporation; (c) which would materially and adversely affect the right of the surviving corporation to own the assets or operate the business of the Company and its subsidiaries; or (d) seeking to compel Kelta or the Company or any subsidiary of Kelta or the Company to dispose of or hold separate any material assets, as a result of the merger or any of the other contemplated transactions; and

•	holders of shares of Company common stock representing in excess of 10% of the outstanding shares of Company common stock shall not have exercised (or, if exercised, shall have withdrawn such exercise by the close of business on the day after the day of the Company stockholders meeting) their appraisal rights in connection with the merger.

Conditions to Obligations of the Company

In addition, the obligations of the Company to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, at or following the effective time of the merger, including the following:

•	each of the representations and warranties of Kelta and Merger Sub contained in the merger agreement shall be true and correct in all respects as of the date of the merger agreement, and as of the closing as though made at the closing (except for representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except to the extent any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Kelta material adverse effect, except that, for purposes of this condition, any representation or warranty of Kelta or Merger Sub that is qualified by materiality (or words of similar import) or Kelta material adverse effect shall be read as if such language were not present;

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•	Kelta and Merger Sub shall have performed in all material respects each of the covenants and obligations in the merger agreement that the Kelta or Merger Sub, as applicable, is required to comply with or perform at or prior to the closing;

•	Kelta shall have provided the Company with a certificate from the president of Kelta as to the satisfaction of the conditions described in the two immediately preceding bullet points; and

•	Kelta shall have deposited or caused to be deposited with the paying agent at or prior to closing cash sufficient to pay the merger consideration for all issued and outstanding shares of Company common stock.

The merger agreement provides that a “Kelta material adverse effect” means any change, effect, event, or occurrence that prevents or materially impedes, interferes with, hinders, or delays the ability of Kelta or Merger Sub to consummate the merger or any of the other transactions contemplated by the merger agreement or to perform any of their respective obligations under the merger agreement.

Solicitation

Upon the execution and delivery of the merger agreement, we were required to immediately cease and terminate any existing discussions with any person that relate to any acquisition proposal.

Until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, we may not, directly or indirectly, and may not authorize or permit any of our subsidiaries or any of our respective representatives directly or indirectly to (i) solicit, initiate, or knowingly encourage the making, submission, or announcement of any acquisition proposal or take any action that could reasonably be expected to lead to an acquisition proposal, (ii) furnish any nonpublic information regarding the Company or any of its subsidiaries to any person in connection with or in response to an acquisition proposal or an inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal, (iii) engage in discussions or negotiations with any person with respect to any acquisition proposal, (iv) approve or recommend any acquisition proposal, or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction.

The non-solicitation provisions described above do not prohibit us from furnishing nonpublic information regarding the Company and its subsidiaries to, or entering into discussions with, any person in response to an unsolicited acquisition proposal that is, or is reasonably likely to result in, a superior proposal that is submitted to us by such person if (i) our board concludes in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the Company stockholders under applicable laws, (ii) prior to furnishing any such nonpublic information to, or entering into discussions with, such person, we give Kelta written notice of the identity of such person and our intention to furnish nonpublic information to, or enter into discussions with, such person, and we receive from such person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person by or on behalf of us and containing terms no less favorable to us than the terms of the confidentiality agreement attached as an exhibit to the merger agreement, and (iii) prior to furnishing any such nonpublic information to such person, we furnish such nonpublic information to Kelta.

As used in the merger agreement, an “acquisition proposal” means any proposal, offer, inquiry or indication of interest, including any proposal or offer from or to the Company stockholders, made by any person or “group” (as defined under Rule 13(d) of the Exchange Act), other than Kelta, whether in a single transaction or series of related transactions, and whether directly or indirectly, contemplating or otherwise relating to any transaction or series of transactions involving:

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•	any merger, consolidation, reorganization, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which we or any of our subsidiaries is a constituent corporation, (ii) in which a person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of our voting securities or any of our subsidiaries, or (iii) in which we or any of our subsidiaries issues or sells securities representing more than 20% of the outstanding securities of any class of our voting securities or any of our subsidiaries; or

•	any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the our consolidated net revenues, net income or assets.

As used in the merger agreement, a “superior proposal” means any bona fide acquisition proposal (except that all references to “20%” in the definition of “acquisition proposal” described above are replaced with 50%) made by any person (other than the Company, Kelta or Merger Sub), which our board determines in its good faith judgment (after consultation with their financial advisor and outside legal counsel and after taking into account all material legal, financial (including the financing terms thereof), regulatory, timing and other material aspects of the proposal, as well as any modification to the merger agreement that Kelta and Merger Sub agree in writing to make, (i) is on terms that are more favorable to the Company stockholders than the Kelta merger and (ii) is capable of being consummated within a reasonable period of time.

The Company shall promptly (and in no event later than forty-eight hours after receipt of any acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal, or any request for nonpublic information) advise Kelta orally and in writing of any acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries (including the identity of the person making or submitting such acquisition proposal, inquiry, indication of interest, or request, and the terms thereof) that is made or submitted by any person during the period of time between the date of the merger agreement and the effective time of the merger. The Company will keep Kelta reasonably informed with respect to the status of any such acquisition proposal, inquiry, indication of interest, or request and any modification or proposed modification thereto.

Restrictions on Change of Recommendation to Stockholders

Our board of directors may not change its recommendation with respect to the approval and adoption of the merger agreement by the Company stockholders or enter into an alternative acquisition agreement unless:

•	we receive a written offer for an alternative acquisition transaction;

•	such written offer was not obtained or made as a result of a breach of the merger agreement;

•	at least four business days prior to any meeting of our board at which it will consider and determine whether such offer is a superior proposal, we provide Kelta with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of such offer and the identity of the third party making the offer;

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•	the board determines in good faith, after consultation with an independent financial advisor and outside legal counsel, that such offer constitutes a superior proposal;

•	the board does not effect, or cause the Company to effect, a change in its recommendation at any time within four business days after written notice from the Company to Kelta that the board has determined that such offer is a superior proposal;

•	prior to effecting a change in its recommendation or approving or recommending such superior proposal or terminating the merger agreement to enter into an alternative acquisition agreement, the Company shall, during such four business day period, negotiate with Kelta to enable Kelta to propose in writing a binding offer to effect revisions to the terms and conditions of the merger agreement, as would alleviate the need for a change in its recommendation or such approval, recommendation or termination;

•	at the end of such four business day period, such offer has not been withdrawn and continues to constitute a superior proposal (taking into account any changes to the terms of the merger agreement proposed by Kelta as a result of the negotiations discussed above or otherwise); and

•	our board determines in good faith, after consultation with outside legal counsel, that, in light of such superior proposal, the failure to effect a change in its recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable law.

Termination

Kelta and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have approved and adopted the merger agreement at the special meeting.

In addition, Kelta, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other party if, among other things:

•	the merger has not been consummated by the end date, except that this right to terminate the merger agreement is not available to a party whose failure to perform any material obligation required to be performed by such party has been a cause of, or results in, the failure of the merger to be consummated by the end date;

•	a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, or has taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the merger, or a law shall be in effect that makes consummation of the merger illegal or otherwise prohibits or prevents the consummation of the merger; or

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•	the Company stockholders meeting has been held and completed and the merger agreement was not approved and adopted at such meeting by the required stockholder vote, except that this right to terminate the merger agreement is not available to a party if the failure to obtain the required stockholder vote is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party.

If (i) prior to termination pursuant to either the first or third bullets above, an acquisition proposal has been announced or disclosed and (ii) we enter into a definitive agreement with respect to, or consummate, an acquisition transaction within 12 months of such termination, then such termination will constitute a “Company termination fee trigger.”

Kelta may also terminate the merger agreement if:

•	our board fails to recommend that the Company stockholders vote to approve and adopt the merger agreement, a change in recommendation has occurred, our board has approved, supported, or recommended any acquisition proposal, we failed to include the board recommendation in this proxy statement, we, or any of our subsidiaries or any representative of ours or any of our subsidiaries has violated or breached any provisions set forth in the merger agreement related to the solicitation of any alternative acquisition proposal, or we, or any of our subsidiaries has taken any action in any material respect inconsistent with any provisions set forth in the merger agreement related to the solicitation of any alternative acquisition proposal;

•	any of our representations and warranties are inaccurate as of the date of the merger agreement, such that the inaccuracy would have a Company material adverse effect, or if any of our representations and warranties become inaccurate, such that the inaccuracy would have a Company material adverse effect if the condition were then being tested, and such inaccuracy, if capable of cure, has not been cured by us within 20 business days after its receipt of written notice thereof, or if any of our covenants contained in the merger agreement have been breached, such that the respective covenant has not been complied with or performed in all material respects; or

•	a Company material adverse effect has occurred.

Termination pursuant to the first bullet above will constitute a “Company termination fee trigger.” Termination pursuant to the second bullet above will also constitute a “Company termination fee trigger” if (i) prior to termination pursuant to the second bullet above, an acquisition proposal has been announced or disclosed and (ii) we enter into a definitive agreement with respect to, or consummate, an acquisition transaction within 12 months of such termination.

We may also terminate the merger agreement if:

•	any of Kelta’s or Merger Sub’s representations and warranties have been inaccurate as of the date of the merger agreement, such that the inaccuracy would have a Kelta material adverse effect, or if any of Kelta’s or Merger Sub’s representations and warranties have become inaccurate, such that the inaccuracy would have a Kelta material adverse effect if the condition were then being tested, and such inaccuracy, if capable of cure, has not been cured by Kelta within 20 business days after its receipt of written notice thereof, or if any of Kelta’s or Merger Sub’s covenants contained in the merger agreement have been breached such that the respective covenant has not been complied with or performed in all material respects; or

•	we enter into an alternative acquisition agreement with respect to a superior proposal pursuant to the terms of the merger agreement.

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Termination pursuant to the first bullet above will constitute a “Kelta reverse termination fee trigger” and termination pursuant to the second bullet above will constitute a “Company termination fee trigger.”

If the merger agreement is terminated, it will be of no further force or effect, except for certain provisions relating to the effect of termination, expenses and termination fees, and miscellaneous provisions, which will survive the termination of the merger agreement and will remain in full force and effect. Except as set forth in the merger agreement with respect to the termination fees, the termination of the merger agreement will not relieve any party from any liability for fraud or any material inaccuracy in or breach of any representations or any material breach of any warranty, covenant or other provision contained in the merger agreement, which the parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs.

Termination Fees

We have agreed to pay Kelta a termination fee of $1,000,000, inclusive of all fees and expenses, if the merger agreement is terminated pursuant to one of the provisions described above under “Termination” that constitutes a Company termination fee trigger.

Kelta will be required to pay us a reverse termination fee of $2,000,000, inclusive of all fees and expenses, if the merger agreement is terminated by us pursuant to the provisions described above under “Termination” that constitutes the Kelta reverse termination fee trigger.

Except for the termination fees described above, each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement, whether or not the merger is consummated.

Additional Agreements

Access and Investigation

Until the effective time of the merger, we will provide Kelta with reasonable access, upon reasonable notice, during normal business hours to our representatives, personnel and assets, books, records, tax returns, work papers, and other documents, and additional financial, operating, and other data and information regarding the Company and its subsidiaries, and provide copies thereof to Kelta, as Kelta may reasonably request, and we will confer regularly with Kelta concerning the status of our business as Kelta may reasonably request. In addition, until the effective time of the merger, we will promptly provide Kelta with all material operating and financial reports prepared for our management, including copies of the unaudited monthly consolidated financial statements and any other written reports or other written materials requested by Kelta.

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Directors’ and Officers’ Indemnification and Insurance

From and after the effective time of the merger, Kelta and/or Merger Sub will cause the surviving corporation to, and the surviving corporation will, indemnify and hold harmless our current directors and officers to the fullest extent permitted under applicable law and our organizational documents (and also advance expenses to such persons as incurred to the fullest extent permitted under applicable law and our organizational documents, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any action, arbitration, audit, hearing, litigation, suit or other similar proceeding, whether civil, criminal, administrative or governmental, arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the effective time of the merger, including the contemplated transactions, to the same extent as provided in our organizational documents, or any other applicable contract, in effect on the date of the merger agreement. However, the surviving corporation will not be required to provide indemnification to the indemnified persons with respect to claims initiated by the indemnified person, and not by way of defense, counterclaim or cross claim, except for actions or proceedings brought by an indemnified person to establish a right under or to enforce an indemnified person’s entitlement to indemnification, such actions as are approved by the board, or as otherwise required under applicable law.

For a period of six years from the effective time of the merger, Kelta and/or Merger Sub will cause the surviving corporation to, and the surviving corporation will, maintain in effect for the benefit of the directors and officers of the Company and its subsidiaries currently covered by the officers’ and directors’ liability insurance policies of the Company or any of its subsidiaries an insurance and indemnification policy that provides coverage for acts or omissions occurring on or prior to the effective time of the merger covering each such person on terms with respect to coverage and in amounts no less favorable in the aggregate than those of the Company’s or any of its subsidiaries’ directors’ and officers’ insurance policy in effect on the date of the merger agreement. However, the surviving corporation will not be required to pay an aggregate premium for the directors’ and officers’ insurance in excess of $170,000. If the aggregate premiums for such insurance coverage exceed $170,000, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount. The surviving corporation may satisfy the foregoing requirement by purchasing a “tail” policy under our existing directors’ and officers’ insurance policy that, in either such case, has an effective term of six years from the effective time of the merger, covers each director and officer currently covered by our directors’ and officers’ insurance policy in effect on the date of the merger agreement for actions and omissions occurring on or prior to the effective time of the merger, and contains the same coverage and amounts and contains terms that are no less favorable in the aggregate, in each case, when compared to those of our directors’ and officers’ insurance policy in effect on the date of the merger agreement.

The certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to indemnification than are set forth in our certificate of incorporation and bylaws, respectively, as of the date of the merger agreement, unless any modification is required by law (and then such modification will be made only to the minimum extent required by such law), which provisions shall not otherwise be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors or officers of the Company or any of its subsidiaries.

If Kelta, Merger Sub or the surviving corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provision will be made so that the successors and assigns of Kelta, Merger Sub or the surviving corporation will assume the indemnification obligations set forth in the merger agreement.

The provisions of the merger agreement related to indemnification will survive the consummation of the merger.

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Employee Matters

From and after the effective time of the merger, Kelta will, and will cause the surviving corporation to, honor and provide for payment of all obligations and benefits under the Company’s employment agreement with Mr. Kelley, all Amended and Restated Termination Severance Agreements and Company benefit plans and other agreements agreed to in the merger agreement.

Kelta has agreed to provide employees of the Company who continue their employment after the effective time of the merger with employee benefit plans, programs and policies (other than any defined benefit plans (whether qualified or nonqualified), equity-based awards or, to the extent not already a party to any such agreement, individual employment agreements) that are no less favorable in the aggregate to those employee benefits provided to similarly-situated employees of Kelta and its subsidiaries.

Kelta will provide continuing employees with service credit under Kelta’s employee benefit plans in which the continuing employees become eligible to participate after the effective time of the merger for such continuing employees’ service with the Company and for purposes of eligibility, participation, vesting and benefit accrual (other than under any defined benefit plan whether qualified or nonqualified) to the same extent such service was recognized under any similar Company benefit plan in which such continuing employee participated immediately prior to the effective date of the merger. Kelta has also agreed to credit continuing employees the amount of vacation and paid time off time that such employees had accrued under any applicable Company benefit plan prior to the effective time of the merger. With respect to any welfare benefit plans maintained by Kelta for the benefit of the continuing employees on and after the effective time of the merger, Kelta will use commercially reasonable efforts to give credit, in determining any deductible limitations, co-payments and out-of-pocket maximums to any amounts paid by such continuing employees for the calendar year in which the effective time of the merger occurs, with respect to similar plans maintained by the Company and with respect to any health benefit plans maintained by Kelta, ensure that no eligibility waiting periods, evidence of insurability requirements, or pre-existing condition limitations or exclusions will apply with respect to the continuing employees (except to the extent any such requirement, limitation or exclusion applied prior to the effective time of the merger under a similar Company benefit plan).

Nothing contained in the provisions of the merger agreement with respect to employee matters, express or implied, will be construed to create any third-party beneficiary rights in any present or former employee, service provider, independent contractor, consultant, any such person’s alternate payees, dependents or beneficiaries or any other person, whether in respect of continued service or resumed service, compensation, benefits or otherwise, nor will be regarded as amending any amended and restated termination severance agreement or Company benefit plan. Notwithstanding anything in the merger agreement to the contrary, on and after the effective time of the merger, the employment of employees by the surviving corporation will be subject to Kelta’s usual terms, conditions and policies of employment, including, without limitation, Kelta’s policies regarding modifications of the terms and conditions of employment.

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Commercially Reasonable Efforts

Kelta and the Company will cooperate fully with each other and will use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the merger and make effective the other contemplated transactions. Without limiting the generality of the foregoing, Kelta and the Company will use commercially reasonable efforts to make all filings and give all notices required to be made and given by such party in connection with the merger and the other contemplated transactions, and will submit promptly any additional information requested in connection with such filings and notices, will use commercially reasonable efforts to obtain each such identified consent required to be obtained following written notice by Kelta to the Company identifying the consent to be obtained, and will use commercially reasonable efforts to oppose or to lift, as the case may be, any restraint, injunction, or other legal bar to the merger.

Public Announcements

Kelta and the Company have agreed to consult with each other before issuing any press release or otherwise making any public statement or disclosure with respect to the merger or any of the other contemplated transactions and neither party will issue any press release or make any public statement or disclosure regarding the merger or any of the other contemplated transactions without the prior approval of the other party (which approval shall not be unreasonably withheld, conditioned, or delayed), except as may be required of the Company by applicable laws or Nasdaq rules, in which case the party proposing to issue such press release or make such public statement or disclosure will first, to the extent practicable, consult with the other party about, and allow the other party reasonable time to comment in advance on, such press release, public announcement, or disclosure.

Amendment and Waiver

Amendment

The merger agreement may be amended at any time prior to the effective time of the merger, whether before or after the approval and adoption of the merger agreement by the stockholders of the Company or Merger Sub, except that after any such stockholder approval and adoption of the merger agreement, no amendment shall be made to the merger agreement that by law requires further approval or authorization by the stockholders of the Company or Merger Sub without such further approval or authorization.

Waiver

At any time prior to the effective time of the merger, Kelta (with respect to the Company) and the Company (with respect to Kelta and Merger Sub), may, to the extent legally allowed, (i) extend the time for the performance of any obligations or other acts of such party, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or any document delivered pursuant to the merger agreement, and (iii) waive compliance with any covenants, obligations or conditions contained in the merger agreement. Any agreement on the part of a party to any such extension or waiver will only be valid if set forth in a written instrument signed on behalf of such party.

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APPROVAL OF EXECUTIVE COMPENSATION (PROPOSAL 2)

Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act require us to seek a nonbinding advisory vote from our stockholders to approve certain compensation that our named executive officers will receive in connection with the merger. Accordingly, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Tii Network Technologies, Inc. that is based on or otherwise relates to the merger, as disclosed in the table in the proxy statement for the special meeting entitled “Golden Parachute Compensation,” including the footnotes thereto and the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

Approval of this proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting. Approval of this proposal is not a condition to completion of the merger. The vote with respect to this proposal is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve this proposal, if the merger is approved by our stockholders and completed, the executive compensation may still be paid to the Company’s named executive officers to the extent payable in accordance with the terms of such compensation agreements and arrangements.

The board of directors recommends that you vote “FOR” approval of this nonbinding advisory proposal.

ADJOURNMENT AND POSTPONEMENT OF THE SPECIAL MEETING (PROPOSAL 3)

In the event that the number of shares of Company common stock present in person and represented by proxy at the special meeting and voting “FOR” approval and adoption of the merger agreement is insufficient to approve and adopt the merger agreement, we may move to adjourn or postpone the special meeting in order to enable us to solicit additional proxies in favor of approval and adoption of the merger agreement. In that event, we will ask Company stockholders to vote only upon the adjournment or postponement proposal and not on the other proposals discussed in this proxy statement.

The approval of the proposal to adjourn or postpone the special meeting if there are not sufficient votes to approve and adopt the merger agreement requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

The board of directors recommends that you vote “FOR” our adjournment or postponement proposal, if necessary, to solicit additional proxies.

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MARKET PRICE OF COMPANY COMMON STOCK

Our common stock trades on the Nasdaq Capital Market under the symbol “TIII.” The table below sets forth the quarterly high and low closing sales prices for our common stock as reported by NASDAQ for each quarter during the period from January 1, 2010 through the most recent practicable date before this proxy statement was mailed to our stockholders.

	Common Stock Price
	High	Low
Fiscal 2010
First Quarter	$1.45	$1.20
Second Quarter	1.74	1.29
Third Quarter	1.67	1.23
Fourth Quarter	3.02	1.20

Fiscal 2011
First Quarter	$3.93	$2.83
Second Quarter	3.07	2.21
Third Quarter	2.78	1.84
Fourth Quarter	1.99	1.32

Fiscal 2012
First Quarter	$1.75	$1.36
Second Quarter (through June 26, 2012)	2.15	1.34

The closing price of our common stock on the Nasdaq Capital Market on May 11, 2012, the last trading day prior to our announcement of the execution of the merger agreement, was $1.45 per share.  On June 26, 2012, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price of our common stock on the Nasdaq Capital Market was $2.11 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

To date, we have paid no cash dividends. In addition, under the merger agreement, we have agreed not to make, declare or pay any dividends on our common stock before the closing of the merger. Also, our bank credit agreement prohibits the payment of cash dividends.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of (except as noted in the footnotes) the record date for the special meeting, with respect to the beneficial ownership of our common stock by:

•	each person (including any “group,” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of the executive officers named in the Summary Compensation Table under the caption “Executive Compensation” in our definitive Proxy Statement for our 2012 Annual Meeting filed with the SEC on April 17, 2012; and
•	all of our current executive officers and directors as a group.

Beneficial Owner (1)	Shares Owned(2)		Percent of Class(3)
Bradley Louis Radoff
1177 West Loop South
Suite 1625
Houston, TX 07027	950,000	(4)	6.3%
Kenneth A. Paladino
23 Mowbray Avenue
Bay Shore, NY 11706	869,000	(5)	5.6%
BlackRock, Inc.
40 East 52nd Street
New York, NY 10022	812,521	(6)	5.4%
Mark T. Bradshaw	250,430	(7)	1.6%
Lawrence M. Fodrowski	274,430	(8)	1.8%
Charles H. House	339,070	(9)	2.2%
Brian J. Kelley	321,369	(10)	2.1%
David E. Foley	367,563	(11)	2.4%
Stacey L. Moran	70,000	(12)	*
All current executive officers and directors as a group (6 persons)	1,622,862	(13)	10.1%

(1)	We understand that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to that owner.
(2)	Includes shares subject to stock options but only to the extent exercisable on or within 60 days after the record date.
(3)	Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of common stock issuable upon the exercise of stock options (to the extent exercisable on or within 60 days after the record date) held by the person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.
(4)	Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 12, 2012.
(5)	Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on April 20, 2011, updated to the extent information is known to the Company. Includes 519,000 shares subject to options held under an employee stock option plan.

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(6)	Basely solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2012, reflecting information as at December 31, 2011.
(7)	Includes 20,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. Bradshaw has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 202,500 shares subject to options held under our non-employee director stock option plans.
(8)	Includes 20,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. Fodrowski has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 201,500 shares subject to options held under our non-employee director stock option plans.
(9)	Includes 176,570 shares owned jointly with his wife, as to which shares Mr. House and his wife have shared voting and dispositive power, 20,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. House has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 142,500 shares subject to options held under a non-employee director stock option plan.
(10)	Includes 220,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which shares Mr. Kelley has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 89,000 shares subject to options held under a non-employee director stock option plan.
(11)	Includes 70,000 shares of restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which Mr. Foley has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting and 250,000 shares subject to options held under an employee stock option plan.
(12)	Restricted stock issued pursuant to our 2008 Equity Compensation Plan, as to which Ms. Moran has the right to vote but does not have present dispositive power since the shares are subject to forfeiture in the event, with certain exceptions, of his cessation of service prior to vesting.
(13)	Includes 420,000 shares of restricted stock, as to which executive officers and directors have the right to vote but do not have present dispositive power as those shares are subject to forfeiture in the event, with certain exceptions, of their cessation of service prior to vesting, and 865,500 shares subject to options held by executive officers and directors under stock option plans.

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APPRAISAL RIGHTS

Holders of record of shares of Company common stock who do not vote for the approval and adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a stockholder of record of Company common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL and is qualified in its entirety by reference to Annex C. All references in this summary to “stockholder” are to the stockholder of record of the shares of Company common stock as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, stockholders who do not vote in favor of the approval and adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and a copy of Section 262 of the DGCL is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

Stockholders wishing to exercise appraisal rights must not vote for the approval and adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to approve and adopt the merger agreement, a written demand for appraisal of such stockholder’s shares of Company common stock. If you sign and return a proxy card that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the approval and adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against, or abstain from voting on, the approval and adoption of the merger agreement. Neither voting against the approval and adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to approve and adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262.

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A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from, or voting against, the approval and adoption of the merger agreement. If you wish to exercise appraisal rights you must be the stockholder of record of such shares of Company common stock on the date the written demand for appraisal is made and you must continue to hold such shares of record through the effective time of the merger. Accordingly, a stockholder who is the stockholder of record of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Company common stock, or a person duly authorized and explicitly purporting to act on such holder’s behalf, is entitled to assert appraisal rights for such shares of Company common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares in connection with the merger. A demand for appraisal signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity must identify the record owner(s) and must be signed in such person’s fiduciary or representative capacity. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must identify and be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A stockholder of record, such as a broker, who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

All written demands for appraisal of shares must be mailed or delivered to: Tii Network Technologies, Inc., 141 Rodeo Drive, Edgewood, New York 11717, Attention: Stacey L. Moran.

Within 10 days after the effective time of the merger, we will notify each stockholder who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement of the effective time of the merger. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all such stockholders. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

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Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Company common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, and the aggregate number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

Upon the filing of a petition for an appraisal, a copy thereof is to be served upon us, and we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by us.

Upon the filing of a petition for an appraisal, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to us and all of the stockholders shown on the Verified List. Such notice also shall be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication as the Delaware Court of Chancery deems advisable. The forms of these notices by mail and by publication shall be approved by the Court and the costs of these notices are borne by us. If a hearing on the petition is held, the Delaware Court of Chancery shall determine which stockholders are entitled to an appraisal of their shares. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

Upon application by us or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal Any stockholder whose name appears on the Verified List and who has submitted his, her or its certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he, she, or it is not entitled to appraisal rights.

The appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court of Chancery shall take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

The Delaware Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by us to the stockholders entitled thereto. Payment shall be so made to each such stockholder upon the surrender to us of his, her or its certificates. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

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If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

The costs of the proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable. Upon application of a stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement by delivering to the Company a written withdrawal of the demand for appraisal. After this period, a stockholder may withdraw his, her or its demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the consideration for his, her or its shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his or her shares. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned on such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger or thereafter with our written approval.

If you properly demand appraisal of your shares of Company common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be deemed to have been converted at the effective time of the merger into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the approval and adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

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THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.

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DEREGISTRATION OF COMMON STOCK

If the merger is consummated, the Company intends to deregister its common stock under the Exchange Act and no longer file periodic reports with the SEC on account of the Company common stock.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholders Sharing the Same Address

Some banks, brokerages and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders sharing the same address. The Company will promptly deliver a separate copy of this proxy statement to you if you direct your request to our Secretary, Stacey L. Moran, at 141 Rodeo Drive, Edgewood, New York 11717, telephone: (631) 789-5000. If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee.

Stockholder Proposals for 2013 Annual Meeting

If the merger is completed, we will not have public stockholders and there will be no public participation in any of our future stockholder meetings. However, if the merger is not completed, we expect to hold a 2013 annual meeting of stockholders in May 2013.

In order to be included in the proxy materials for our 2013 annual meeting of stockholders, stockholder proposals must be received by us on or before December 18, 2012. As to any proposal intended to be presented by a stockholder without inclusion in our proxy statement and form of proxy for our 2013 annual meeting of stockholders, the proxies named in our form of proxy for that meeting will be entitled to exercise discretionary authority on any such proposal unless we receive notice of the matter on or before March 3, 2013. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on such matter to the extent permitted by Rule 14a-4(c)(2) of the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations section of our website, www.tiinetworktechnologies.com. The information provided on our website is not part of this proxy statement and, therefore, is not incorporated herein by reference.

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Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed with the SEC on March 30, 2012);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 (filed with the SEC on May 15, 2012);

•	Current Reports on Form 8-K filed with the SEC on March 22, 2012, March 27, 2012, April 17, 2012 (as amended on April 19, 2012), May 14, 2012 and May 17, 2012; and

•	Definitive Proxy Statement for our 2012 annual meeting of stockholders (filed with the SEC on April 17, 2012).

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document by written or telephonic request directed to our Secretary, Stacey L. Moran, at 141 Rodeo Drive, Edgewood, New York 11717, telephone (631) 789-5000, or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of Company common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated June 26, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

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ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

Kelta, Inc.,

a Delaware corporation,

Kelta Networks, Inc.,

a Delaware corporation,

and

Tii Network Technologies, Inc.,

a Delaware corporation

Dated as of May 13, 2012

-A-lxxxiii-

(continued)

-A-lxxxiv-

(continued)

-A-lxxxv-

(continued)

LIST OF EXHIBITS

Exhibit A	Form of Acceptable Confidentiality Agreement

Exhibit B	Consents – Section 5.6

-A-lxxxvi-

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of May 13, 2012, by and among Kelta, Inc., a Delaware corporation (“Parent”); Kelta Networks, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Tii Network Technologies, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 8.15.

Recitals

A.           Parent, Merger Sub, and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the Delaware General Corporation Law (“DGCL”). Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent.

B.           The Board of Directors of Company (the “Company Board”) has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Company and its stockholders (the “Company Stockholders”) and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby and (iii) resolved and agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company Stockholders approve and adopt this Agreement.

C.           The Board of Directors of Parent (the “Parent Board”) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of Parent and its stockholders and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby.

D.           The Board of Directors of the Merger Sub has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Merger Sub and Parent, as its sole stockholder, and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions contemplated hereby and (iii) recommended that Parent, as its sole stockholder, approve and adopt this Agreement.

The Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1

Description of Transaction

1.1.          Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease. Following the Effective Time, the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

1.2.          Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3.          Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Edwards Wildman Palmer LLP, 750 Lexington Avenue, New York, New York 10022 at 10:00 a.m. local time on a date to be designated by the Parties (the “Closing Date”), but no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles 5 and 6 (other than those conditions that by their nature cannot be satisfied prior to the Closing, but subject to the satisfaction or waiver of those conditions at the Closing). Subject to the provisions of this Agreement, as soon as reasonably practicable on the Closing Date the Parties shall file a certificate of merger with the Secretary of State of the State of Delaware pursuant to the applicable provisions of the DGCL (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to effect the Merger, in each case in forms approved by Parent and Company, which approvals shall not be unreasonably withheld. The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed by the Parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

1.4.         Certificate of Incorporation and Bylaws; Directors and Officers.

At the Effective Time:

(a)          the certificate of incorporation of the Company shall be applicable to the Surviving Corporation until thereafter amended in accordance with (i) the DGCL, (ii) the Company Organizational Documents and (iii) the terms of this Agreement;

(b)          the bylaws of the Company shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with (i) the DGCL, (ii) the Company Organizational Documents and (iii) the terms of this Agreement; and

(c)          the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

1.5.         Effects on Shares.

At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company, or any Company Stockholder:

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(a)          Each share of the common stock of the Company, $.01 par value (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares to be cancelled pursuant to Section 1.5(d) and any Appraisal Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive the Per Share Merger Consideration in cash upon compliance with the requirements set forth in Section 1.7. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, stockholders of the Company other than the right to receive the Per Share Merger Consideration provided under this Article 1 or their right to the fair value of their Appraisal Shares under Section 262, as the case may be.

(b)          The Company shall take all necessary and appropriate actions so that, at the Effective Time, each outstanding incentive or nonqualified option to purchase Company Common Stock (“Company Stock Options”) under the Company’s 1994 Non-Employee Director Stock Option Plan, as amended, 1995 Stock Option Plan, as amended, 1998 Stock Option Plan, as amended, 2003 Non-Employee Director Stock Option Plan, as amended, 2008 Equity Compensation Plan, or any other employee share option or compensation plan, agreement or arrangement of the Company shall become fully exercisable and vested. At the Effective Time, each In the Money Option shall be canceled and the holder thereof shall be entitled to receive, as soon as reasonably practicable after the Effective Time, a cash payment, less any applicable withholding taxes, equal to the product of (i) the number of shares of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time, and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such In the Money Option (the “Option Merger Consideration”). The Company shall take all necessary and appropriate actions so that all Company Stock Options with an exercise price per share of Company Common Stock that is equal to or greater than the Per Share Merger Consideration, shall be validly and effectively canceled at the Effective Time without any cash payment being made in respect thereof and without any other consideration. Compliance with the terms of this Section 1.5(b) shall be deemed to have fully satisfied all rights and privileges pertaining to the canceled Company Stock Options, and on and after the Effective Time the holder of a Company Stock Option shall have no further rights with respect to any Company Stock Option, other than the right to receive the Option Merger Consideration, if any, pursuant hereto.

(c)          The Company shall take all necessary and appropriate actions so that, at the Effective Time, each share of Company Common Stock granted subject to vesting or other restrictions pursuant to any of the Company Benefit Plans (collectively, “Restricted Shares”) which is then outstanding shall vest in full and become free of such restrictions. At the Effective Time, each holder of Restricted Shares shall be entitled to receive the Per Share Merger Consideration with respect to each such Restricted Share, less any applicable withholding taxes, including any withholding taxes required in respect of the vesting of such Restricted Shares. The Per Share Merger Consideration paid with respect to Restricted Shares provided under this Article 1 shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to Restricted Shares, and on and after the Effective Time each holder of a Restricted Share shall have no further rights with respect to any Restricted Shares, other than the right to receive the Per Share Merger Consideration.

(d)          Each share of Company Common Stock then owned by the Company as treasury stock and each share owned by Parent, Merger Sub, or any other direct or indirect wholly owned Subsidiary of Company, Parent or Merger Sub shall be canceled and retired without any conversion thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor.

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(e)          Each share of the stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of common stock of Surviving Corporation, so that, after the Effective Time, Parent shall be the only holder of all of the issued and outstanding common stock of Surviving Corporation.

1.6.         Closing of the Company’s Transfer Books. At the Effective Time: (a) all holders of shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company other than the right to receive the Per Share Merger Consideration as contemplated by Section 1.5; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, any shares of Company Common Stock are presented to the Paying Agent or to the Surviving Corporation or Parent, such shares of Company Common Stock shall be cancelled and shall be exchanged for the Per Share Merger Consideration with respect to the Company Common Stock formerly represented thereby.

1.7.         payment for Certificates.

(a)          (i)On or prior to the Closing Date, Parent shall select a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”). At or prior to the Effective Time, Parent shall make available to the Paying Agent cash sufficient for the payment of the Per Share Merger Consideration for all issued and outstanding shares of Company Common Stock, including Restricted Shares, (except for the Appraisal Shares or as set forth in Section 1.5(d)) less the amounts provided for in Section 1.7(a)(ii)(B) (collectively, such cash being referred to as the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs. To the extent the Payment Fund diminishes for any reason below the amount required to make prompt payment of the amount required to be paid with respect to any of the shares of Company Common Stock not yet surrendered pursuant to Section 1.7(b), Parent and the Surviving Corporation shall promptly replace or restore the lost portion of such fund to ensure that it is, at all times, maintained at a level sufficient to make such payments.

(ii)         At the Effective Time, Parent shall deliver to the Company:

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(A)         with respect to Company Stock Options that remain outstanding at the Effective Time, the aggregate amount set forth on the “Option Merger Consideration” schedule included in Part 1.7(a)(ii)(A) of the Company Disclosure Schedule as to such Company Stock Options, and the Surviving Corporation shall as promptly as practicable pay to the holders of such Company Stock Options the respective amounts set forth opposite such holders’ respective names on such schedule, less any required federal, state, local and foreign Tax withholding, which the Surviving Corporation shall cause to be paid to the applicable Taxing Authorities within the required period; and

(B)         an aggregate amount equal to the federal, state, local and foreign Taxes required to be withheld with respect to the accelerated vesting of all Restricted Shares as to which there was no valid election under Section 83(b) of the Code, as mutually agreed to by the Parties prior to Closing (or if there shall be no such agreement prior to Closing, as determined by Surviving Corporation after Closing), which the Surviving Corporation shall cause to be paid to the applicable Taxing Authorities within the required period.

(b)          As soon as reasonably practicable after the Effective Time, but in any event within five Business Days following the Effective Time, the Paying Agent shall mail to the record holders of Company Common Stock, including Restricted Shares (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Stock Certificates to the Paying Agent or, in the case of Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal), and (ii) instructions for use in effecting the surrender of such holder’s Company Stock Certificates and Book Entry Shares in exchange for the Per Share Merger Consideration. Exchange of any Book Entry Shares shall be effected in accordance with the Paying Agent’s customary procedures with respect to securities represented by book entry. Upon surrender of a Company Stock Certificate or Book Entry Share to the Paying Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent, the holder of such Company Stock Certificate or Book Entry Share shall be entitled to receive in exchange therefor the Per Share Merger Consideration. The Company Stock Certificate or Book Entry Share so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate and Book Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Per Share Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen, or destroyed, Parent or the Paying Agent may, in its discretion and as a condition precedent to the payment of the Per Share Merger Consideration require the owner of such lost, stolen, or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent or the Paying Agent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent, or the Surviving Corporation with respect to such Company Stock Certificate.

(c)          Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates, Book Entry Shares or Restricted Shares as of the date one year after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates or Book Entry Shares who have not theretofore complied with this Section 1.7 shall thereafter look only to Parent for payment of the Per Share Merger Consideration.

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(d)          Each of the Paying Agent, Parent, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or Company Stock Option such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local, or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(e)          Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or Company Stock Options or to any other Person for any cash amounts properly delivered to any public official pursuant to any applicable abandoned property law, escheat law, or similar Legal Requirement.

1.8.         Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title, and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.

1.9.         Appraisal rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time as to which the holder of such shares shall have (i) not voted in favor of the Merger nor consented thereto in writing, (ii) properly complied with the provisions of Section 262 of the DGCL (“Section 262”) as to appraisal rights and (iii) not effectively withdrawn or lost such holder’s rights to appraisal (each, an “Appraisal Share”), if any, shall not be converted into the right to receive the Per Share Merger Consideration payable pursuant to Section 1.5, but instead at the Effective Time shall become the right to payment, solely from the Surviving Corporation, of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and cease to exist. Notwithstanding the foregoing, if any such holder (A) fails to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, (B) fails to establish his entitlement to appraisal rights as provided in the DGCL, or (C) fails to take any action the consequence of which is that such holder is not entitled to payment for his shares under the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall be forfeited and cease and each of such holder’s Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive, without interest thereon, the Per Share Merger Consideration and the Surviving Corporation shall remain liable for payment of the Per Share Merger Consideration for such Appraisal Shares. The Company shall deliver prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock and provide Parent with the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company shall not voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

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ARTICLE 2

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as set forth in (i) the Company SEC Documents, excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature or (ii) the Company Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to each other section or subsection of this Agreement to the extent that it is reasonably apparent that such information is relevant to such other section or subsection):

2.1.        Organization and Good Standing.

(a)          The Company and each of its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or organization, with full corporate or other entity power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under each of the Company Contracts. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

(b)          Part 2.1(b) of the Company Disclosure Schedule lists the Company and each of its Subsidiaries and sets forth as to each the type of entity, its jurisdiction of organization and, except in the case of the Company and any Subsidiary that is 100% owned directly by the Company, its stockholders or other equity holders. All of the outstanding shares of capital stock of, or other voting securities or ownership interests in, each of Company’s Subsidiaries have been validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all Encumbrances and free of any other restriction, except for restrictions imposed by applicable securities laws. The Company has made available to Parent copies of the certificate or articles of incorporation, by-laws, and other organizational documents (collectively, “Organizational Documents”) of the Company and each of its Subsidiaries, as currently in effect.

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2.2.        Authority; No Conflict.

(a)          The Company has all necessary corporate power and authority to execute and deliver this Agreement, subject to obtaining the Required Stockholder Vote, and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby (the “Contemplated Transactions”) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (other than, with respect to the Merger, the adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock (the “Required Stockholder Vote”)). The Company Board has (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are in the best interests of the Company and the Company Stockholders and declared it advisable to enter into this Agreement, (ii) approved the execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby and (iii) resolved and agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company Stockholders approve and adopt this Agreement in accordance with the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by Parent and the Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar Legal Requirement affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (whether considered in a proceeding whether in equity or at law).

(b)          Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will (with or without notice or lapse of time or both):

(i)          contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or (B) any resolution adopted by the board of directors or the stockholders of the Company or any of its Subsidiaries;

(ii)         assuming that all consents, approvals, authorizations and actions described in Part 2.2(c) of the Company Disclosure Schedule have been obtained and all filings and notifications described in Part 2.2(c) of the Company Disclosure Schedule have been made, contravene, conflict with, or result in a violation of, any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of the assets owned or used by any of the Company or any of its Subsidiaries, is subject;

(iii)        contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any material Governmental Authorization that is held by the Company or any of its Subsidiaries, or that otherwise relates to the business of, or any of the assets owned or used by, the Company or any of its Subsidiaries;

(iv)         contravene, conflict with, or result in a violation or breach of any provision of, result in the loss of any benefit or the imposition of any additional payment or other liability under, give any Person the right to declare a default or exercise any remedy under, to accelerate the maturity or performance of, or to cancel, terminate, redeem, or modify any Company Contract, exercise any change in control or similar put rights with respect to, or to require a greater rate of interest on, any debt obligations of the Company; or

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(v)          result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company or any of its Subsidiaries;

except, in the case of clauses (ii) and (iv) for any such conflicts, violations, breaches, defaults, or other occurrences that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

(c)          The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by the Company will not, require any Consent of, or filing with or notification to, any Person, except (A) as set forth in Part 2.2(c) of the Company Disclosure Schedule, (B) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or “blue sky” Legal Requirements (“Blue Sky Laws”), (C) filing the Certificate of Merger as required by the DGCL, (D) the filing in definitive form of the Proxy Statement, (E) the filing with the SEC of such reports under the Exchange Act and Securities Act, and the rules and regulations thereunder, as may be required by this Agreement, the Merger and the Contemplated Transactions, (F) the filing of applications with, and compliance with requirements of, Nasdaq and (G) where failure to obtain such other Consents, or to make such other filings or notifications, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

2.3.        Authorized Capital.

(a)          The authorized capital stock of the Company consists of thirty million (30,000,000) shares of Company Common Stock and one million (1,000,000) shares of Company Preferred Stock.

(b)          As of the date hereof:

(i)          15,119,752 shares of Company Common Stock are issued and 15,102,115 shares are outstanding (the “Outstanding Shares”), including 777,505 Restricted Shares, all of which have been duly authorized and validly issued, and are fully paid and nonassessable,

(ii)         1,882,200 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Company’s employee stock plans, and

(iii)        948,668 shares of Company Common Stock are reserved for issuance pursuant to awards not yet granted or other Company Benefit Plans.

(c)          No shares of Company Preferred Stock are outstanding. There are no bonds, debentures, notes, or other indebtedness or, except for (A) the Company Common Stock, (B) Company Stock Options and (C) Restricted Shares, other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

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(d)          Part 2.3(d) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and correct list of each option (including each Company Stock Option), stock appreciation right, warrant or other right, award of restricted shares of Company Common Stock, Contract, arrangement, or commitment of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, or sell any shares of capital stock of, or other equity interests in, or securities convertible into equity interests in, the Company or any of its Subsidiaries (each, a “Company Stock-Based Right”), setting forth with respect to each such Company Stock-Based Right: the name of the holder thereof; the Plan under which such Company Stock-Based Right was granted, if any; the number of shares of Company Common Stock subject to such Company Stock-Based Right; the per-share price at which such Company Stock-Based Right may be exercised or the shares of Company Common Stock subject to such Company Stock-Based Right were sold or issued; and the grant and expiration dates. Each outstanding Company Stock-Based Right was duly authorized by all requisite corporate action on a date no later than the grant date and has an exercise price or price at which shares were originally issued or sold, to the extent applicable, at least equal to the fair market value of a share of Company Common Stock on the grant date.

(e)          All shares of Company Common Stock subject to issuance as described above will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid, and nonassessable. Neither the Company nor any of its Subsidiaries has any Contract or other obligation to repurchase, redeem, or otherwise acquire any shares of Company Common Stock or any capital stock of any of the Company’s Subsidiaries, or make any investment (in the form of a loan, capital contribution, or otherwise) in any of the Company’s Subsidiaries or any other Person. None of the outstanding equity securities or other securities of the Company or any of its Subsidiaries was issued in violation of the Securities Act or any other Legal Requirement relating to securities. Neither the Company nor any of its Subsidiaries owns, or has any Contract or other obligation to acquire, any equity securities or other securities of any Person (other than Subsidiaries of the Company) or any direct or indirect equity or ownership interest in any other business.

(f)          Each outstanding share of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid, and nonassessable and each such share owned by the Company or any of its Subsidiaries is free and clear of all Encumbrances.

2.4.        SEC Documents. The Company has filed with or furnished to the SEC all reports, forms, certifications, schedules, registration statements, and definitive proxy statements (including exhibits and other information incorporated therein) required to be filed by it with the SEC since January 1, 2009 (the “Applicable Date”) and on or prior to the date hereof (collectively with the Company’s Form 10-Q for the quarter ended March 31, 2012, “Company SEC Documents”). Each Company SEC Document, at the time filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing and, in the case of registration statements and proxy statements, on the dates of effectiveness and dates of mailing, respectively), (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is currently required to file any form, report or other document with the SEC under Section 13(a) or 15(d) of the Exchange Act. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing SEC review.

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2.5.         Financial Statements.

(a)          Each of the financial statements (including, in each case, any notes thereto) contained or incorporated by reference in the Company SEC Documents was prepared in accordance with GAAP, and fairly presents, in all material respects, the financial condition and the results of operations, changes in stockholders’ equity, and cash flow of the Company and its Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements, to (i) the omission of notes to the extent permitted by Regulation S-X (but only if, in the case of interim financial statements included in the Company SEC Documents since the Company’s most recent annual report on Form 10-K, such notes would not differ materially from the notes to the financial statements included in such annual report) and (ii) normal, recurring year-end adjustments (but only if the effect of such adjustments would not, individually or in the aggregate, be material). The consolidated balance sheet included in the Company’s most recent Annual Report on Form 10-K is referred to herein as the “Company Balance Sheet”. The financial statements referred to in this Section 2.5 reflect the consistent application of GAAP throughout the periods involved, except insofar as may have been required by a change in GAAP, SEC rule or applicable Legal Requirement or as otherwise disclosed in the notes to such financial statements. No financial statements of any Person other than the Subsidiaries of the Company are, or, since the Applicable Date have been, required by GAAP to be included in the consolidated financial statements of the Company.

(b)          Part 2.5(b) of the Company Disclosure Schedule lists, and the Company has made available to Parent complete and correct copies of, the documents creating or governing all of the Company’s Off-Balance Sheet Arrangements.

2.6.         No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations of any nature (whether absolute, accrued, contingent, determined, determinable, choate, inchoate, or otherwise), except for (a) liabilities or obligations reflected or reserved against in the Company Balance Sheet, (b) current liabilities incurred in the ordinary course of business, consistent with past practice, since the date of the Company Balance Sheet that, individually or in the aggregate, are not material, (c) liabilities or obligations incurred in connection with the Contemplated Transactions or as permitted or contemplated by this Agreement or (d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to exceed $500,000.

2.7.         Absence of Certain Changes and Events. Except (i) as set forth in Part 2.7 of the Company Disclosure Schedule, (i) for the Contemplated Transactions or (ii) as permitted or contemplated by this Agreement, since the date of the Company Balance Sheet, the Company and its Subsidiaries have carried on and operated their respective businesses in the ordinary course of business consistent with past practice, and there has not occurred any:

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(a)          effect, event or change that would reasonably be expected to have a Company Material Adverse Effect;

(b)          sale, transfer, distribution, abandonment or other disposal of, or mortgage, pledge or imposition of any Encumbrance on any property (including real estate) or other assets of the Company and its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, except for (i) sales of inventory in the ordinary course of business consistent with past practice or (ii) dispositions of obsolete or worthless assets in the ordinary course of business consistent with past practice;

(c)          declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock of the Company or any of its Subsidiaries (other than dividends or other distributions paid to the Company by its Subsidiaries), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any capital stock or other securities of, or other ownership interest in, the Company or any of its Subsidiaries, except pursuant to the Company Stock-Based Rights outstanding as of the date of this Agreement;

(d)          split, combination or reclassification of any capital stock of the Company;

(e)          change in financial or tax accounting methods, principles or practices by the Company or its Subsidiaries, except insofar as may have been required by a change in GAAP, SEC rule or applicable Legal Requirement;

(f)          Tax election or revocation or change to any material Tax election or the settlement or compromise of any material Tax liability by the Company or any of its Subsidiaries;

(g)          granting by the Company or any of its Subsidiaries to any director or employee of any award or bonus or other compensation, except to the extent accrued on the Company Balance Sheet or pursuant to a Company Benefit Plan;

(h)          granting by the Company or any of its Subsidiaries to any employee of any increase in (or acceleration of vesting or payment of) severance or termination pay, except as required under any employment, severance or termination agreements set forth on Part 2.7 of the Company Disclosure Schedule (the “Termination Severance Agreements”);

(i)          entry by the Company or any of its Subsidiaries into any (or amendment in any material respect of any existing) employment, severance or termination agreement with any employee, director or officer of the Company or any of its Subsidiaries;

(j)          entry by the Company or any of its Subsidiaries into any consulting agreement with any Person;

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(k)          acceleration of the vesting of any option issued by the Company or any of its Subsidiaries to acquire capital stock of the Company or any of its Subsidiaries, except as provided by the terms of the agreement pursuant to which it was issued or as contemplated in this Agreement;

(l)          capital expenditures by the Company or any of its Subsidiaries, taken as a whole, in excess of $35,000 individually or $450,000 in the aggregate;

(m)          establishment, amendment or termination of any collective bargaining agreement to which the Company or any of its Subsidiaries is a party;

(n)          acceleration of accounts receivable other than in the ordinary course of business consistent with past practice;

(o)          general delay of payments by the Company or any of its Subsidiaries to vendors or others to whom the Company owes payments (except for disputed payments);

(p)          making of loans to any Persons other than in the ordinary course of business consistent with past practice or loans to any of its Subsidiaries;

(q)          settlement of any action, complaint, claim, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, before any arbitrator or Governmental Entity, to which the Company or any of its Subsidiaries are a party or any of their respective properties is subject;

(r)          acceleration of the payment, right to payment or vesting under any benefit, retirement, profit sharing or deferred compensation plan or other compensation arrangement of the Company or any of its Subsidiaries;

(s)          incurrence of any indebtedness under the Company Credit Facility or any other indebtedness (other than in the ordinary course of business);

(t)          granting by the Company or any of its Subsidiaries of any license or sublicense of any rights under or with respect to any Intellectual Property that is material to the Company and its Subsidiaries other than in the ordinary course of business consistent with past practice;

(u)          establishment, amendment or contribution to any insurance, pension, retirement, profit sharing, stock bonus, multi-employer or other benefit plan covering any of the current or former employees, officers, directors or consultants of the Company or any of its Subsidiaries, except pursuant to Legal Requirements or pursuant to such benefit plan;

(v)          establishment of, or entering into, or financial commitment or contribution to, or amendment to the terms of, or termination of, any joint venture, partnership agreement or similar arrangement or any contract involving a sharing of profits, losses, business or opportunities with any other Person; or

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(w)          any agreement or commitment by the Company or any of its Subsidiaries to do any of the foregoing.

2.8.        Intellectual Property; Privacy.

(a)          [REMOVED AND RESERVED].

(b)          The Company and its Subsidiaries collectively own all right, title, and interest in, or have the valid right to use, all of the Company IP, free and clear of all Encumbrances, and there are no obligations or covenants to, or restrictions from any other Persons affecting the use, enforcement, transfer, or licensing of the Owned Company IP by the Company and its Subsidiaries.

(c)          The Company and its Subsidiaries are the sole and exclusive beneficial owners, and, with respect to applications, patents, and registrations, record owners, of all the Owned Company IP. All employees of the Company and any of its Subsidiaries have an obligation, either contractually or legally, to assign any Intellectual Property which they generate in the course of their employment to the Company or a Subsidiary. To the Knowledge of the Company, all Owned Company IP has been assigned to the Company or a Subsidiary.

(d)          The Owned Company IP and Licensed Company IP constitute all the Intellectual Property necessary to conduct the businesses of the Company and its Subsidiaries as currently conducted or as proposed to be conducted.

(e)          The Owned Company IP and, to the Knowledge of the Company, Licensed Company IP, are valid, subsisting, and enforceable.

(f)          No Owned Company IP or Licensed Company IP is being licensed, enforced, or otherwise used in a manner that would result in the abandonment, cancellation, or unenforceability of such Intellectual Property.

(g)          Use by the Company and its Subsidiaries of any Company IP, and the conduct of their respective businesses, does not infringe, misappropriate, or otherwise violate any rights of any Person, and no proceeding is pending or, to the Knowledge of the Company, has been threatened or asserted against the Company and its Subsidiaries with regard to the ownership, use, infringement, misappropriation, violation, validity, or enforceability of any Company IP. To the Knowledge of the Company, there is no valid basis for any such claim.

(h)          Neither the Company nor any of its Subsidiaries has infringed, misappropriated, or otherwise violated any Intellectual Property of any Third Party.

(i)          To the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any rights of the Company or any of its Subsidiaries in or to any Company IP. No Proceeding is pending or has been threatened or asserted by the Company or any of its Subsidiaries against any Person with regard to the ownership, use, infringement, misappropriation, violation, validity, or enforceability of any Company IP.

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(j)          The Company and its Subsidiaries have taken reasonable actions to protect the confidentiality of their Trade Secrets and other confidential information. Each Person presently or previously employed by the Company or any of its Subsidiaries (including independent contractors and consultants, if any) who has or had access to confidential or proprietary information or any Trade Secret has executed a confidentiality and nondisclosure agreement.

(k)          The consummation of the Contemplated Transactions, and compliance by the Company with the provisions of this Agreement, will not result in the termination, cancellation, loss, or impairment of, nor require the payment of additional amounts or the Consent of any Person in respect of, or result in the creation of any Encumbrance in or upon, any Company IP.

2.9.        Property; Sufficiency of Assets. The Company and its Subsidiaries (i) have good, valid and, in the case of real property, marketable title to, or valid leasehold or sublease interests or other comparable Contract rights in or relating to, all of the real property and other tangible assets used in or necessary for the conduct of their business as currently conducted and as proposed to be conducted, including good and valid title to all real property and other tangible assets reflected in the latest audited financial statements included in the Company SEC Documents as being owned by the Company and its Subsidiaries or acquired after the date thereof (other than property sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Encumbrances except (A) Encumbrances for Taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been established, (B) Encumbrances for assessments or other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, workers’ or similar Encumbrances incurred in the ordinary course of business consistent with past practice in connection with workers’ compensation, unemployment insurance, and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeals bonds, bids, leases, government contracts, performance and return of money bonds, and similar obligations and (C) Encumbrances incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in a material way with the use or affect the value of the property or assets encumbered thereby (clauses (A) – (C), collectively, “Permitted Liens”), and (ii) are collectively the lessee of all property material to the business of the Company and its Subsidiaries which is purported to be leased by the Company and its Subsidiaries and are in possession of such properties, and each lease for such property is valid and in full force and effect without material default thereunder by the lessee or the lessor. Part 2.9 of the Company Disclosure Schedule sets forth a true and complete list of each lease, sublease or license under which Company or any of its Subsidiaries is a lessee, lessor, sublessee, sublessor, licensee or licensor which is a lease of real property or any interest in real property and which property is material to the Company.

2.10.      Taxes.

(a)          Except as set forth in Part 2.10(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Except as set forth in Part 2.10(a) of the Company Disclosure Schedule, all Tax Returns filed by (or that include on a consolidated basis) the Company or any of its Subsidiaries were (and, as to Tax Returns not filed as of the date hereof, will be) in all respects complete and correct and filed on a timely basis.

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(b)          Except as set forth in Part 2.10(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are due and payable by them (whether or not shown as due on any Tax Return). The Company and each Subsidiary has made payments of estimated Taxes sufficient in amount to avoid under applicable law any underpayment penalties or interest.

(c)          The Company and each of its Subsidiaries have complied with all applicable Legal Requirements relating to the payment, collection and withholding of Taxes (including withholding and reporting requirements under the Code or Code Sections 1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other Legal Requirements) and have, within the times and in the manner prescribed by applicable Legal Requirements, withheld from employee wages and paid over to proper Governmental Bodies all amounts required to be so withheld and paid.

(d)          Except as set forth in Part 2.10(d) of the Company Disclosure Schedule, there is no claim, audit, action, suit, proceeding or investigation currently pending against or with respect to the Company or any of its Subsidiaries (or any Tax Return of the Company or any of its Subsidiaries) in respect of any Taxes, and no written or unwritten notice of such an audit, action, suit, proceeding or investigation has been received by the Company or any of its Subsidiaries and, the Company has no Knowledge of any threatened audits, actions, suits, investigations, proceedings or claims for or relating to Taxes, and there are no matters under discussion with any Taxing Authority with respect to Taxes. No issues relating to Taxes were raised in writing by the relevant Taxing Authority during any presently pending audit or examination, and no issues relating to Taxes were raised in writing by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. Part 2.10(d) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, all examiner’s or auditor’s reports, notices of proposed adjustments, or similar commissions received by the Company or any of its Subsidiaries from any Taxing Authority since January 1, 2009. The U.S. income Tax Returns of the Company and its Subsidiaries consolidated in such returns have been examined by and settled with the Internal Revenue Service (the “IRS”) for all years, or all years are otherwise closed (by virtue of the expiration of the relevant statute of limitations), through the taxable year ended June 30, 2000.

(e)          The charges, accruals, and reserves with respect to Taxes on the respective books as of December 31, 2011 of the Company and each of its Subsidiaries are adequate to pay all Taxes not yet due and payable and have been determined in accordance with GAAP. No differences exist between the amounts of the book basis and the Tax basis of assets (net of liabilities) that are not accounted for on any accrual on the books of the Company and its Subsidiaries for federal income tax purposes. There exists no proposed assessment of Taxes against the Company or any of its Subsidiaries except as disclosed in Part 2.10(e) of the Company Disclosure Schedule.

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(f)          No Encumbrances for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due.

(g)          Part 2.10(g) of the Company Disclosure Schedule lists, and the Company has delivered to Parent copies of, any Tax-sharing agreement, Tax-allocation agreement, Tax-indemnity obligation, or similar written or unwritten agreement, arrangement, understanding, or practice with respect to Taxes (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any Taxing Authority) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

(h)          Except as set forth in Part 2.10(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(i)          Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(j)          No power of attorney currently in force has been granted by the Company or any of its Subsidiaries concerning any Taxes or Tax Return.

(k)          Neither the Company nor any of its Subsidiaries has received or been the subject of a Tax Ruling or a request for Tax Ruling. Neither the Company nor any of its Subsidiaries has entered into a Closing Agreement with any Governmental Body that would have a continuing effect after the Closing Date. “Tax Ruling” means a written ruling of a Governmental Body relating to Taxes. “Closing Agreement” means a written and legally binding agreement with a Governmental Body relating to Taxes.

(l)          Part 2.10(l) of the Company Disclosure Schedule lists, and the Company has made available to Parent, complete and correct copies of all Tax Returns, and any amendments thereto, filed by or on behalf of, or which include, the Company or any of its Subsidiaries, for all taxable periods that have ended.

(m)          Part 2.10(m) of the Company Disclosure Schedule lists, and Company has provided to Parent complete and correct copies of, all memoranda and opinions of counsel, whether inside or outside counsel, and all memoranda and opinions of accountants or other tax advisors, which have been received by the Company or any of its Subsidiaries with respect to Taxes.

(n)          Neither the Company nor any of its Subsidiaries has (i) applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code (or any similar provision of the Code or corresponding or similar provision of state, local, or foreign Tax law); (ii) any Knowledge that any Taxing Authority has proposed or purported to require such adjustment or change in accounting method, and the Company has no Knowledge or belief that any such adjustment under Section 481 of the Code (or any similar provision of the Code or corresponding or similar provision of state, local, or foreign Tax law) will be required of the Company or any of its Subsidiaries upon completion of, or by reason of the Merger.

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(o)          As of December 31, 2011, the Company and its Subsidiaries had federal and state net operating loss carryovers available to offset income, the amounts of which net operating loss carryovers and the dates on which they arose, are set forth in Part 2.10(o) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has undergone an ownership change (within the meaning of Section 382(g)(1) of the Code) since January 1, 2007.

(p)          As of December 31, 2011, the Company and its Subsidiaries had Tax credit carryovers available to offset future Tax liability of at least $392,000. The amount of the Tax credit carryovers, and the nature of those Tax credits and years in which they arose, which would be available for the Company and each of its Subsidiaries (if there is no ownership change (within the meaning of Section 382(g)(1) of the Code) as a result of the Merger) are set forth in Part 2.10(p) of the Company Disclosure Schedule.

(q)          No election under Section 338 of the Code has been made by or with respect to the Company or any of its Subsidiaries or any of their respective assets or properties.

(r)          Neither the Company nor any of its Subsidiaries has engaged in any transactions with Affiliates that would require the recognition of income by the Company or any of its Subsidiaries with respect to such transaction for any period ending on or after the Closing Date.

(s)          No transfer Taxes or other similar Taxes will be payable due to the Merger or any other Contemplated Transaction.

(t)          The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any Company Contract, Company Benefit Plan, program, arrangement, or understanding currently in effect.

(u)          There is no agreement, plan, arrangement or other contract covering any current or former employee or other service provider of the Company or any Subsidiary to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law). Part 2.10(u) of the Company Disclosure Schedule lists each Person who the Company reasonably believes is, with respect to the Company, any Subsidiary, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined as of the date hereof.

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(v)          No claim has been made since January 1, 2010 by a Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that such Entity is or may be subject to taxation by that jurisdiction.

(w)          Neither the Company nor any of its Subsidiaries (A) has been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise. Neither the Company nor any of its Subsidiaries has been included in any “consolidated”, “unitary” or “combined” Tax Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or any of its Subsidiaries are the only members).

(x)          Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, or (iv) intercompany transaction or excess loss account described in United States Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law).

(y)          Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(z)          Neither the Company nor any of its Subsidiaries has ever been a party to a “reportable transaction” within the meaning of United States Treasury Regulation Section 1.6011-4(b) or any similar provision of state, local or foreign law.

(aa)         Neither the Company nor any of its Subsidiaries has been a United States real property interest within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(bb)         The unpaid Taxes of the Company and its Subsidiaries, if any, (i) did not materially exceed any payables or liabilities for Taxes that are reflected or reserved against on the Company’s balance sheet as of December 31, 2011 (and included in the Company Financial Statements) and (ii) do not materially exceed any such payables or liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2011. Since December 31, 2011, the Company and each of its Subsidiaries has only incurred liabilities for Taxes arising in the ordinary course of business.

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(cc)         Part 2.10(cc) of the Company Disclosure Schedule lists all Tax grants, abatements, or incentives granted or made available by any Governmental Body for the benefit of the Company and its Subsidiaries, and, to the Knowledge of the Company, any conditions relating to the continued availability of such Tax grants, abatements, or incentives to the Company and its Subsidiaries, or, to the Knowledge of the Company, events or circumstances which could impair the ability of Parent or the Company and its Subsidiaries to utilize such Tax grants, abatements, or incentives following the Closing Date.

(dd)         The Company and each of its Subsidiaries has possession, custody or control of all records and documentation that it is obliged to hold, preserve and retain for the purposes of any Tax and of sufficient information to enable it to compute correctly its liability to Tax in so far as it relates to any event occurring on or before the Closing Date.

2.11.      Employee Benefits.

(a)          Part 2.11(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) each “employee benefit plan” as defined in Section 3(3) of ERISA, and (ii) each bonus or other incentive compensation, stock option, stock purchase, or other equity-related award, deferred compensation, severance pay, change in control, retention, salary continuation, sick leave, vacation pay, leave of absence, paid time off, loan, educational assistance, legal assistance, and other material fringe benefit plan, program, agreement or arrangement, in each case which is maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate for the benefit of any current or former employee or director of the Company or its Subsidiaries (and any eligible dependent and beneficiary thereof) or with respect to which the Company or any Subsidiary has any liability, contingent or otherwise (collectively, the “Company Benefit Plans”). With respect to each Company Benefit Plan, true, correct and complete copies of the following documents (if applicable), have been delivered to Purchaser or its counsel: (i) the most recent plan document constituting the Company Benefit Plan and all amendments thereto, and any related trust documents (including a description of any unwritten Company Benefit Plan), (ii) the most recent summary plan description and all related summaries of material modifications, (iii) the Form 5500 and attached schedules filed with the Internal Revenue Service for the most recent fiscal year, (iv) the most recent Internal Revenue Service determination letter, (v) the financial statements and actuarial valuations for the most recent fiscal year (including Financial Accounting Standards Board report nos. 87, 106 and 112), and (vi) all material notices given to a Company Benefit Plan, the Company, any Subsidiary of the Company or any ERISA Affiliate by the Internal Revenue Service, United States Department of Labor, Pension Benefit Guaranty Corporation, or other Governmental Body, if any, relating to such Company Benefit Plan, (vii) a description of any non-written Company Benefit Plan.

(b)          The Company and its Subsidiaries have performed and complied in all material respects with all of their respective obligations under or with respect to the Company Benefit Plans, and each Company Benefit Plan complies and has been administered and operated in compliance in all material respects in accordance with its terms and with all applicable Laws, including but not limited to the Code and ERISA.

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(c)          None of the Company Benefit Plans is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA, and neither the Company nor any of its ERISA Affiliates have maintained, been required to contribute to or been required to pay any amount with respect to a “multiemployer plan”. None of the Company Benefit Plans is subject to Title IV of ERISA or to the funding requirements of Sections 412, 430 and 436 of the Code or Section 302 of ERISA, and neither the Company nor any of its ERISA Affiliates have ever had any obligation to or liability for (contingent or otherwise) with respect to any such Company Benefit Plan. No Company Benefit Plan is a “multiple employer plan”, as defined in Section 413 of the Code, and neither the Company, any Subsidiary of the Company, nor any of their ERISA Affiliates has maintained, sponsored, contributed to or been required to contribute to or any such “multiple employer plan”. Each Company Benefit Plan and its related trust intended to be qualified under Sections 401(a) and 501(a) of the Code, respectively, is so qualified and has received a favorable determination letter from the Internal Revenue Service and nothing has occurred with respect to such Company Benefit Plan since the date of such determination letter which could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code. There is no pending or, to the Knowledge of the Company, threatened Action relating to the Company Benefit Plans, the assets of any trust under any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary of any Company Benefit Plan with respect to the administration or operation of such Benefit Plan, other than routine claims for benefits, and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such Action. To the Knowledge of the Company, no event has occurred and no condition exists with respect to any Company Benefit Plan that would reasonably be expected to subject the Parent, Company, any Subsidiary or the Surviving Corporation to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, including, without limitation any tax or penalty imposed by Section 4975 of the Code or Sections 409 or 502(l) of ERISA.

(d)          All contributions and premiums (including all employer contributions and employee salary reduction contributions) that are due with respect to any Company Benefit Plan have been made within the time periods prescribed by applicable Legal Requirements or by the terms of such Company Benefit Plan or any agreement relating thereto to the respective Company Benefit Plan, and all contributions, liabilities or expenses of any Company Benefit Plan (including workers’ compensation) for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the relevant balance sheet in accordance with GAAP on or prior to the Closing Date.

(e)          Neither the Company nor any Subsidiary of the Company has an obligation to make any reimbursement or other payment to any Person with respect to any tax imposed under Section 409A of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.

(f)          Except as set forth on Part 2.11(f) of the Company Disclosure Schedule, the consummation of the Contemplated Transactions will not, either alone or in combination with any other event, (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee or director of the Company or any Subsidiary, (ii) increase any benefits payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such compensation or benefits. Further, except as set forth on Part 2.11(f) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has announced any type of plan or binding commitment to create any additional Benefit Plan, to enter into any agreement with any current or former employee or director, or to amend or modify any existing Company Benefit Plan or agreement with any current or former employee or director.

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2.12.      Compliance with Legal Requirements; Governmental Authorizations. The Company and its Subsidiaries are, and at all times since January 1, 2009 have been, in material compliance with each material Legal Requirement that is or was applicable to any of them or to the conduct or operation of their business or the ownership or use of any of their assets. No event has occurred that (with or without notice or lapse of time or both) (a) may constitute or result in a material violation by the Company or any of its Subsidiaries of, or a material failure on the part of the Company or any of its Subsidiaries, to comply with applicable Legal Requirements, or (b) may give rise to any material obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any substantial remedial action of any nature. Neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2009 any notice or other written communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

2.13.      Environmental Matters.

(a)          Except for such violations, activities and Actions as would not, collectively, reasonably be expected to have a Company Material Adverse Effect, and except as set forth in Part 2.13 of the Company Disclosure Schedule:

(i)          neither the Company nor any of its Subsidiaries is, to the Company’s Knowledge, the subject of any investigation by any Governmental Body, and neither the Company nor any of its Subsidiaries has received any written notice or claim, or entered into any negotiations or agreements with any Person, relating to any liability or remedial action under any applicable Environmental Laws;

(ii)         the Company and its Subsidiaries have for the past five years complied, and are currently in compliance with, all Environmental Laws;

(iii)        neither the Company nor any of its Subsidiaries has manufactured, treated, stored, disposed of, generated, handled or released any Hazardous Substances in a manner that has given or is reasonably expected to give rise to any liability to the Company or any of its Subsidiaries under Environmental Laws; and

(iv)         to the Knowledge of the Company, no Hazardous Substances have been Released from or otherwise come to be located at any Facility in a manner that has given rise to any liability to the Company or any of its Subsidiaries under Environmental Laws.

(b)          the Company and its subsidiaries have made available to Parent and Merger Sub copies of all environmental assessments, investigations, audits, studies, and other environmental reports in its possession that relate to any Facilities.

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(c)          As used in this Agreement:

(i)          “Environmental Law” means any foreign, federal, state, or local law, statute, rule, or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision, or order pertaining to (A) treatment, storage, disposal, generation, and transportation of industrial, toxic, infectious, biological, radioactive, or hazardous materials or substances or solid, medical, mixed, or hazardous waste, (B) air, water, and noise pollution, (C) groundwater and soil contamination, (D) the release or threatened release into the environment of industrial, toxic, infectious, biological, radioactive, or hazardous materials or substances, or solid, medical, mixed, or hazardous waste, including emissions, discharges, injections, spills, escapes, or dumping of pollutants, contaminants, or chemicals, (E) the protection of wildlife, marine life, and wetlands, including all endangered and threatened species, (F) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles, (G) health and safety of employees and other Persons, or (H) manufacturing, processing, using, distributing, treating, storing, disposing, transporting, or handling of materials regulated under any law as pollutants, contaminants, toxic, infectious, biological, radioactive, or hazardous materials or substances or oil or petroleum products or solid, medical, mixed, or hazardous waste.

(ii)         “Release” or “Released” means the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping, or any other release, however defined, and whether intentional or unintentional, of any Hazardous Substance. The term “Release” shall include any threatened release.

(iii)        “Hazardous Substance” means any substance that is (A) listed, classified, regulated, or which falls within the definition of a “hazardous substance,” “hazardous waste,” or “hazardous material” pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, PCBs, radioactive materials, or radon, or (C) any other substance which is the subject of regulatory action by any Governmental Body pursuant to any Environmental Law.

2.14.      Legal Proceedings.

(a)          Except as disclosed in the Company SEC Documents or as set forth on Part 2.14(a) of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) that has been commenced by or against the Company or any of its Subsidiaries or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or any of its Subsidiaries and that is reasonably likely to result in a Company Material Adverse Effect, (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, or (iii) against any director or officer of the Company or any of its Subsidiaries pursuant to Section 8A or 20(b) of the Securities Act or Section 21(d) or 21C of the Exchange Act.

(b)          There are no Orders outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, are material to the Company or any of its Subsidiaries.

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2.15.      Contracts; No Defaults.

(a)          Part 2.15(a) of the Company Disclosure Schedule contains a complete and correct list of the following written and, to the Knowledge of the Company, oral contracts and agreements to which Company or any of its Subsidiaries is a party, other than contracts with Parent, PSMX LLC and Kelta Logistics LLC (collectively, whether or not so listed, the “Material Contracts”): (i) all contracts and agreements, including the purchase or sale of assets (other than relating to purchases and sales of inventory in the ordinary course of business) which involve or are reasonably expected to involve aggregate payments or expenditures by or to Company or any of its Subsidiaries during the fiscal year ending December 31, 2012 in excess of $100,000; (ii) all Company indebtedness (other than guarantees by way of endorsement or negotiable instruments in the ordinary course of business) and all mortgages, security agreements, capital leases or similar agreements, in each case in excess of $50,000 or that creates an Encumbrance other than a Permitted Lien on any material asset of the Company or any Company Subsidiary; (iii) all contracts and agreements containing covenants not to compete (A) binding on Company or any of its Subsidiaries or (B) restricting other Persons for the benefit of Company or any of its Subsidiaries or (C) which otherwise restrict competition granted by Company or any of its Subsidiaries in favor of a third Person; (iv) all contracts and agreements granting to any Person an exclusive right to manufacture, distribute or sell any Company product in any geographical region, as to any customer or as to any market (v) contracts and agreements under which Company or any of its Subsidiaries is obligated to indemnify any Person other than (A) the Company’s and its Subsidiaries’ respective Organizational Documents and (B) other agreements entered into in the ordinary course of business; (vi) contracts and agreements to loan money or extend credit to any other Person in excess of $20,000, other than in the ordinary course of business; (vii) joint venture, partnership agreements or similar arrangements or contracts involving a sharing of profits, losses, business or opportunities with any other Person; (viii) all other contracts not otherwise covered in clauses (i) – (vii) of this Section 2.15(a) which are material contracts (as defined in Item 601(b)(10) of Regulation S-K of the Exchange Act) to be performed after the date of this Agreement; and (ix) all contracts which are shareholder rights agreements or which otherwise provide for the issuance of any securities in respect of this Agreement or the Merger; and (x) all contracts and agreements which, upon or as a result of the consummation of any of the Contemplated Transactions, will (either alone or upon the occurrence of any additional acts or events, including the notice or the passage of time) result in any material payment or benefit (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any right to any material payment or benefits, from Parent, Merger Sub, the Company or the Surviving Corporation or any of their respective Subsidiaries to any officer, director, consultant or employee of any of the foregoing.

(b)          With respect to the Material Contracts, (i) such Material Contracts are in full force and effect and are valid, binding and enforceable against Company or its Subsidiaries, as applicable, and, to the Knowledge of Company, each other party thereto, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar Legal Requirement affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (whether considered in a proceeding whether in equity or at law), and (ii) Company and its Subsidiaries, and, to the Knowledge of Company, each other party thereto, have complied in all material respects with all respective covenants and provisions of the Material Contracts.

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(c)          Except to the extent set forth in Part 2.15(c) of the Company Disclosure Schedule, there are no transactions, agreements, arrangements or understandings between Company or any of its Subsidiaries, on the one hand, and Company’s directors, officers, Affiliates (other than wholly-owned Subsidiaries of Company) or other Persons, on the other hand.

(d)          There are no contractual restrictions in the Material Contracts that prohibit Company or any of its Subsidiaries from transferring cash (or cash equivalents) between accounts outside of and inside the United States or that limit Company’s free use of such cash.

(e)          (i) Neither the Company nor any of its Subsidiaries has, to the Knowledge of the Company, violated or breached in any material respect, or committed any material default under, any Material Contract; and, to the Knowledge of the Company, no other Person has violated or breached in any material respect, or committed any material default under, any Material Contract; (ii) to the Knowledge of the Company, no event has occurred that (with or without notice or lapse of time) will or could reasonably be expected to (A) result in a violation or breach, in any material respect, of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a material rebate, chargeback, penalty, or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, (E) result in the disclosure, release, or delivery of any Company Source Code, or (F) give any Person the right to cancel, terminate, or modify in any material respect any Material Contract; and (iii) neither the Company nor any of its Subsidiaries has received any written notice or other written communication regarding any actual or possible material violation or breach of, or default under, any Material Contract.

2.16.      Insurance. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company that are adequate and otherwise customary for companies of similar size and financial condition in the industry in which the Company operates. Part 2.16 of the Company Disclosure Schedule provides a true and complete list of all insurance policies (including information on the premiums payable in connection therewith) maintained by the Company and its Subsidiaries.

2.17.      Labor and Employment Matters. Except as disclosed in Part 2.17 of the Company Disclosure Schedules:

(a)          neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization;

(b)          neither the Company nor any of its Subsidiaries is the subject of any Legal Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment or any other matter;

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(c)          no strike, work stoppage, or other labor dispute involving the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened;

(d)          no complaint, charge, or Legal Proceeding by or before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization, or other representative of its employees or relating to its employees or employment practices (including charges of unfair labor practices) or working conditions is pending or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries;

(e)          no grievance is pending or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries;

(f)          neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices;

(g)          no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority; and

(h)          the Company and each of its Subsidiaries are in compliance with all applicable Legal Requirements relating to the employees and the engagement of leased employees, consultants, and independent contractors, including all Legal Requirements regarding discrimination, harassment, affirmative action, terms and conditions of employment, wage and hour requirements (including the proper classification of, compensation paid to, and related withholding with respect to employees, leased employees, consultants, and independent contractors), leaves of absence, reasonable accommodation of disabilities, occupational health and safety requirements, workers’ compensation, and employment practices.

2.18.      Interests of Officers and Directors. To the Knowledge of the Company, none of the officers or directors of the Company or any of its Subsidiaries or any of their respective Affiliates (other than the Company and its Subsidiaries) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company and its Subsidiaries, or in any supplier, distributor, or customer of the Company and its Subsidiaries, or any other relationship, Contract or understanding with the Company and its Subsidiaries, except as disclosed in the Company SEC Documents filed prior to the date hereof and except for the normal rights of a stockholder and rights under the Company Benefit Plans, the Company Stock Options and Restricted Shares.

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2.19.      Compliance with U.S. Foreign Corrupt Practices Act and Other Applicable Anticorruption Laws. Neither the Company, its Subsidiaries, nor, to the Knowledge of the Company, directors, officers, managers, employees, agents or other representatives of the Company or any of its Subsidiaries, has directly or indirectly in violation of any Legal Requirement (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)) (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any of its Subsidiaries for the purposes of taking any of the actions in clause (a) above. The Company and each of its Subsidiaries and, to the Knowledge of the Company, their Affiliates have at all times since January 1, 2009 conducted their respective businesses in compliance with the FCPA (including the recordkeeping provisions of the FCPA) and all similar Legal Requirements, domestic and foreign, and the Company and each of its Subsidiaries have instituted and maintained policies, procedures, and controls designed to ensure continued compliance therewith and with all similar Legal Requirements, domestic and foreign.

2.20.      Takeover Provisions. There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Company is a party or by which it or, to Company’s Knowledge, its stockholders are otherwise bound, that at the Effective Time will be applicable to the Contemplated Transactions. Assuming the accuracy of the representations of Parent and Merger Sub set forth in Section 3.2(d), the Company Board has taken all actions necessary to be taken such that no restrictive provision of any “moratorium,” “control share acquisition,” “fair price,” “interested shareholder,” “affiliate transaction,” “business combination,” or other similar anti-takeover Laws of any state, including the State of Delaware and Section 203 of the DGCL, or any applicable anti-takeover provision in the Company’s Organizational Documents, is, or at the Effective Time will be, applicable to the this Agreement or the Contemplated Transactions.

2.21.      Brokers. No broker, finder, investment banker, or other Person (other than OEM Capital Corp.) is or may be entitled to any brokerage, finder’s, or other fee or commission in connection with the Merger and the Contemplated Transactions based upon arrangements or authorizations made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore furnished to Parent copies of all Company Contracts between the Company and OEM Capital Corp. pursuant to which such firm would or may be entitled to any payment relating to the Contemplated Transactions.

2.22.      Controls and Procedures; Nasdaq Compliance.

(a)          Company has (i) established and, since January 1, 2009, has maintained a system of “internal control over financial reporting” (as defined in Rule 13a-15(f)) under the Exchange Act) and “disclosure controls and procedures” (as defined in Rule 13a-15(e)) and (ii) has disclosed, based on its most recent evaluation before the date hereof, to Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses of which Company has Knowledge in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

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(b)          Company is in material compliance with the applicable listing and governance rules of Nasdaq.

(c)          To the Knowledge of the Company, each of KPMG LLP and Marcum LLP, each of which has expressed its opinion with respect to the audited financial statements contained in the Company SEC Documents, is and has been “independent” (under applicable rules then in effect) with respect to the Company and each Subsidiary of the Company within the meaning of Regulation S-X of the Exchange Act since the appointment of KPMG LLP or Marcum LLP, as applicable, in that capacity.

(d)          Since January 1, 2009, Company has not received any oral or written notification of any “significant deficiency” or “material weakness”, each term as defined in Rule 12b-2 of the Exchange Act, in Company’s internal controls over financial reporting.

2.23.      Proxy statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

2.24.      Opinion of Financial Advisor. The Company Board has received the written opinion (or oral opinion to be confirmed in writing) of OEM Capital Corp. dated as of the date hereof, to the effect that, as of such date, and based on the assumptions, qualifications, and limitations contained therein, the Per Share Merger Consideration to be received by the Company Stockholders for each share of Company Common Stock pursuant to the Merger is fair to the Company Stockholders from a financial point of view.

ARTICLE 3

Representations and Warranties of Parent and Merger Sub

Each of Parent and Merger Sub, joint and severally, represents and warrants to the Company as follows:

3.1.        Organization and Good Standing.

(a)          Each of Parent and Merger Sub are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or organization, with full corporate or other entity power and authority to conduct their respective businesses as now being conducted, to own or use the respective properties and assets that they purport to own or use, and to perform all their respective obligations under Contracts to which Parent or Merger Sub is a party or by which Parent or any of its Subsidiaries or any of their respective assets are bound. Parent and Merger Sub are duly qualified to do business as foreign corporations or other entities and are in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by them, or the nature of the activities conducted by them, requires such qualification, except where the failure to be so qualified, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

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(b)          Merger Sub is a direct, wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Contemplated Transactions. Since the date of its incorporation and prior to the Effective Time, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its respective obligations hereunder, and matters ancillary thereto.

3.2.        Authority; No Conflict.

(a)          Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

(b)          Neither the execution and delivery of this Agreement nor the consummation of any of the Contemplated Transactions do or will, directly or indirectly (with or without notice or lapse of time or both):

(i)          contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Parent or Merger Sub, or (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub; and

(ii)         contravene, conflict with, or result in a violation of, any Legal Requirement or any Order to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is or may be subject.

(c)          The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement and the consummation of the Contemplated Transactions by Parent and Merger Sub will not, require any Consent of, or filing with, or notification to, any Person, except (i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act and state securities or Blue Sky Laws, (B) filing of a certificate of merger as required by the DGCL, and (C) where failure to obtain such Consents, or to make such filings or notifications, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

(d)          Neither Parent nor Merger Sub is, nor at any time during the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL, other than as contemplated by this Agreement.

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3.3.          Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the Company Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.4.          Financing. Each of Parent’s and Merger Sub’s obligation to consummate the Merger is not subject to any financing contingency or condition and at Closing Parent will have sufficient and immediately available funds (including through availability under Parent’s current credit facilities) to pay the Per Share Merger Consideration for all outstanding shares of Company Common Stock and the Option Merger Consideration under Article 1, in full, at the Closing.

3.5.          Litigation. There is no action pending or, to the Knowledge of Parent, threatened against Parent or any of its subsidiaries seeking to prevent, hinder, modify, delay or challenge the Contemplated Transactions. Neither Parent nor any of its subsidiaries nor any of their respective properties is subject to any outstanding Order that would, or would reasonably be expected to, prevent, materially delay or materially impede the consummation of the Contemplated Transactions.

3.6.          Brokers. No broker, finder, investment banker, or other Person is or may be entitled to any brokerage, finder’s, or other fee or commission in connection with the Contemplated Transactions based upon arrangements or authorizations made by or on behalf of Parent, Merger Sub or any of their respective subsidiaries.

3.7.          Management Arrangements. As of the date hereof, neither Parent nor Merger Sub, nor any of their respective Affiliates, has entered into any contract, agreement, arrangement or understanding with any of the officers or directors of the Company or any of its Subsidiaries, or any of their respective Affiliates, that is currently in effect or that would become effective in the future (upon consummation of any of the Contemplated Transactions or otherwise).

3.8.          Independent Investigation. In entering into this Agreement and each of the other documents and instruments relating to the Contemplated Transactions, Parent and Merger Sub have each relied upon its own investigation and analysis and the Company SEC Documents, and Parent and Merger Sub acknowledge and agree that (a) except for the specific representations and warranties of the Company contained in this Agreement and matters disclosed in the Company SEC Documents (as qualified by the Company Disclosure Schedule and the Company SEC Documents pursuant to the introductory paragraph to Article 2), none of the Company, its Affiliates or any of its or their respective stockholders, controlling persons or Representatives makes or has made any representation or warranty, either express or implied, with respect to the Company or its subsidiaries or Affiliates or their business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics and (b) to the fullest extent permitted by applicable Legal Requirements, none of the Company, its Affiliates or any of its or their respective stockholders, controlling persons or Representatives shall have any liability or responsibility whatsoever to Parent or Merger Sub, their respective Affiliates or Representatives on any basis (including in contract or tort, at law or in equity, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom) to Parent or Merger Sub, their respective Affiliates or Representatives, except for the Company and then as and only to the extent expressly set forth in this Agreement; provided, however, that nothing herein shall relieve or release the Company, its Affiliates or any of their controlling persons from liabilities or responsibilities arising out of fraud by any such Person.

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ARTICLE 4

Certain Covenants

4.1.        Operation of the Company’s Business.

(a)          During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement in accordance with Article 7 hereof (the “Pre-Closing Period”) (except with the prior written Consent of Parent, which Consent shall not be unreasonably withheld, delayed or conditioned) the Company shall, and shall cause each of its Subsidiaries to:

(i)          ensure that each of the Company and each of its Subsidiaries (A) conducts its business in the ordinary course of business consistent with past practice and (B) complies in all material respects with all applicable Legal Requirements and all Material Contracts (which for the purpose of this Section 4.1 shall include any Contract that would be a Material Contract if existing on the date of this Agreement); and

(ii)         use commercially reasonable efforts to ensure that the Company and each of its Subsidiaries preserve intact their current business organizations, keep available the services of their current officers and employees, and maintain, in all material respects, their relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees, and other Persons having business relationships with the Company and each of its Subsidiaries, respectively.

(b)          Except as otherwise contemplated by this Agreement, as is reasonably necessary for the Company to take all actions required by this Agreement or as set forth in Part 4.1(b) of the Company Disclosure Schedule, during the Pre-Closing Period (except with the prior written Consent of Parent, which Consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit any of its Subsidiaries to:

(i)          take any action that, had it occurred prior to the date of this Agreement would have violated Section 2.7(q) or been disclosed on Part 2.7(q) of the Company Disclosure Schedule;

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(ii)         (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine, or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or other equity or voting interests, (C) purchase, redeem, or otherwise acquire any shares of capital stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, calls, or rights to acquire any such shares or other securities or (D) take any action that would result in any material change of any term (including any conversion price thereof) of any debt security of the Company or any of its Subsidiaries;

(iii)        issue, deliver, sell, pledge, or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls, or rights to acquire or receive, any such shares, interests, or securities or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of the Company Common Stock or the value of the Company or any part thereof (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options in accordance with their present terms);

(iv)         amend or propose to amend its Organizational Documents or effect or, except as permitted under Section 4.4, become a party to any merger, consolidation, share exchange, business combination, recapitalization, or similar transaction;

(v)          except as permitted under Section 4.4, acquire by merger or consolidation, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, all or a substantial portion of any business or any Entity or division thereof;

(vi)         other than in the ordinary course of business consistent with past practice, acquire any material assets or a license therefor, or make any capital expenditures, or incur any obligations or liabilities in connection therewith, except pursuant to existing Contracts or that, in the aggregate, would not exceed $200,000 in the aggregate;

(vii)       except in the ordinary course of business consistent with past practice, enter into, amend, or terminate any lease or sublease of real property (whether as a lessor, sublessor, lessee, or sublessee) or fail to exercise any right to renew any lease or sublease of real property;

(viii)      sell, grant a license in, or otherwise subject to any Encumbrance or otherwise dispose of any of its material properties or assets, other than the sale of inventory and the granting of nonexclusive licenses in the ordinary course of business consistent with past practice;

(ix)         incur any indebtedness of the Company, including indebtedness under the Company Credit Facility, or repurchase, prepay, or incur any indebtedness or guarantee any indebtedness of another Person or issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

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(x)          make any loans, advances, or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

(xi)         (A) pay, discharge, settle, or satisfy any material claims or Legal Proceeding (including claims of stockholders and any stockholder litigation relating to this Agreement, the Merger, or any other Contemplated Transaction or otherwise) or (B) waive, release, grant, or transfer any right of material value other than in the ordinary course of business consistent with past practice, or (C) commence any material Legal Proceeding (other than to enforce any rights under this Agreement);

(xii)        enter into any Material Contract:

(A)         except in the ordinary course of business consistent with past practice;

(B)         if consummation of the Contemplated Transactions or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation, or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Encumbrance in or upon any of the properties or assets of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries under, or give rise to any increased, additional, accelerated, or guaranteed rights or entitlements under, any material provision of such Contract; or

(C)         that in any way purports to materially restrict the business activity of the Company or any of its Subsidiaries or any of their Affiliates or to materially limit the freedom of the Company or any of its Subsidiaries or any of their Affiliates to engage in any line of business or to compete with any Person or in any geographic area.

(xiii)      amend, modify, change, or terminate any Material Contract to which the Company or any of its Subsidiaries is a party, or waive, release, or assign any rights or claims thereunder, in each case other than in the ordinary course of business;

(xiv)        except as required by applicable Legal Requirements, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of the Company or any of its Subsidiaries;

(xv)         increase or grant in any material manner the compensation or benefits of, or pay any bonus, severance or termination payment to, any employee, officer, director, or independent contractor of the Company or any of its Subsidiaries, except for such increases, grants or payments that were disclosed to Parent prior to the date of this Agreement;

(xvi)        except as contemplated by this Agreement or required to comply with Legal Requirements or any Contract or Company Benefit Plan in effect on the date of this Agreement and disclosed in Part 2.11(a) of the Company Disclosure Schedule:

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(A)         pay to any employee, officer, director, or independent contractor of the Company or any of its Subsidiaries any benefit, including severance or termination payments, not provided for under any Contract or Company Benefit Plan in effect on the date of this Agreement,

(B)         except as required by the terms of any applicable Company Benefit Plan, grant any awards under any Company Benefit Plan (including the grant of Company Stock Options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock or restricted stock units or the removal of existing restrictions in any Contract or Company Benefit Plan or awards made thereunder),

(C)         take any action to fund any future payment of, or in any other way secure the payment of, compensation or benefits under any Contract or Company Benefit Plan,

(D)         take any action to accelerate the vesting or payment of any compensation or benefit under any Contract or Company Benefit Plan,

(E)         adopt, enter into, or amend any Company Benefit Plan other than offer letters entered into with new employees in the ordinary course of business consistent with past practice that provide, except as required by applicable Legal Requirements, for “at will employment” with no severance benefits, or

(F)         make any material determination under any Company Benefit Plan that is not in the ordinary course of business consistent with past practice;

(xvii)      (A) fail to accrue a reserve in its books and records and financial statements in accordance with past practice for Taxes payable by the Company or any of its Subsidiaries, (B) settle or compromise any material Legal Proceeding relating to any Tax, (C) make, change, or revoke any Tax election, (D) make any change to its method of reporting income, deductions, or other Tax items for Tax purposes, (E) enter into any transaction with an Affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability or (F) waive any statute of limitations in respect of Taxes or right to any extension of time with respect to a Tax assessment or deficiency;

(xviii)     except as required by GAAP or applicable Legal Requirements, change its fiscal year, revalue any of its material assets, or make any changes in financial or Tax accounting methods, principles, or practices;

(xix)        take any action (or omit to take any action) if such action (or omission) would, or would be reasonably likely to result in the failure of the conditions set forth in Section 5.1 to be satisfied as of the Closing;

(xx)         fail to use its commercially reasonable efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with comparable insurance policies covering the Company, its Subsidiaries and their respective properties, assets and businesses;

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(xxi)        increase the size of the Company Board; or

(xxii)      authorize any of, or commit, resolve, or agree to take any of, the foregoing actions.

(c)          Other than the requirement of consent of Parent contained in Section 4.1(a) and (b), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ respective operations prior to the Effective Time. Prior to the Effective Time, consistent with the terms and conditions of this Agreement, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall exercise complete control over its and its subsidiaries’ respective businesses and operations.

4.2.         Access and Investigation.

(a)          During the Pre-Closing Period, the Company shall, and shall cause the Representatives of the Company and its Subsidiaries to, (i) provide Parent and Parent’s Representatives with reasonable access, upon reasonable notice to the Company’s Chief Financial Officer, during normal business hours to the Representatives of the Company and its Subsidiaries, personnel and assets, books, records, Tax Returns, work papers, and other documents, and additional financial, operating, and other data and information regarding the Company and its Subsidiaries, and provide copies thereof to Parent, in each case as Parent may reasonably request and (ii) cause its officers to confer regularly with Parent concerning the status of the Company’s business as Parent may reasonably request. In addition, during the Pre-Closing Period, the Company shall promptly provide Parent with (A) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company’s management, including copies of the unaudited monthly consolidated financial statements; and (B) any other written reports or other written materials requested by Parent.

(b)          Notwithstanding Section 4.2(a), but subject to Section 4.4(b)(iii), the Company shall not be required to provide such access if it determines that it would unreasonably disrupt or impair the business or operations of the Company or any of its Subsidiaries. Nothing in this Agreement (except Section 4.4(b)(iii)) shall require the Company or any of its Subsidiaries to disclose information to the extent such information would result in a waiver of attorney-client privilege, work product doctrine or similar privilege or violate any confidentiality obligation of such Party existing as of the date of this Agreement. Nothing in this Agreement (except Section 4.4(b)(iii)) shall require the Company or any of its Subsidiaries to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or any of its Subsidiaries, would result in: (i) the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality or (ii) any violation of any Legal Requirement relating to the sharing of information between competitors, it being understood that the Company and its Subsidiaries shall provide extracts, summaries, aggregations or other information to the greatest extent practicable in a manner that does not result in any such violation or improper disclosure.

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(c)          Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed under this Agreement, including, without limitation, this Section 4.2.

4.3.         Notification.

(a)          During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

(i)          the discovery by the Company of any event, condition, fact, or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement;

(ii)         any event, condition, or fact that occurs, arises, or exists after the date of this Agreement and that would have caused or constituted a material inaccuracy in any representation or warranty made by the Company in this Agreement if such representation or warranty had been made as of the time of the occurrence, existence, or discovery of such event, condition or fact;

(iii)        any material breach of any covenant of the Company under this Agreement;

(iv)         any event, condition or fact that would make the timely satisfaction of any of the conditions set forth in Article 5 or Article 6 impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect; and

(v)          (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the Contemplated Transactions, and (B) any material Legal Proceeding or material claim threatened, commenced, or asserted against or with respect to the Company or any of its Subsidiaries or the Contemplated Transactions.

(b)          No notification given to Parent pursuant to this Section 4.3 shall limit or otherwise affect any of the representations, warranties, covenants, or obligations of the Company contained in this Agreement.

4.4.         No Solicitation.

(a)          Until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 7, the Company shall not, directly or indirectly, and shall not authorize or permit any of its Subsidiaries or any Representative of the Company or any of its Subsidiaries directly or indirectly to, (i) solicit, initiate, or knowingly encourage the making, submission, or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.

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(b)          Section 4.4(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company and its Subsidiaries to, or entering into discussions with, any Person in response to an unsolicited Acquisition Proposal that is, or is reasonably likely to result in, a Superior Proposal that is submitted to the Company by such Person if (i) the Company Board concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary obligations to the Company Stockholders under applicable Legal Requirements, (ii) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company and containing terms no less favorable to the Company than the terms of the confidentiality agreement attached hereto as Exhibit A (an “Acceptable Confidentiality Agreement”), and (iii) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).

(c)          The Company shall promptly (and in no event later than forty-eight (48) hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal, or any request for nonpublic information) advise Parent orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest, or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest, or request and any modification or proposed modification thereto.

(d)          On execution and delivery of this Agreement, the Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

(e)          The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill,” or similar agreement to which the Company or any of its Subsidiaries is a party, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent; provided, however, that the Company may permit a proposal to be made under a standstill agreement if the Board determines, in good faith, after consultation with outside counsel, that failure to take such actions would be inconsistent with its fiduciary duties under applicable Legal Requirements.

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(f)          Nothing contained in this Section 4.4 or elsewhere in this Agreement shall prohibit the Company from taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012 of Regulation M-A promulgated under the Exchange Act or from otherwise making any disclosure to the Company Stockholders that is required by applicable Legal Requirements or if the Board concludes in good faith, after consultation with its outside legal advisors, that the failure to make such disclosure would be inconsistent with its fiduciary duties under applicable Legal Requirements.

4.5.         Proxy Statement.

(a)          As soon as reasonably practicable following, and in no event later than sixteen (16) Business Days after the date of this Agreement, the Company shall prepare the Proxy Statement and cause it to be filed with the SEC. Parent shall furnish all information concerning it as the Company may reasonably request in connection with the preparation of the Proxy Statement and any amendment thereto. Company shall use commercially reasonable efforts to cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC, and both the Company and Parent shall cooperate to respond promptly to any comments of the SEC or its staff. The Company will cause the Proxy Statement to be mailed to the Company Stockholders a sufficient time prior to the Company Stockholders Meeting, which shall be held as promptly as practicable following the date the Company is able to file its definitive Proxy Statement with the SEC. The Company shall cause all documents that it is responsible for filing with the SEC in connection with the Contemplated Transactions to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act. Company shall provide Parent with copies of all correspondence between Company and its Representatives on the one hand and the SEC and its staff on the other hand. Notwithstanding anything to the contrary herein, before filing and mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and shall discuss with Parent, and include in such document or response, comments reasonably proposed by Parent.

(b)          If at any time prior to the Company Stockholder Meeting either Party becomes aware of any event, circumstance or change of information which is required to be set forth in an amendment or supplement to the Proxy Statement, it shall promptly inform the other Party, the Parties shall cooperate in filing such amendment or supplement with the SEC, and the Company shall, if required, mail that amendment or supplement to stockholders of Company.

(c)          The Company will advise Parent, promptly after it receives notice thereof, of any request by the staff of the SEC for amendment of the Proxy Statement or comments thereon or responses thereto.

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4.6.         Company Stockholders Meeting; alternative acquisition proposals.

(a)          The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the “Company Stockholders Meeting”), shall submit such proposal to such holders at the Company Stockholders Meeting, and shall not submit any other proposal to such holders in connection with the Company Stockholders Meeting (other than a proposal relating to executive compensation as may be required by Rule 14a-21(c) under the Exchange Act), without the prior written Consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company (in consultation with Parent) shall set a single record date for Persons entitled to notice of, and to vote at, the Company Stockholders Meeting and shall not change such record date (whether in connection with the Company Stockholders Meeting or any adjournment or postponement thereof) without the prior written Consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company Stockholders Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable following the date the Company is able to file its definitive Proxy Statement with the SEC. Subject to Section 4.6(c), the Proxy Statement shall include the recommendation of the Company Board that the Company Stockholders vote to adopt this Agreement at the Company Stockholders Meeting (the recommendation of the Company Board being referred to as the “Board Recommendation”). The Company shall ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance with all applicable Legal Requirements. Subject to Section 4.6(c), the Company shall use its best efforts to solicit and obtain the Required Stockholder Vote.

(b)          Subject to Section 4.4 and Section 4.6(c), neither the Company Board nor any committee thereof shall: (i) withdraw or modify the Board Recommendation in a manner adverse to Parent (a “Change in Recommendation”); or (ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal (other than any Acceptable Confidentiality Agreement).

(c)          Notwithstanding anything to the contrary contained in Section 4.6(b), at any time prior to the adoption of this Agreement by the Required Stockholder Vote, the Company Board may effect, or cause the Company to effect, as the case may be, a Change in Recommendation, or enter into an Alternative Acquisition Agreement, if: (i) after the date of this Agreement, a bona fide, written offer to effect a transaction of the type referred to in the definition of the term Superior Proposal is made to the Company and is not withdrawn; (ii) such bona fide, written offer was not obtained or made as a direct or indirect result of a breach of (or any action inconsistent with) this Agreement; (iii) at least four (4) Business Days prior to any meeting of the Company Board at which the Company Board will consider and determine whether such offer is a Superior Proposal, the Company provides Parent with a written notice specifying the date and time of such meeting, the reasons for holding such meeting, the terms and conditions of the offer that is the basis of the potential action by the Company Board (including a copy of any draft definitive agreement reflecting the offer), and the identity of the Person making the offer; (iv) the Company Board determines in good faith, after consultation with an independent financial advisor and outside legal counsel, that such offer constitutes a Superior Proposal; (v) the Company Board does not effect, or cause the Company to effect, a Change in Recommendation at any time within four (4) Business Days after written notice from the Company confirming that the Company Board has determined that such offer is a Superior Proposal is deemed given pursuant to Section 8.10; (vi) prior to effecting such Change in Recommendation, or, approving or recommending such Superior Proposal or terminating this Agreement to enter into an Alternative Acquisition Agreement, the Company shall, and shall cause its Representatives to, during such four (4) Business Day period, negotiate with Parent and its Representatives in good faith (to the extent that Parent desires to negotiate) to enable Parent to propose in writing a binding offer to effect revisions to the terms and conditions of this Agreement, as would alleviate the need for a Change of Recommendation, or such approval, recommendation or termination; (vii) at the end of such four (4) Business Day period, such offer has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by Section 4.6(c)(vi) or otherwise); and (viii) the Company Board determines in good faith, after consultation with outside legal counsel, that, in light of such Superior Proposal, the failure to effect a Change in Recommendation would be reasonably likely to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements (it being understood that in the event of any revisions to the terms of a Superior Proposal, the provisions of this Section 4.6(c) shall apply to such revised offer as if it were a new offer hereunder).

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4.7.         Cooperation; Regulatory Approvals.

(a)          Parent and the Company shall cooperate fully with each other and shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, Parent and the Company (i) shall use commercially reasonably efforts to make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the other Contemplated Transactions, and shall submit promptly any additional information requested in connection with such filings and notices, (ii) following written notice by Parent to the Company identifying the Consent to be obtained, shall use commercially reasonable efforts to obtain each such identified Consent required to be obtained (pursuant to any applicable Legal Requirement, Material Contract or Contracts with customers) by such Party in connection with the Merger or any of the other Contemplated Transactions, and (iii) shall use commercially reasonable efforts to oppose or to lift, as the case may be, any restraint, injunction, or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given, and each such Consent obtained, by the Company during the Pre-Closing Period.

(b)          The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other Party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions, (ii) keep the other Party informed as to the status of any such Legal Proceeding or threat, and (iii) promptly inform the other Party of any material communication concerning Antitrust Laws to or from any Governmental Body regarding the Merger.

(c)          A copy of the written opinion of the Company’s financial advisor described in Section 2.24 shall be delivered to Parent promptly following receipt thereof by the Company.

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4.8.         Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement or disclosure with respect to the Merger or any of the other Contemplated Transactions and neither shall issue any press release or make any public statement or disclosure regarding the Merger or any of the other Contemplated Transactions without the prior approval of the other (which approval shall not be unreasonably withheld, conditioned, or delayed), except as may be required of the Company by applicable Legal Requirements or by obligations pursuant to any listing agreement with, or request by, any national securities exchange, in which case the Party proposing to issue such press release or make such public statement or disclosure shall first, to the extent practicable, consult with the other Party about, and allow the other Party reasonable time to comment in advance on, such press release, public announcement, or disclosure; provided, however, that the Company may, without prior consultation with Parent, issue any public release or announcement, contemplated by, or with respect to any action taken pursuant to, Section 4.4, as required by applicable Legal Requirements.

4.9.         Resignation of Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent prior to the Closing Date (to be effective as of the Effective Time) the resignation of each director of the Company and each of its Subsidiaries (in each case, in their capacities as directors, and not as employees) as Parent shall request in writing not less than five days prior to the Closing Date.

4.10.      Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

4.11.      Indemnification of Officers and Directors.

(a)          From and after the Effective Time, Parent and/or Merger Sub shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless the current directors and officers of the Company to the fullest extent permitted under applicable Legal Requirement and the Organizational Documents (and Parent and/or Merger Sub shall cause the Surviving Corporation to, and the Surviving Corporation shall, also advance expenses to such persons as incurred to the fullest extent permitted under applicable Legal Requirement and the Organizational Documents; provided, that, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director and officer of the Company and any of its Subsidiaries (collectively, the “Indemnified Persons”) against any and all costs, expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any action, arbitration, audit, hearing, litigation, suit or other similar proceeding (whether civil, criminal, administrative or governmental) (each an “Action”), arising out of or pertaining to any action or omission or matters existing or occurring at or prior to the Effective Time, including the Contemplated Transactions, to the same extent as provided in the Organizational Documents, or any other applicable contract, in effect on the date hereof, provided, that, the Surviving Corporation shall not be required to provide indemnification to the Indemnified Persons with respect to claims initiated by the Indemnified Person, and not by way of defense, counterclaim or cross claim, except for (i) actions or proceedings brought by an Indemnified Person to establish a right under or to enforce an Indemnified Person’s entitlement to indemnification, (ii) such actions approved by the Company Board, or (iii) as otherwise required under applicable Legal Requirement.

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(b)          For six years from the Effective Time, Parent and/or Merger Sub shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for the benefit of the directors and officers of the Company and its Subsidiaries currently covered by the officers’ and directors’ liability insurance policies of the Company or any of its Subsidiaries an insurance and indemnification policy that provides coverage for acts or omissions occurring on or prior to the Effective Time (the “D&O Insurance”) covering each such Person on terms with respect to coverage and in amounts no less favorable in the aggregate than those of the Company’s or any of its Subsidiaries’ directors’ and officers’ insurance policy in effect on the date of this Agreement; provided, however, that the Surviving Corporation shall not be required to pay an aggregate premium for the D&O Insurance in excess of $170,000 (the “D&O Tail Cost”); provided, further, that if the aggregate premium for such insurance coverage exceed the D&O Tail Cost, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. The Surviving Corporation may satisfy its obligations under this Section 4.11(b) by purchasing a “tail” policy under the Company’s or any of its Subsidiaries’ existing directors’ and officers’ insurance policy, that in either such case (i) has an effective term of six years from the Effective Time, (ii) covers each director and officer currently covered by the Company’s or any of its Subsidiaries’ directors’ and officers’ insurance policy in effect on the date of this Agreement for actions and omissions occurring on or prior to the Effective Time, and (iii) contains the same coverage and amounts and contains terms that are no less favorable in the aggregate, in each case, when compared to those of the Company’s or any of its Subsidiaries’ directors’ and officers’ insurance policy in effect on the date of this Agreement.

(c)          The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certificate of incorporation and bylaws, respectively, of the Company as of the date of this Agreement, unless any modification thereof shall be required by Legal Requirement and then such modification shall be made only to the minimum extent required by such Legal Requirement, which provisions shall not be amended, repealed or otherwise modified, except as provided in this Section 4.11(c), for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or any of its Subsidiaries.

(d)          The provisions of this Section 4.11 shall survive the consummation of the Merger, are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her Representatives as a third-party beneficiary, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

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(e)          Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Person or any other Person covered by directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 4.11 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(f)          If Parent, Merger Sub or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, Merger Sub or the Surviving Corporation shall assume the obligations set forth in this Section 4.11.

4.12.      cooperation on tax matters.

(a)          The Company shall retain all books, records, working papers (including any documentation relating to FIN48) with respect to Tax matters pertinent to the Company or any of its Subsidiaries relating to any Pre-Closing Period.

(b)          The Parties further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Body, Taxing Authority or customer of the Company or any of its Subsidiaries or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including but not limited to the purchase and sale and merger hereto).

(c)          Other than any Taxes imposed upon a holder of Company Stock Options, Restricted Shares or Company Common Stock, the Company shall pay all Taxes incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger (including (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, real property transfer and other or similar Taxes or fees).

4.13.      Employee Matters.

(a)          Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Termination Severance Agreements and Company Benefit Plans set forth on Part 2.7(h) of the Company Disclosure Schedule, as applicable, will occur as of the Effective Time.

(b)          From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor and provide for payment of all obligations and benefits under all Termination Severance Agreements and Company Benefit Plans and other agreements set forth on Part 4.13(b) of the Company Disclosure Schedule in accordance with their terms. Nothing contained herein shall prevent Parent from altering the benefits offered to employees after the Effective Time, or otherwise modifying the terms of, or terminating, such Termination Severance Agreements and Company Benefit Plans (with the consent of the other parties thereto if required).

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(c)          Parent shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, provide employees of the Company who continue their employment after the Effective Time (the “Continuing Employees”) with employee benefit plans, programs and policies (other than any defined benefit plans (whether qualified or nonqualified), equity-based awards or, to the extent not already a party to any such agreement, individual employment agreements) that are no less favorable in the aggregate to those employee benefits provided to similarly-situated employees of Parent and its subsidiaries.

(d)          Parent shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, provide Continuing Employees with service credit under Parent’s employee benefit plans in which the Continuing Employees become eligible to participate after the Effective Time for such Continuing Employees’ service with the Company for purposes of eligibility, participation, vesting and benefit accrual (other than under any defined benefit plan whether qualified or nonqualified) to the same extent such service was recognized under any similar Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Date; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service. Parent shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, credit Continuing Employees the amount of vacation and paid time off time that such employees had accrued under any applicable Company Benefit Plan prior to the Effective Time. With respect to any welfare benefit plans maintained by Parent or its applicable subsidiaries for the benefit of the Continuing Employees on and after the Effective Time, Parent shall, or shall cause the Surviving Corporation or one or more of its subsidiaries to, use commercially reasonable efforts to (i) give credit, in determining any deductible limitations, co-payments and out-of-pocket maximums to any amounts paid by such Continuing Employees for the calendar year in which the Effective Time occurs, with respect to similar plans maintained by the Company and (ii) with respect to any health benefit plans maintained by Parent or its applicable subsidiaries, ensure that no eligibility waiting periods, evidence of insurability requirements, or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees (except to the extent any such requirement, limitation or exclusion applied prior to the Effective Time under a similar Company Benefit Plan).

(e)          Nothing contained in this Section 4.13, express or implied, shall be construed to create any third-party beneficiary rights in any present or former employee, service provider, independent contractor, consultant, any such Person’s alternate payees, dependents or beneficiaries or any other Person, whether in respect of continued service or resumed service, compensation, benefits or otherwise, nor shall be regarded as amending any Termination Severance Agreement or Company Benefit Plan. Notwithstanding anything in this Agreement to the contrary, on and after the Effective Time, the employment of employees by the Surviving Corporation shall be subject to Parent’s usual terms, conditions and policies of employment, including, without limitation, Parent’s policies regarding modifications of the terms and conditions of employment.

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ARTICLE 5

Conditions Precedent to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, or waiver by Parent, at or before the Closing, of each of the following conditions:

5.1.         Accuracy of Representations. Each of the representations and warranties of the Company set forth in Article 2 shall be true and correct in all respects as of the date of this Agreement, and as of the Closing as though made at the Closing (except for representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except to the extent any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Company Material Adverse Effect; provided that, for purposes of this Section 5.1, any representation or warranty of Company that is qualified by materiality (or words of similar import) or Company Material Adverse Effect shall be read as if such language were not present.

5.2.        Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or perform at or prior to the Closing shall have been complied with or performed in all material respects.

5.3.        Certificates.

(a)          The Company shall have provided Parent with a certificate from the chief executive officer or the chief financial officer of the Company, in his or her capacity as such, certifying that the conditions set forth in Sections 5.1 and 5.2 have been satisfied.

(b)          The Company shall have provided Parent with a certificate from the chief executive officer of the Company, in his capacity as such, certifying as to (i) the outstanding shares of Company Common Stock as of the Effective Time, and (ii) the In the Money Options as of the Effective Time, including a list thereof specifying holders, the number of shares of Company Common Stock issuable upon exercise of each In the Money Option and the exercise price of each In the Money Option (the “Consideration Certificate”).

5.4.        Stockholder Approval. The Required Stockholder Vote shall have been obtained.

5.5.        No Material Adverse Effect. Since the date of this Agreement, a Company Material Adverse Effect shall not have occurred.

5.6.        Consents. The Consents set forth on Exhibit B shall have been obtained and shall remain in effect.

5.7.        No Restraints. No temporary restraining order, preliminary or permanent injunction, or other Order of a Governmental Body prohibiting the consummation of the Merger shall be in effect, and no Legal Requirement shall be in effect that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger.

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5.8.         No Litigation. No Legal Proceeding shall be pending: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) seeking to prohibit or limit Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (c) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company and its Subsidiaries; or (d) seeking to compel Parent or the Company or any Subsidiary of Parent or the Company to dispose of or hold separate any material assets, as a result of the Merger or any of the other Contemplated Transactions.

5.9.        Appraisal Shares. Holders of shares of Company Common Stock representing in excess of 10% of the outstanding shares of Company Common Stock shall not have exercised (or, if exercised, shall not have withdrawn such exercise by the close of business on the day after the day of the Company Stockholders Meeting) rights of dissent in connection with the Merger.

ARTICLE 6

Conditions Precedent to Obligations of the Company

The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, or waiver by the Company, at or before the Closing, of each of the following conditions:

6.1.        Accuracy of Representations. Each of the representations and warranties of Parent and Merger Sub set forth in Article 3 shall be true and correct in all respects as of the date of this Agreement, and as of the Closing as though made at the Closing (except for representations and warranties that address matters only as of a particular date, which shall remain true and correct as of such date), except to the extent any inaccuracies in such representations and warranties, individually or in the aggregate, would not have a Parent Material Adverse Effect; provided that, for purposes of this Section 6.1, any representation or warranty of Parent or Merger Sub that is qualified by materiality (or words of similar import) or Parent Material Adverse Effect shall be read as if such language were not present.

6.2.         Performance of Covenants. Each of the covenants and obligations in this Agreement that Parent or Merger Sub, as applicable, is required to comply with or perform at or prior to the Closing Date shall have been complied with or performed in all material respects.

6.3.        Certificate. Parent shall have provided the Company with a certificate from the President of Parent certifying that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

6.4.        Stockholder Approval. The Required Stockholder Vote shall have been obtained.

6.5.        Payment Fund. Parent shall have deposited or caused to be deposited with the Paying Agent at or prior to Closing cash in U.S. Dollars in an aggregate amount sufficient to pay the Per Share Merger Consideration for all issued and outstanding shares of Company Common Stock, including Restricted Shares.

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6.6.         No Restraints. No temporary restraining Order, preliminary or permanent injunction, or other Order of a Government Body prohibiting the consummation of the Merger shall be in effect, and no Legal Requirement shall be in effect that makes consummation of the Merger illegal or otherwise prohibits or interferes with the consummation of the Merger.

ARTICLE 7

Termination

7.1.        Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company Stockholders):

(a)          by mutual written Consent of Parent and the Company duly authorized by the Company Board and the Parent Board;

(b)          by Parent or the Company if the Merger shall not have been consummated by 11:59 p.m. Eastern Time on March 31, 2013 (the “End Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a Party whose failure to perform any material obligation required to be performed by such Party has been a cause of, or results in, the failure of the Merger to be consummated by the End Date;

(c)          by Parent or the Company if (i) a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, or (ii) a Legal Requirement shall be in effect that makes consummation of the Merger illegal or otherwise prohibits or prevents the consummation of the Merger;

(d)          by Parent or the Company if (i) the Company Stockholders Meeting (including any adjournments thereof) shall have been held and completed and (ii) this Agreement shall not have been adopted at such meeting by the Required Stockholder Vote; provided, however, that (A) a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain the Required Stockholder Vote is attributable to a failure on the part of such Party to perform any material obligation required to be performed by such Party, and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the Company has not made the payment(s) required to be made to Parent pursuant to Section 7.3(a) and, if applicable, pursuant to Section 7.3(b)(iii);

(e)          by Parent if (i) the Company Board shall have failed to recommend that the Company Stockholders to vote to adopt this Agreement, (ii) there shall have occurred a Change in Recommendation, (iii) the Company Board shall have approved, supported, or recommended any Acquisition Proposal, (iv) the Company shall have failed to include the Board Recommendation in the Proxy Statement, (v) the Company or any of its Subsidiaries or any Representative of the Company or any of its Subsidiaries, shall have violated or breached any of the provisions set forth in Section 4.4 or Section 4.6, or (vi) the Company, or any of its Subsidiaries shall have taken any action in any material respect inconsistent with any of the provisions set forth in Section 4.4 or Section 4.6;

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(f)          by Parent (i) if any of the Company’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 5.1 would not be satisfied, or (ii) if (A) any of the Company’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 5.1 would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by the Company within 20 Business Days after its receipt of written notice thereof, or (iii) if any of the Company’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 5.2 would not be satisfied;

(g)          by the Company (i) if any of Parent’s or Merger Sub’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 6.1 would not be satisfied, or (ii) if (A) any of Parent’s or Merger Sub’s representations and warranties shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by Parent or Merger Sub within 20 Business Days after its receipt of written notice thereof, or (iii) if any of Parent’s or Merger Sub’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied;

(h)          by Parent if, since the date of this Agreement, there shall have been a Company Material Adverse Effect; or

(i)          by Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 4.6(c).

Any termination pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall be effected by written notice from the terminating Party to the other Parties.

7.2.         Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2, Section 7.3, and Article 8 shall survive the termination of this Agreement and shall remain in full force and effect, (b) except to the extent expressly set forth in Section 7.3, the termination of this Agreement shall not relieve any Party from any liability for fraud or any material inaccuracy in or breach of any representation or any material breach of any warranty, covenant or other provision contained in this Agreement, which the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs.

7.3.        Expenses; Termination Fees.

(a)          Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

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(b)          The Company agrees to pay Parent (or its designees) an amount equal to $1,000,000, inclusive of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger (the “Termination Fee”) if this Agreement is terminated:

(i)          by Parent pursuant to Section 7.1(e);

(ii)         by Parent or the Company pursuant to Section 7.1(b) or by Parent pursuant to Section 7.1(f) and, in either case, (x) on or before the date of any such termination an Acquisition Proposal shall have been announced, disclosed, or otherwise communicated to the Company Board, and (y) a definitive agreement is entered into by the Company with respect to an Acquisition Transaction or an Acquisition Transaction is consummated within 12 months of such termination of the Agreement;

(iii)        by Parent or the Company pursuant to Section 7.1(d) and (x) on or before the date of the Company Stockholders Meeting by the Required Stockholder Vote an Acquisition Proposal shall have been announced, disclosed, or otherwise communicated to the Company Board, and (y) a definitive Agreement is entered into by the Company with respect to such Acquisition Proposal within 12 months of such termination of the Agreement; or

(iv)         by Company pursuant to Section 7.1(i);

(c)          If this Agreement is terminated by the Company pursuant to Section 7.1(g), Parent agrees to pay Company an amount equal to $2,000,000, inclusive of all fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of the Company in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger (the “Reverse Termination Fee”) if at the Closing all conditions set forth in Article 5 have been satisfied (other than those conditions to be satisfied as of the Closing Date).

(d)          Any Termination Fee or Reverse Termination Fee required to be paid (i) pursuant to Section 7.3(b)(i) shall be paid within two (2) Business Days after termination by Parent or (ii) pursuant to Sections 7.3(b)(ii), (iii) or 7.3(c) shall be paid within two Business Days after the event giving rise to such payment. In no event shall payment of more than one Termination Fee or Reverse Termination Fee be made by any Party. Notwithstanding anything to the contrary contained in this Agreement:

(1) Parent’s right to receive the Termination Fee pursuant to Section 7.3(b) shall be Parent’s sole and exclusive remedy against the Company, any of its Subsidiaries, or any of their respective Affiliates, stockholders, directors, officers, employees, agents or Representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the Contemplated Transactions to be consummated in circumstances giving rise to the obligation of the Company to pay the Termination Fee;

(2) Company’s right to receive the Reverse Termination Fee pursuant to Section 7.3(c) shall be Company’s sole and exclusive remedy against Parent, any of its Subsidiaries, or any of their respective Affiliates, stockholders, directors, officers, employees, agents or Representatives for any loss, claim, damage, liability or expense suffered as a result of the failure of any of the Contemplated Transactions to be consummated in circumstances giving rise to the obligation of Parent to pay the Reverse Termination Fee; and

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(3) upon payment of the Termination Fee or Reverse Termination Fee pursuant to this Section 7.3(d), none of the Company or Parent, or any of their Subsidiaries, or their respective Affiliates, stockholders, directors, officers, employees, agents or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions (other than any obligation to pay any amounts due pursuant to Section 7.3(e)).

(e)          If the Company or Parent fails to pay when due any amount payable under this Section 7.3, then (i) the Company or Parent, as the case may be, shall reimburse the other Party for all costs and expenses (including fees of counsel) incurred in connection with the enforcement by the Company or Parent, as the case may be, of its rights under this Section 7.3, and (ii) the Company or Parent, as the case may be, shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to such Party in full) at a rate per annum equal to three percent (3%) over the “prime rate” (as published in The Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

(f)          The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement.

ARTICLE 8

Miscellaneous Provisions

8.1.         Amendment. This Agreement may be amended at any time prior to the Effective Time by the Parties (by action taken or authorized by their respective boards of directors, in the case of the Company and Merger Sub), whether before or after adoption of this Agreement by the stockholders of the Company or Merger Sub; provided, however, that after any such stockholder approval of this Agreement, no amendment shall be made to this Agreement that by law requires further approval or authorization by the stockholders of the Company or Merger Sub without such further approval or authorization. This Agreement may not be amended, except by an instrument in writing signed by or on behalf of each of the Parties.

8.2.         Remedies Cumulative; Waiver.

(a)          The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirements, (i) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

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(b)          At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Merger Sub), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such Party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or any document delivered pursuant to this Agreement and (iii) waive compliance with any covenants, obligations, or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

8.3.         No Survival. None of the representations and warranties contained in this Agreement, or any covenant in this Agreement, shall survive the Effective Time.

8.4.        Entire Agreement. This Agreement, including the schedules, exhibits, and amendments hereto, and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede all other prior or contemporaneous agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.

8.5.        Execution of Agreement; Counterparts; Electronic Signatures.

(a)          The Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterpart.

(b)          The exchange of signed copies of this Agreement or of any other document contemplated by this Agreement (including any amendment or any other change thereto) by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement or other document for all purposes. Signatures of the Parties transmitted by any electronic means referenced in the preceding sentence shall be deemed to be original signatures for all purposes.

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8.6.         Governing Law; Exclusive Jurisdiction, Venue; Waiver of Jury Trial.

(a)          This Agreement shall be governed by, construed and enforced in accordance with, the Legal Requirements of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, unless jurisdiction over such matter is vested exclusively in the federal courts, in which case, any United States court sitting in Wilmington, Delaware. The Parties hereto hereby (i) submit to the exclusive jurisdiction of such court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Contemplated Transactions may not be enforced in or by any of the above-named courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 8.6 and shall not be deemed to be a general submission to the jurisdiction of such court or in the State of Delaware other than for such purposes.

(b)          The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, subject to Section 7.3, the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States sitting in Wilmington, Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(c)          WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE MERGER, OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.6.

8.7.         Disclosure Schedules.

(a)          The Company Disclosure Schedule shall be arranged in separate Parts corresponding to the numbered and lettered sections contained in Article 2.

(b)          Every statement made in the Company Disclosure Schedule shall be deemed to be a representation of the Company in this Agreement as if set forth in Article 2.

8.8.         Assignments and Successors. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written Consent of the other Parties. Any attempted assignment of this Agreement or of any such rights or delegation of obligations without such consent shall be void and of no effect This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns.

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8.9.         No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that after the Effective Time, the Indemnified Persons shall be third-party beneficiaries of, and entitled to enforce, Section 4.11, and provided further that no Consent of the Indemnified Persons shall be required to amend any provision of the Agreement prior to the Effective Time.

8.10.       Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile, or by overnight courier service (except for notices specifically required to be delivered orally). Such communications shall be deemed given to a Party (a) at the time and on the date of delivery, if delivered by hand or by facsimile (with, in the case of delivery by facsimile, confirmation of date and time of transmission by the transmitting equipment, and such delivery by facsimile subsequently confirmed with a copy delivered as provided in clause (b) on the next Business Day) and (b) at the end of the first Business Day following the date on which sent by overnight service by a nationally recognized courier service (costs prepaid).

Such communication in each case shall be delivered to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a Party may designate by notice to the other Parties):

Company:
Tii Network Technologies, Inc.

141 Rodeo Drive

Edgewood, New York 11717

Attention: Brian J. Kelley
Fax no.: (631) 789-2228

with a copy to (which shall not constitute notice hereunder):
Troutman Sanders LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention: Richard A. Rubin, Esq.
Fax no.: (212) 704-6288

Parent and Merger Sub:
80 Skyline Drive
Suite 101
Plainview, New York 11803
Attention: Parag Mehta
Fax no.: (516) 433-1461

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with a copy to (which shall not constitute notice hereunder):
Edwards Wildman Palmer LLP
750 Lexington Avenue
New York, New York 10022
Attention: Geoffrey Etherington
Fax no.: (212) 308-4844

8.11.      Construction; Usage.

(a)          In this Agreement, unless a clear contrary intention appears:

(i)          the singular number includes the plural number and vice versa;

(ii)         reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)        reference to any gender includes each other gender;

(iv)         reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)          reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision;

(vi)         “hereunder,” “hereof,” “hereto,” “herein,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision;

(vii)        “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii)      all exhibits or schedules annexed hereto or referred to herein are hereby incorporated herein and made a part of this Agreement as if set forth in full herein;

(ix)         “or” is used in the inclusive sense of “and/or;”

(x)          with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding;”

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(xi)         references to documents, instruments, or agreements shall be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto (but only to the extent, in the case of documents, instruments, or agreements that are the subject of representations and warranties set forth herein, copies of all addenda, exhibits, schedules, or amendments have been provided on or prior to the date of this Agreement to the Party to whom such representations and warranties are being made).

(b)          This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

(c)          The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

8.12.      Enforcement of Agreement. The Parties acknowledge and agree that irreparably would occur if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Parties may be entitled, at law or in equity, the Parties shall be entitled, without proof of damages, to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, no Party hereto shall allege, and the Parties hereby waive the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

8.13.      Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.

8.14.      [Removed and Reserved].

8.15.      Certain Definitions.

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 4.4(c)(i).

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 4.6(b).

“Acquisition Proposal” shall mean any proposal, offer, inquiry or indication of interest, including any proposal or offer from or to the Company Stockholders, made by any Person or “group” (as defined under Rule 13(d) of the Exchange Act) other than Parent, whether in a single transaction or series of related transactions, and whether directly or indirectly, contemplating or otherwise relating to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of transactions involving:

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(a)          any merger, consolidation, reorganization, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer, or other similar transaction (i) in which the Company or any of its Subsidiaries is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries, or (iii) in which the Company or any of its Subsidiaries issues or sells securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries; or

(b)          any sale (other than sales of inventory in the ordinary course of business), lease (other than in the ordinary course of business), exchange, transfer (other than sales of inventory in the ordinary course of business), license (other than nonexclusive licenses in the ordinary course of business), acquisition, or disposition of any business or businesses or assets that constitute or account for twenty percent (20%) or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries.

“Action” shall have the meaning set forth in Section 4.11(a).

“Affiliate” of any Person means with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Aggregate Option Exercise Price” means an amount equal to sum for all of the In the Money Options as of the Effective Time of (a) the number of shares of Company Common Stock issuable upon exercise of each In the Money Option, whether or not such In the Money Option is then exercisable, multiplied by (b) the exercise price of such In the Money Option, as set forth on the Consideration Certificate accepted by Parent (which acceptance shall not be unreasonably withheld, conditioned or delayed).

“Agreement” shall have the meaning set forth in the Preamble.

“Antitrust Laws” means the HSR Act and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Legal Requirements under any applicable jurisdictions, whether federal, state, local, or foreign.

“Applicable Date” shall have the meaning set forth in Section 2.4.

“Appraisal Share” shall have the meaning set forth in Section 1.9.

“Blue Sky Laws” shall have the meaning set forth in Section 2.2(c).

“Board Recommendation” shall have the meaning set forth in Section 4.6(a).

“Book Entry Shares” mean uncertificated shares of Company Common Stock represented by a book entry.

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“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions located in New York, New York are authorized pursuant to Legal Requirement to be closed and shall consist of the time period from 12:01 a.m. through 12:00 midnight at such location.

“Certificate of Merger” shall have the meaning set forth in Section 1.3.

“Change in Recommendation” shall have the meaning set forth in Section 4.6(b).

“Closing” shall have the meaning set forth in Section 1.3.

“Closing Agreement” shall have the meaning set forth in Section 2.10(k).

“Closing Date” shall have the meaning set forth in Section 1.3.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the Preamble.

“Company Balance Sheet” shall have the meaning set forth in Section 2.5(a).

“Company Benefit Plans” shall have the meaning set forth in Section 2.11(a).

“Company Board” shall have the meaning set forth in the Recitals, paragraph B.

“Company Common Stock” shall have the meaning set forth in Section 1.5(a)(i).

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a party; (b) by which the Company or any of its Subsidiaries or any asset of the Company or any of its Subsidiaries is or may become bound or under which the Company or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Credit Facility” means a Credit Agreement dated December 15, 2006 between the Company and the Company Lender, as amended by the Amendments to Line of Credit Note and Credit Agreement dated as of December 28, 2008 and December 28, 2010, and as further amended.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 8.7 and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

“Company IP” means all Intellectual Property owned, used, held for use, or exploited by the Company or any of the Company Subsidiaries, including all Owned Company IP and Licensed Company IP.

“Company Lender” means JPMorgan Chase Bank, N.A.

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“Company Material Adverse Effect” means events, violations, circumstances, or other matters which, individually or in the aggregate, had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions, or (iii) Parent’s ability to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided, however, that none of the following, or any effect relating to or resulting therefrom, shall be deemed either in and of itself, or in combination, to constitute, and none of them shall be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: (i) economic, financial market, or geopolitical conditions in general, (ii) general changes or developments in the industries in which the Company and its subsidiaries operate, (iii) the announcement of this Agreement and the Transactions, any actions or omissions of Parent or any of its Affiliates related to this Agreement, or any facts or circumstances concerning Parent or any of such Affiliates related to this Agreement, (iv) changes in Tax laws or regulations or applicable accounting regulations or principles or interpretations thereof, (v) changes in the market price or trading volume of the Company Common Stock (but not the underlying reasons therefor unless such reasons would otherwise be excepted from this definition), (vi) the failure by the Company to meet any expected or projected financial or operating performance target, as well as any change by the Company in any expected or projected financial or operating performance target (but not the underlying reasons therefor unless such reasons would otherwise be excepted from this definition), (vii) acts of God, national or international hostilities, war (whether or not declared) or terrorism, (viii) compliance with the terms and conditions of this Agreement by the Company or as consented to in writing by Parent or Merger Sub (ix) any breach of this Agreement by Parent or Merger Sub or (x) results for the quarter ended March 31, 2012 materially consistent with those set forth in Part 8.15 of the Company Disclosure Schedule, so long as, in the case of clauses (i), (ii), (iv) and (vii), the effect on the Company and its subsidiaries, taken as a whole, is not disproportionate to that on other companies in the industry in which the Company operates.

“Company Preferred Stock” means the preferred stock, $1.00 par value per share, of the Company.

“Company SEC Documents” shall have the meaning set forth in Section 2.4.

“Company Source Code” means any source code, or any portion, aspect, or segment of any source code, relating to any Proprietary Rights owned by or licensed to the Company or any of its Subsidiaries or otherwise used by the Company or any of its Subsidiaries.

“Company Stock-Based Right” shall have the meaning set forth in Section 2.3(d).

“Company Stock Certificate” means a valid certificate representing shares of Company Common Stock, including Restricted Shares.

“Company Stock Options” shall have the meaning set forth in Section 1.5(a)(ii).

“Company Stockholders” shall have the meaning set forth in the Recitals, paragraph B.

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“Company Stockholders Meeting” shall have the meaning set forth in Section 4.6(a).

“Confidentiality Agreement” means the non-disclosure agreement between the Company and Parent dated as of May 1, 2009, as modified by a letter agreement between the Company and Parent dated April 4, 2012.

“Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any Governmental Authorization).

“Consideration Certificate” shall have the meaning set forth in Section 5.3(b).

“Contemplated Transactions” shall have the meaning set forth in Section 2.2(a).

“Continuing Employees” shall have the meaning set forth in Section 4.13(c).

“Contract” means any written, oral, or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, or commitment or undertaking of any nature that is legally binding, but excluding sales and purchase orders entered into in the ordinary course of business.

“Copyrights” means all copyrights, copyrightable works, semiconductor topography and mask work rights, and applications for registration thereof, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights, and rights of ownership of copyrightable works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography, and mask work conventions.

“Department of Labor” means the United States Department of Labor.

“Department of the Treasury” means United States Department of the Treasury.

“DGCL” shall have the meaning set forth in the Recitals, paragraph A.

“D&O Insurance” shall have the meaning set forth in Section 4.11(b).

“D&O Tail Cost” shall have the meaning set forth in Section 4.11(b).

“Effective Time” shall have the meaning set forth in Section 1.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, and any restriction on the possession, exercise, or transfer of any other attribute of ownership of any asset).

“End Date” shall have the meaning set forth in Section 7.1(b).

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“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.

“Environmental Law” shall have the meaning set forth in Section 2.13(n).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“ERISA Affiliate” means with respect to any entity, trade or business, any other entity, trade, or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Facilities” means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company or any of its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company or any of its Subsidiaries.

“FCPA” shall have the meaning set forth in Section 2.19.

“GAAP” means generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the financial statements referred to in Section 2.5 were prepared.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, or Entity and any court or other tribunal).

“Hazardous Substance” shall have the meaning set forth in Section 2.13(n).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Persons” shall have the meaning set forth in Section 4.11(a).

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“Intellectual Property” means collectively, all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, whether owned, used, or held for use under license, whether registered or unregistered, including such rights in and to: (a) Trademarks, and the goodwill associated therewith, (b) Patents and inventions, invention disclosures, discoveries, and improvements, whether or not patentable, (c) Trade Secrets, customer and vendor lists, know how, and other confidential and/or proprietary information and rights to limit the use or disclosure thereof by any Person, (d) manufacturing, techniques and processes, (f) product models and drawings, CAD files, sketches and prototypes, (g) all works of authorship (whether copyrightable or not), Copyrights, and databases (or other collections of information, data works, or other materials), (h) software, including data files, source code, object code, firmware, mask works, application programming interfaces, computerized databases, and other software-related specifications and documentation, (i) specifications, designs and industrial designs, (j) Internet domain names, (k) rights of publicity and other rights to use the names and likeness of individuals, (l) moral rights, and (m) claims, causes of action, and defenses relating to the past, present, and future enforcement of any of the foregoing; in each case of (a) to (l) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Body in any jurisdiction.

“In the Money Options” means outstanding Company Stock Options as of the Effective Time having per share exercise prices of less than the Per Share Merger Consideration.

“IRS” shall have the meaning set forth in Section 2.10(d).

“Issued Patents” means all issued patents, reissued or reexamined patents, reexamination certificates, revivals of patents, utility models, certificates of invention, registrations of patents, and extensions thereof, regardless of country or formal name, issued by the United States Patent and Trademark Office and any other Governmental Body.

“Knowledge” means, with respect to the Company and its Subsidiaries, the actual knowledge, after reasonable inquiry, of the “named executive officers,” set forth in the Company definitive proxy statement for its 2012 Annual meeting filed with the SEC and that are still employed by the Company as of the date of this Agreement, or with respect to Parent, the actual knowledge, after reasonable inquiry, of the executive officers of Parent.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body, or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq).

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“License Agreement” means any Contract, whether written or oral, and any amendments thereto (including license agreements, sub-license agreements, consulting agreements, research agreements, development agreements, distribution agreements, consent to use agreements, customer or client contracts, coexistence, nonassertion or settlement agreements), pursuant to which any interest in, or any right to use or exploit, any Intellectual Property has been granted.

“Licensed Company IP” means the Intellectual Property owned by a third party that the Company or any of the Company Subsidiaries has a right to use or exploit by virtue of a License Agreement.

“Material Contract” shall have the meaning set forth in Section 2.15(a).

“Merger” shall have the meaning set forth in the Recitals, paragraph A.

“Merger Sub” shall have the meaning set forth in the Preamble.

“Nasdaq” means the Nasdaq Stock Market.

“National Labor Relations Board” means the National Labor Relations Board, an independent agency of the U.S. government created by Congress pursuant to the National Labor Relations Act.

“Off-Balance Sheet Arrangement” means off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K of the SEC.

“Option Merger Consideration” shall have the meaning set forth in Section 1.5(a)(ii).

“Order” means any order, injunction, judgment, decree, ruling, stipulation, assessment, or arbitration award of any Governmental Body or arbitrator.

“Organizational Documents” shall have the meaning set forth in Section 2.1(b).

“Outstanding Shares” shall have the meaning set forth in Section 2.3(b)(i).

“Owned Company IP” means the Intellectual Property that is owned by the Company or any of its Subsidiaries.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Board” shall have the meaning set forth in the Recitals, paragraph C.

“Parent Material Adverse Effect” means any change, effect, event, or occurrence that prevents or materially impedes, interferes with, hinders, or delays the ability of Parent or Merger Sub to consummate the Merger or any of the other Contemplated Transactions or to perform any of their respective obligations under this Agreement.

“Part” means a part or section of the Company Disclosure Schedule.

“Party” means a party to the Agreement.

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“Patents” means the Issued Patents and the Patent Applications, world-wide.

“Patent Applications” means all published or unpublished nonprovisional and provisional patent applications, reexamination proceedings, reissue proceedings, invention disclosures, and records of invention.

“Paying Agent” shall have the meaning set forth in Section 1.7(a)(i).

“Payment Fund” shall have the meaning set forth in Section 1.7(a)(i).

“Permitted Lien” shall have the meaning set forth in Section 2.9.

“Per Share Merger Consideration” means $2.15.

“PBGC” means the Pension Benefit Guaranty Corporation, an independent agency of the U.S. government created by ERISA.

“Person” means any individual, Entity, or Governmental Body.

“Pre-Closing Period” shall have the meaning set forth in Section 4.1(a).

“Proprietary Rights” means any: (a)(i) Issued Patents, (ii) Patent Applications, (iii) Trademarks, fictitious business names, and domain name registrations, (iv) Copyrights, (v) Trade Secrets, know-how, and (vi) all other ideas, inventions, designs, manufacturing and operating specifications, technical data, and other intangible assets, intellectual properties, and rights (whether or not appropriate steps have been taken to protect, under applicable Legal Requirements, such other intangible assets, properties, or rights); or (b) any right to use or exploit any of the foregoing.

“Proxy Statement” means a proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting.

“Registered Copyrights” means all Copyrights for which registrations have been obtained or applications for registration have been filed in the United States Copyright Office or any other Governmental Body.

“Registered Trademarks” means all Trademarks for which registrations have been obtained or applications for registration have been filed in the United States Patent and Trademark Office or any other Governmental Body.

“Regulation S-K” means SEC Regulation S-K.

“Regulation S-X” means SEC Regulation S-X.

“Release” shall have the meaning set forth in Section 2.13(n).

“Representatives” means officers, directors, employees, managers, agents, attorneys, accountants, advisors, and representatives.

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“Required Stockholder Vote” shall have the meaning set forth in Section 2.2(a).

“Reverse Termination Fee” shall have the meaning set forth in Section 7.3(c).

“SEC” means the United States Securities and Exchange Commission.

“Secretary of State” shall have the meaning set forth in Section 1.3.

“Section 262” shall have the meaning set forth in Section 1.9.

“Securities Act” means the Securities Act of 1933, as amended.

“Solicited Person” shall have the meaning set forth in Section 4.4(a).

“Subsidiary” means an Entity of which the Company directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

“Superior Proposal” shall mean any bona fide Acquisition Proposal (except that all references to “20%” in the definition of “Acquisition Proposal” shall be replaced with 50%) made by any Person (other than a Party to this Agreement), which the Company Board determines in its good faith judgment (after consultation with their financial advisor and outside legal counsel and after taking into account all material legal, financial (including the financing terms thereof), regulatory, timing and other material aspects of the proposal, as well as any modification to this Agreement that the Parent and Merger Sub agree in writing to make in accordance with Section 4.6(c)), (A) is on terms that are more favorable to the Company Stockholders than the Contemplated Transactions and (B) is capable of being consummated within a reasonable period of time.

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or fee, and any related charge or amount (including any fine, penalty, or interest), imposed, assessed, or collected by or under the authority of any Governmental Body, including any interest, penalties or additions to tax applicable or related thereto whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

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“Tax Ruling” shall have the meaning set forth in Section 2.10(k).

“Taxing Authority” means any Governmental Body having jurisdiction in matters relating to Tax matters.

“Termination Fee” shall have the meaning set forth in Section 7.3(b).

“Termination Severance Agreements” shall have the meaning set forth in Section 2.7(h).

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, vendor lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods, and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection Legal Requirements.

“Trademarks” means , on a world-wide basis, all (a) common law trademarks, service marks, all other types of marks, logos, insignias, designs, names, or other symbols, (b) applications for registration of trademarks, service marks, all other types of marks, logos, insignias, designs, names, or other symbols, and (c) trademarks, service marks, all other types of marks, logos, insignias, designs, names, or other symbols for which registrations has been obtained.

“United States Treasury Regulations” means all temporary and final regulations promulgated under the Code by the Department of the Treasury.

“U.S.C.” means the United States Code of 1926, as amended.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

Tii NETWORK TECHNOLOGIES, INC.

By:	/s/ Brian J. Kelley
Name:	Brian J. Kelley
Title:	President and Chief Executive Officer

KELTA, INC.

By:	/s/ Parag Mehta
Name:	Parag Mehta
Title:	President

KELTA NETWORKS, INC.

By:	/s/ Parag Mehta
Name:	Parag Mehta
Title:	President

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ANNEX B

OEM Capital

Technology Investment Banking

Software — Communications — Computers — Electronics

May 13, 2012

Board of Directors

Tii Network Technologies, Inc.

141 Rodeo Drive

Edgewood, NY 11717

Re:   Tii Network Technologies, Inc. Fairness Opinion

Dear Sirs:

The Board of Directors of Tii Network Technologies, Inc., a Delaware corporation (“Tii” or the “Company”) has contacted OEM Capital Corp. (“OEM Capital”) and requested our opinion as investment bankers (the “Fairness Opinion”) as to whether the terms of the Transaction (as defined below) are fair from a financial point of view to the Company and its shareholders (the “Engagement”).

We understand that Tii is party to an Agreement and Plan of Merger by and among Tii, Kelta Incorporated, a Delaware corporation (“Kelta”), and Kelta Networks, Inc., a Delaware corporation and wholly owned subsidiary of Kelta (“Merger Sub”), dated May 13, 2012 (the “Agreement”). The Agreement provides that Tii will effect a merger of Merger Sub with and into Tii, with Tii remaining as the surviving entity. Each share of the common stock of Tii, par value $0.01, will be converted into a right to receive cash consideration. Further, each outstanding incentive or nonqualified option to purchase Tii’s common stock through its various employee share option and compensation plans shall become fully exercisable and vested, and subsequently cancelled with the holder of such option having a right to receive cash consideration. As a result of these and other provisions contained in the Agreement, Tii will become a wholly-owned subsidiary of Kelta. (Hereinafter, the merger contemplated under the Agreement will be referred to as the “Transaction”).

As you are aware, OEM Capital previously acted as financial advisor to Tii regarding Tii’s acquisition of Porta Systems in 2009 and 2010, and we have received a fee for our services in that capacity.

In the course of this Engagement, we have reviewed certain financial and business information as provided by the Company as well as from publicly available independent sources. For purposes of the Fairness Opinion, we have reviewed the following:

(1)	Reviewed historical financial statements of the Company audited by KPMG, Tii’s auditors;

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OEM Capital

(2)	Certain internal financial statements and other financial and operating data concerning the Company as prepared by its management team;
(3)	Certain financial projections prepared by the management of the Company, as of May 9, 2012;
(4)	Discussions with senior executives of the Tii as to past and current operations and financial condition and prospects of the Company;
(5)	Reported stock prices and trading volume of the Company s common stock;
(6)	The financial performance of the Company and the prices and trading volume its common stock relative to and in comparison with that of certain other publicly-traded companies in the industry and their securities;
(7)	The Agreement with Kelta and certain related documents; and
(8)	The financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions of similar companies to the Company.

In giving this Fairness Opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available or provided to us by Tii for purposes of this Fairness Opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have relied upon, without independent verification, the assessment by the management of Tii of the Company’s products, and the validity of, and risks associated with, the Company’s existing and future products. We have not made any independent evaluation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such evaluation or appraisal. Our Fairness Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this Fairness Opinion, we do not have any obligation to update, revise, or reaffirm this Fairness Opinion. OEM Capital expresses no opinion as to the Company’s underlying business decision to effect the Transaction. We have not been asked, nor have we provided, an opinion of appropriateness to the shareholders of the inclusion of any “go-shop” or “no-shop” provision in the Agreement. We disclaim any and all liability arising from the inclusion of such a “go-shop” or “no-shop” provision in the Agreement. Furthermore, we express no opinion regarding the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the compensation to the public shareholders of the Company.

As part of its current engagement by the Company regarding this Transaction, OEM Capital is also acting as financial advisor to the Board of Directors. We will receive a fee for our services rendered in this Engagement, a portion of which we have already received, and the balance of which we will receive upon the delivery to the Board of Directors of this Fairness Opinion. Our fee is not contingent on the success of the Transaction being consummated. In addition, the Company has agreed to indemnify us from certain liabilities arising out of this Engagement.

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OEM Capital

In addition to this Engagement, OEM Capital has been retained to provide financial advisory services with respect to any unsolicited offers that may be made during the no-shop period of the Transaction. We will also receive a fee for our services rendered in this capacity.

Based upon and subject to the foregoing, our experience as investment bankers, on the basis of our review and analysis and such other factors as we deemed relevant, it is our opinion, as of the date hereof, that the terms of the Transaction are fair from a financial point of view to the Company and its shareholders.

The issuance of this opinion has been approved by a fairness opinion committee of OEM Capital. This letter is provided to the Board of Directors of Tii in connection with and for the purposes of its evaluation of the Transaction. This Fairness Opinion does not constitute a recommendation to any shareholder of Tii as to how such shareholder should vote with respect to the Transaction or any other matter.

It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent; except that the Company may include information concerning this Fairness Opinion in any filing required by applicable securities laws; provided, however, that such disclosure must meet with OEM Capital’s reasonable approval.

Very truly yours,

OEM CAPITAL CORP.

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ANNEX C

THE GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

SECTION 262.   APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

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(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

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(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

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(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM EST on [●], 2012.

Vote by Internet

- Go to **www.envisionreports.com/TIII**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

Proposal	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of May 13, 2012, by and among Kelta, Inc., Kelta Networks, Inc., and Tii Network Technologies, Inc.	☐	☐	☐
2. To approve, on a non-binding advisory basis the compensation that may be paid or become payable to the Company's named executive officers in connection with the merger.	☐	☐	☐
3. To adjourn or postpone the special meeting, if necessary, to allow for the solicitation of additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as an attorney, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1UPX 1404091

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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01HLVB

2012 Annual Meeting Admission Ticket

2012 Annual Meeting of
Tii Network Technologies, Inc. Stockholders
[•], 2012, 2012, 10:00 a.m. Local Time
Sheraton Long Island Hotel

110 Vanderbilt Motor Parkway

Hauppauge, NY 11787

Upon arrival, please present this admission ticket.

DIRECTIONS TO ANNUAL MEETING OF STOCKHOLDERS

The hotel is located at 110 Vanderbilt Motor Parkway in Hauppauge, on Long Island, New York, approximately 40 miles east of the Queens Midtown Tunnel in New York City. The following are directions to the hotel. You can also call the hotel for directions. The telephone number of the hotel is (631) 231-1100.

From Points West (including New York City) of Hauppauge, New York: Take the Long Island Expressway (I-495) east to Exit 53. After exiting I-495, continue on the Service Road, and, past the Sagtikos Parkway, follow the sign for Wicks Road. Make a left onto Wicks Road and then make a right at the first traffic light onto Motor Parkway. The hotel will be on your left.

From Points East of Hauppauge, New York: Take the Long Island Expressway (I-495) west to Exit 53. Take the ramp toward Wicks Road. Then turn right at the first traffic light onto Motor Parkway. The hotel will be on your left.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

tii

Proxy — TII NETWORK TECHNOLOGIES, INC.

Special Meeting of Stockholders, [•], 2012
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of Tii Network Technologies, Inc., a Delaware corporation (the "Company"), hereby appoints Brian J. Kelley and Stacey L. Moran, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the special meeting of stockholders of the Company to be held on [•], 2012 at 10:00 a.m. local time, at the Sheraton Long Island Hotel located at 110 Vanderbilt Motor Parkway, Hauppauge, New York, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

The shares represented by this Proxy shall be voted in the manner set forth on the reverse side. **If signed and no direction is given for any item, the shares represented by this Proxy will be voted "FOR" the proposal to approve and adopt the merger agreement, "FOR" approval of the nonbinding advisory proposal regarding executive compensation and "FOR" the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.** The shares represented by this proxy will be voted in the discretion of said proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

The undersigned hereby revokes all previous proxies and acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on [•], 2012 and the related Proxy Statement.